UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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WebMD Health Corp.

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WEBMD HEALTH CORP.
111 Eighth Avenue
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 4, 2011

To the Stockholders of WebMD Health Corp.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Health Corp. will be held at 9:30 a.m., Eastern time, on October 4, 2011, at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, for the following purposes:

1. To elect three Class III directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2014 or until his successor is elected and has qualified or his earlier resignation or removal;

2. To conduct an advisory vote on WebMD’s executive compensation;

3. To conduct an advisory vote on the frequency of future advisory votes on WebMD’s executive compensation;

4. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2011; and

5. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 10, 2011 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of WebMD Health Corp.

Douglas W. Wamsley
Executive Vice President,
General Counsel and Secretary

New York, New York
August 15, 2011

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 4, 2011
FORWARD-LOOKING STATEMENTS
WEBMD HEALTH CORP. 2010 ANNUAL REPORT
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 4, 2011
SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
VOTING RIGHTS AND RELATED MATTERS
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
NON-EMPLOYEE DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4.
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
MISCELLANEOUS

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in Annex F to this Proxy Statement and in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.

The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

Annexes A through G of this Proxy Statement are the portions of WebMD’s Annual Report on Form 10-K for the year ended December 31, 2010 that would have been included in the 2010 Annual Report to Stockholders required to be distributed with this Proxy Statement. For 2010, WebMD will not be distributing a stand-alone Annual Report document. Annexes A through G, together with other information contained in this Proxy Statement, contain all of the information that WebMD would have included in a 2010 Annual Report to Stockholders.

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WEBMD HEALTH CORP.
111 Eighth Avenue
New York, New York 10011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 4, 2011

This Proxy Statement and the enclosed form of proxy (which we sometimes refer to as a Proxy Card) are furnished to stockholders of WebMD Health Corp., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.01 per share, for use at our Annual Meeting of Stockholders to be held on October 4, 2011, at 9:30 a.m., Eastern time, at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York, and at any adjournment or postponement thereof. The date of this Proxy Statement is August 15, 2011 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 19, 2011.

SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be voted on at the Annual Meeting:

•	Proposal 1 — Election of three Class III directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2014 or until his successor is elected and has qualified or his earlier resignation or removal. The nominees are:

Jerome C. Keller
Herman Sarkowsky
Martin J. Wygod

Our Board of Directors recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1.

•	Proposal 2 — We are providing stockholders of WebMD with the opportunity to make an advisory vote on WebMD’s executive compensation (which is commonly referred to as a “Say-on-Pay Vote” and we sometimes used that name in this Proxy Statement). As described more fully in Proposal 2, this Say-on-Pay Vote is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate their views on overall compensation practices relating to the Named Executive Officers whose compensation is described in this Proxy Statement. While the Say-on-Pay Vote is advisory and is not binding, the Compensation Committee of our Board intends to take into account the outcome of the vote when making future determinations relating to executive compensation. On behalf of our Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

•	Proposal 3 — We are asking our stockholders to express a preference as to whether WebMD should hold future Say-on-Pay Votes every one year, two years or three years. Proposal 3 is an advisory vote and is not binding. The Compensation Committee believes that it will benefit from the input it would receive by our holding Say-on-Pay Votes every year. However, if the stockholder vote on Proposal 3 favors a different preference, the Compensation Committee will carefully consider the results of the vote in determining how often WebMD will hold future Say-on-Pay Votes. On behalf of our Board of Directors, the Compensation Committee recommends a vote to hold future Say-on-Pay Votes every “ONE YEAR.”

•	Proposal 4 — A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2011. If shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. Our Board of Directors recommends a vote “FOR” Proposal 4.

VOTING RIGHTS AND RELATED MATTERS

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	“FOR” the election of each of the nominees for director listed below in Proposal 1;

•	“FOR” the approval, on an advisory basis, of WebMD executive compensation as described in this Proxy Statement;

•	to approve, on an advisory basis, conducting future advisory votes on executive compensation every “ONE YEAR”; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2011.

None of the proposals requires the approval of any other proposal to become effective.

There are no other matters that the Board intends to present, or has reason to believe others will present, for action at the Annual Meeting. If you have returned your signed and completed Proxy Card and other matters are properly presented for voting at the Annual Meeting, the persons named in the Proxy Card will have discretion to vote, on your behalf, on these matters in accordance with their judgment.

A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on August 10, 2011 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. No other voting securities of WebMD are outstanding. Votes may be cast either in person or by properly executed proxy.

As of the close of business on the record date, there were 58,672,692 shares of our Common Stock outstanding and entitled to vote held of record by approximately 1,750 stockholders, although we believe that there are more than 30,000 beneficial owners of our Common Stock. Unvested shares of restricted Common Stock granted under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as WebMD Restricted Stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Common Stock.

Vote and Quorum Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of WebMD Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a “broker non-vote”). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. On all matters to be considered at the Annual Meeting, each share of WebMD Common Stock is entitled to one vote per share.

Proposal 1 (Election of Directors).  Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the five nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (Advisory Vote on Executive Compensation) and Proposal 4 (Ratification of Appointment of Independent Registered Public Accounting Firm).  The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote on the matter is required (a) to approve, on an advisory basis, WebMD’s executive compensation and (b) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor. Abstentions with respect to Proposal 2 or Proposal 4 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of the respective proposal. Accordingly, an abstention from voting on Proposal 2 or Proposal 4 will have the same effect as a vote “AGAINST” the respective proposal. Broker non-votes will have no impact on these proposals since shares that have not been voted by brokers are not considered “shares present” for voting purposes.

Proposal 3 (Advisory Vote on Frequency of Future Say-on-Pay Votes).  A plurality of the votes duly cast will be deemed to indicate, on an advisory basis, the frequency of future Say-on-Pay Votes preferred by WebMD stockholders. Accordingly, the selection receiving the greatest number of votes will be deemed to represent the preferred choice. Abstentions and broker “non-votes” will result in fewer votes being cast for the specific frequencies that stockholders may choose among, but will not have any effect on calculating which choice receives the greatest number of votes.

Expenses of Proxy Solicitation

We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list our directors and executive officers and are followed by biographical information about them. The biographical information regarding each member of our Board of Directors ends with a statement regarding that member’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year).

Directors

Name	Age	Positions

Mark J. Adler, M.D.(3)	54	Director; Chairman of the Compensation Committee
Kevin M. Cameron	45	Director
Neil F. Dimick(1)(2)(4)	62	Director; Chairman of the Nominating & Governance Committee
Wayne T. Gattinella(1)	59	Director; Chief Executive Officer and President
Jerome C. Keller(4)	69	Director
James V. Manning(1)(2)	64	Director; Chairman of the Audit Committee
Abdool Rahim Moossa, M.D.(4)	71	Director
Herman Sarkowsky(3)	86	Director
Joseph E. Smith(3)	72	Director
Stanley S. Trotman, Jr.(1)(2)	68	Director
Martin J. Wygod(1)	71	Chairman of the Board

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating & Governance Committee

For a description of each of the standing committees of the Board of Directors and other corporate governance matters, see “Corporate Governance” below.

Executive Officers

Name	Age	Positions

Wayne T. Gattinella	59	Chief Executive Officer and President
Anthony Vuolo	53	Chief Operating Officer and Chief Financial Officer
Gregory A. Mason	48	Executive Vice President, Consumer Services
William Pence	48	Executive Vice President and Chief Technology Officer
Douglas W. Wamsley	52	Executive Vice President, General Counsel and Secretary
Martin J. Wygod	71	Chairman of the Board
Steven Zatz, M.D.	54	Executive Vice President, Professional Services

Mark J. Adler, M.D. has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of our merger with HLTH Corporation, our former parent company, in October 2009 (which we refer to as the Merger), Dr. Adler was a member of HLTH’s Board of Directors and from 1999 until September 2000, had been a director of a predecessor company. Dr. Adler is an oncologist and served, for over 10 years, as Chief Executive Officer of the San Diego Cancer Center until its acquisition in February 2011 by the University of California. He continues as director of this cancer center and is a director of the San Diego Cancer Research Institute. Until April 2006, he had also served, for more than five years, as the Chief Executive Officer of the combined internal medicine and oncology group of Medical Group of North County in San Diego, California. Dr. Adler’s qualifications for membership on WebMD’s Board of Directors include: his many years of experience as a physician and an executive of a physician practice; and his prior service as a director of WebMD, HLTH and predecessor companies.

Kevin M. Cameron became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Cameron had been a member of HLTH’s Board of Directors from October 2004 until the Merger. He also served as Chief Executive Officer of HLTH from October 2004 until February 2008, when he went on medical leave. Since November 2009, Mr. Cameron has served as Special Advisor to the Chairman of WebMD. From November 2005 until November 2006, Mr. Cameron also served as Acting CEO of Emdeon Business Services, which was then one of HLTH’s segments. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman of HLTH. From September 2000 to January 2002, he served as Executive Vice President, Business Development of HLTH and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with HLTH in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to HLTH. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney. Mr. Cameron’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive of WebMD and predecessor companies (including his service as Chief Executive Officer of HLTH) and on HLTH’s Board; and his experience as an investment banker specializing in healthcare, as described above.

Neil F. Dimick has been a member of WebMD’s Board of Directors since September 2005. From December 2002 until completion of the Merger in October 2009, Mr. Dimick was a member of HLTH’s Board of Directors. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002, and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the boards of directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease. Mr. Dimick’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD and HLTH; his experience as a director of other public companies, as described above; his experience as a public company chief financial officer, as described above; and his experience prior to that as a CPA and partner of a major public accounting firm.

Wayne T. Gattinella has served as Chief Executive Officer and President of WebMD and as a member of WebMD’s Board of Directors since 2005 and served as President of HLTH’s WebMD segment from the time he joined HLTH in 2001 until the Merger. From 2000 to 2001, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for People PC, an Internet services provider. Mr. Gattinella had previously held senior management positions with Merck-Medco (now Medco Health Solutions) and MCI Telecommunications. Mr. Gattinella is a member of the Board of Trustees of the Drexel University College of Medicine. Mr. Gattinella serves as a member of the WebMD Board based on his role as Chief Executive Officer of WebMD and the Board’s belief that the Chief Executive Officer should be a member of the Board.

Jerome C. Keller has been a member of WebMD’s Board of Directors since September 2005. From 1997 until he retired in October 2005, Mr. Keller served as Senior Vice President, Sales and Marketing at Martek Biosciences Corporation, a company that develops and sells microalgae products, and he served, from October 2005 until its acquisition by Royal DSM N.V. in February 2011, as a member of its Board of Directors. He served as Vice President of Sales for Merck & Co. Inc., a pharmaceutical company, from 1986 to 1993. Mr. Keller’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a member of the WebMD Board; his service on the Board of Directors of Martek; and his many years of experience as an executive of and consultant to pharmaceutical manufacturers and other healthcare companies.

James V. Manning has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of the Merger in October 2009, Mr. Manning was a member of HLTH’s Board of Directors. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Manning’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies in the healthcare industry; his experience as a chief financial officer of several public companies (including of Medco Containment Services, Inc. for more than five years prior to 1994); and his experience prior to that as a CPA and partner of a major public accounting firm.

Gregory A. Mason joined WebMD as Executive Vice President, Consumer Services in June 2011. From 2010 until joining WebMD, Mr. Mason served as Senior Vice President and General Manager of the Technology, Business & News Division of CBS Interactive, the online operations of CBS Corporation. For more than five years prior to that, he served in various management positions at CBS Interactive and, prior to its acquisition by CBS, at CNET, an online media company with a focus on technology.

Abdool Rahim Moossa, M.D. has been a member of WebMD’s Board of Directors since September 2005. Since 2003, he has served as the Distinguished Professor of Surgery and Emeritus Chairman of the Department of Surgery, at the School of Medicine, University of California, San Diego (UCSD). From 2003 to 2009, Dr. Moossa also served as Associate Dean and Special Counsel to the Vice Chancellor for Health Sciences and Director of Tertiary and Quaternary Referral Services for UCSD. Prior to that, he served as Professor and Chairman, Department of Surgery, UCSD from 1983 to 2003. He also serves as a member of the board of directors of the Foundation for Surgical Education. Dr. Moossa’s qualifications for membership on WebMD’s Board of Directors include: his prior service on the WebMD Board; and his many years of experience as a physician and as an educator of physicians.

William Pence joined WebMD as Executive Vice President and Chief Technology Officer in November 2007. Before joining WebMD, Mr. Pence had served as Chief Technology Officer and Senior Vice President at Napster since 2003. From 2000 to 2003, Mr. Pence was the Chief Technology Officer for Universal Music Group’s online initiatives and for the pressplay joint venture with Sony. That joint venture later served as the basis for the relaunched Napster service. Previously, Mr. Pence spent more than a decade at IBM, where he held various technology management positions in research as well as in the software division, focused on guiding research and development and commercializing technology for IBM product divisions. Mr. Pence received a Bachelor of Science in Physics from the University of Virginia, and a Ph.D. in Electrical Engineering from Cornell University.

Herman Sarkowsky became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Sarkowsky was a member of HLTH’s Board of Directors from November 2000 until the Merger. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years. Since July 2010, Mr. Sarkowsky has been a member of the Board of Directors of Power Efficiency Corp., which develops and markets energy saving technologies for electric motors. Since 2009, Mr. Sarkowsky has been a member of The UW Medicine Board, which advises and assists the chief executive officer and the dean of the School of Medicine of the University of Washington in strategic planning and oversight of programs across UW Medicine. Prior to that, Mr. Sarkowsky served on the University of Washington Hospital Board for 12 years, during two of which he was chairman of that board. Mr. Sarkowsky’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies; his service on the other boards described above; and his experience as an investor in public and private companies.

Joseph E. Smith became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Smith was a member of HLTH’s Board of Directors from September 2000 until the Merger. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith is a member of the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and serves as Lead Director of that board. He is a member of the Board of Trustees of the International Longevity

Center, a non-profit organization. Mr. Smith’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and a predecessor company; his many years of experience as an executive of a pharmaceutical manufacturer; and his service on the boards of other public and private companies in the healthcare industry.

Stanley S. Trotman, Jr. has been a member of WebMD’s Board of Directors since September 2005. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after it acquired, in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He serves as a member of the board of directors of American Shared Hospital Services, a public company that provides radio surgery services to medical centers for use in brain surgery. He also serves as a director of Ascend Health Care Corp., a privately held company that provides services to acute psychiatric patients. Mr. Trotman’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD; his experience as a director of other public and private companies in various aspects of the healthcare industry; and his experience as an investment banker specializing in healthcare companies.

Anthony Vuolo has been Chief Financial Officer of WebMD since November 2009 and Chief Operating Officer of WebMD since July 2007. From May 2005 until August 2007, Mr. Vuolo served as Executive Vice President and Chief Financial Officer of WebMD. Prior to that, Mr. Vuolo served in senior financial, operational and business development positions at HLTH and its predecessors for more than ten years.

Douglas W. Wamsley has, since July 2005, served as Executive Vice President, General Counsel and Secretary of WebMD. From September 2001 until July 2005, Mr. Wamsley served as Senior Vice President — Legal of HLTH, focusing on its WebMD segment.

Martin J. Wygod has, since May 2005, served as Chairman of the Board of WebMD. From March 2001 until the Merger in October 2009, Mr. Wygod served as HLTH’s Chairman of the Board and served as a member of its Board of Directors from September 2000 until the Merger. Mr. Wygod also served as HLTH’s Acting Chief Executive Officer from February 2008 until the Merger and as its Chief Executive Officer from September 2000 until May 2003. He is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc. Mr. Wygod’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive officer and director of WebMD, HLTH and predecessor companies and as an executive officer and director of other companies in the healthcare industry.

Steven Zatz, M.D. has, since July 2005, served as Executive Vice President, Professional Services of WebMD. From October 2000 to July 2005, Dr. Zatz had similar responsibilities at HLTH, where he focused on the physician portals. Dr. Zatz was Senior Vice President, Medical Director of CareInsite, Inc. from June 1999 until its acquisition by HLTH in September 2000. Prior to joining CareInsite, Dr. Zatz was a Senior Vice President of RR Donnelley Financial in charge of its healthcare business from October 1998 to May 1999. From August 1995 to May 1998, Dr. Zatz was President of Physicians’ Online, an online portal for physicians.

No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of WebMD and any other person pursuant to which any of them were selected as a director or executive officer, except that Messrs. Cameron, Sarkowsky and Smith were originally appointed as directors of WebMD in connection with the Merger in October 2009, pursuant to the merger agreement between HLTH and WebMD.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of WebMD Common Stock, as of August 1, 2011 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of the outstanding shares of WebMD Common Stock, by each of our directors, by each of our Named Executive Officers and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011.

Name and Address	Common			Total	Percent of
of Beneficial Owner	Stock(1)		Other(2)	Shares	Outstanding(2)

FMR LLC(3)	4,096,640		—	4,096,640	7.0%
82 Devonshire Street
Boston, MA 02109
Kensico Capital Management Corporation, Michael
Lowenstein and Thomas J. Coleman(4)	3,446,029		—	3,446,028	5.9%
55 Railroad Avenue, 2nd Floor
Greenwich, CT 06830
Mark J. Adler, M.D.	9,656	(5)	36,065	45,721	*
Kevin M. Cameron	153,694	(6)	804,411	958,105	1.6%
Neil F. Dimick	17,041		103,958	120,999	*
Wayne T. Gattinella	138,671	(7)	191,100	329,771	*
Jerome C. Keller	10,069	(8)	46,200	56,269	*
James V. Manning	210,853	(9)	4,443	215,296	*
Abdool Rahim Moossa	4,341		26,400	30,741	*
William Pence	33,344	(10)	131,250	164,594	*
Herman Sarkowsky	101,904	(11)	83,476	185,380	*
Joseph E. Smith	35,532		88,364	123,896	*
Stanley S. Trotman, Jr.	38,142	(12)	46,200	84,342	*
Anthony Vuolo	188,709	(13)	113,996	302,705	*
Martin J. Wygod	1,467,444	(14)	89,860	1,557,304	2.7%
Steven Zatz, M.D.	57,948	(15)	18,750	76,698	*
All executive officers and directors as a group (16 persons)	2,557,335		1,853,223	4,410,558	7.3%

*	Less than 1%.

(1)	The amounts set forth in this column include shares of WebMD Common Stock held in the accounts of Messrs. Cameron, Keller and Wygod and Dr. Zatz in the 401(k) Plan (which we refer to in this table as 401(k) Plan Shares) in the respective amounts stated in the footnotes below, all of which are vested in accordance with terms of the Plan. The amount set forth in this column for “All executive officers and directors as a group” includes 556 401(k) Plan Shares, all of which are vested in accordance with the terms of the 401(k) Plan.

Certain of the individuals listed in this table are beneficial owners of shares of unvested WebMD Restricted Stock in the respective amounts stated in the footnotes below. Holders of WebMD Restricted Stock have voting power, but not dispositive power, with respect to unvested shares of WebMD Restricted Stock.

(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other,” with respect to each person listed, the number of shares of WebMD Common Stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of August 1, 2011. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of August 1, 2011 (which was 58,666,229, including all outstanding unvested shares of WebMD

Restricted Stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	This amount is based upon information disclosed by FMR LLC, Fidelity Management & Research Company and Edward C. Johnson, 3d in an amended Schedule 13G filed with the SEC reporting that FMR LLC and the other members of the filing group had, as of July 31, 2011, sole power to vote or to direct the vote of 589 shares of WebMD Common Stock and sole power to dispose of or to direct the disposition of 4,096,640 shares of WebMD Common Stock. Sole power to vote the other shares of WebMD Common Stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares.

(4)	The information shown is as of December 31, 2010 and is based upon information disclosed by Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman in a Schedule 13G filed with the SEC. Such persons reported that they had shared power to dispose of or to direct the disposition of 3,446,028 shares of WebMD Common Stock.

(5)	Includes: 6,390 shares held by Dr. Adler; 3,000 shares held by Dr. Adler through an IRA; and 266 shares held by Dr. Adler’s son.

(6)	Includes: 36,125 shares held by Mr. Cameron; 69 401(k) Plan Shares; and 117,500 unvested shares of WebMD Restricted Stock.

(7)	Includes: 86,171 shares held by Mr. Gattinella; and 52,500 unvested shares of WebMD Restricted Stock.

(8)	Includes: 10,000 shares held by Mr. Keller; and 69 401(k) Plan Shares.

(9)	Includes: 203,965 shares held by Mr. Manning; 5,555 shares held by Mr. Manning through an IRA; and 1,333 shares held by Mr. Manning’s wife through an IRA.

(10)	Includes: 1,344 shares held by Mr. Pence; and 32,000 unvested shares of WebMD Restricted Stock.

(11)	Includes: 86,904 shares held by Mr. Sarkowsky; 2,000 shares held by Mr. Sarkowsky’s wife; 3,000 shares held by SPF Holdings (an entity controlled by Mr. Sarkowsky); and 10,000 shares held by The Sarkowsky Family LLP (an entity controlled by Mr. Sarkowsky).

(12)	Includes: 27,207 shares held by Mr. Trotman; and 10,935 shares held by The Stanley S. Trotman, Jr. Trust, of which Mr. Trotman is a trustee.

(13)	Includes: 116,209 shares held by Mr. Vuolo; and 72,500 unvested shares of WebMD Restricted Stock.

(14)	Includes: 40,769 shares held by Mr. Wygod; 105 401(k) Plan Shares; 322,078 unvested shares of WebMD Restricted Stock; 1,070,575 shares held by The Wygod Family Revocable Living Trust, of which Mr. Wygod is a trustee and shares voting and dispositive power; 2,222 shares held by Mr. Wygod’s spouse through an IRA; and 31,695 shares held by SYNC, Inc., which is controlled by Mr. Wygod.

(15)	Includes: 26,344 shares held by Dr. Zatz; 104 401(k) Plan Shares; and 31,500 unvested shares of WebMD Restricted Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a), except that, due to an administrative error, a Form 4 reporting the sale of 4,138 shares of WebMD Common Stock by Mr. Pence on August 30, 2010 (due on the second business day after that) was not filed until November 9, 2010.

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1 is the election of three Class III directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2014 or until his successor is elected and has qualified or his earlier resignation or removal.

WebMD’s Board of Directors has eleven members and, under its Restated Certificate of Incorporation, is divided into three classes. Under WebMD’s Restated Certificate of Incorporation, at each of its Annual Meetings, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the three Class III directors, Jerome C. Keller, Herman Sarkowsky and Martin J. Wygod, will expire. The terms of Mark J. Adler, M.D., Neil F. Dimick, James V. Manning and Joseph E. Smith will expire at the Annual Meeting in 2012; and the terms of Kevin M. Cameron, Wayne T. Gattinella, Stanley S. Trotman and Abdool Rahim Moossa, M.D. will expire at the Annual Meeting in 2013.

The Board of Directors, based on the recommendation of the Nominating & Governance Committee of the Board, has nominated Messrs. Keller, Sarkowsky and Wygod for re-election at the Annual Meeting, each to serve a three-year term expiring at the Annual Meeting in 2014 or until his successor is elected and has qualified or his earlier resignation or removal. The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

The persons named in the enclosed proxy intend to vote for the election of Messrs. Keller, Sarkowsky and Wygod, unless you indicate on the Proxy Card that your vote should be withheld.

WebMD has inquired of each nominee and has determined that each will serve if elected. While WebMD’s Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.

For biographical information regarding the nominees and other directors and information regarding each nominee’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board, see “Directors and Executive Officers” above. For information regarding corporate governance and related matters involving WebMD’s Board of Directors and its committees, see “Corporate Governance” below. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors has eleven members. Three of the members are employees of WebMD and the other eight are “Non-Employee Directors.” The three employee directors are: Mr. Gattinella, our Chief Executive Officer; Mr. Wygod, Chairman of the Board; and Mr. Cameron, Special Advisor to the Chairman. The Non-Employee Directors are: Drs. Adler and Moossa and Messrs. Dimick, Keller, Manning, Sarkowsky, Smith and Trotman. The Non-Employee Directors meet regularly in private sessions with the Chairman of the Board and also meet regularly without any employee directors or other WebMD employees present. For information regarding the compensation of our Non-Employee Directors, see “Non-Employee Director Compensation” below.

Our Board of Directors met 14 times in 2010. During 2010, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he served. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. All but one of the members of our Board of Directors attended our 2010 Annual Meeting and all the members of our Board attended our 2009 Annual Meeting.

Director Independence

Our Board of Directors has delegated to the Nominating & Governance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Nominating & Governance Committee has determined that Drs. Adler and Moossa, and Messrs. Dimick, Keller, Manning, Sarkowsky, Smith and Trotman (all eight of our Non-Employee Directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. Messrs. Cameron, Gattinella and Wygod, as current employees of our company, are not independent.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Nominating & Governance Committee of our Board has made a subjective determination as to each Non-Employee Director that no relationships exist that, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Mr. Manning qualified as “independent,” the Nominating & Governance Committee considered that (1) he had, more than ten years ago, served as an executive officer of a predecessor of HLTH, and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Keller qualified as “independent,” the Nominating & Governance Committee considered the fact that he had previously served as an employee of HLTH for a short period, more than five years ago. In considering whether Mr. Sarkowsky qualified as “independent,” the Nominating & Governance Committee considered the fact that he and Mr. Wygod have jointly owned race horses and been involved in related transactions. Each member of the Nominating & Governance Committee abstained from voting with respect to his own independence.

Corporate Leadership Structure

Since WebMD’s initial public offering in 2005, Mr. Wygod has served as Chairman of the Board and Mr. Gattinella has served as Chief Executive Officer. The Board believes that this separation of the positions of Chief Executive Officer and the Chairman of the Board is appropriate because it enables Mr. Gattinella, as Chief Executive Officer, to focus on executing our business plan and the day-to-day operation of our business and allows Mr. Wygod, as an executive Chairman of the Board, to facilitate the flow of information between the Board and management and to focus on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. The Board has chosen not to have a non-executive Chairman of the Board or a lead outside director because it believes that its outside director members work well together as a group and in their assigned committees, without designating a single leader among them, and have various avenues of communication, both individually and as a group, to provide their views to management. One such avenue is the Strategic Planning Committee of the Board, which meets between Board meetings for informal discussions with Messrs. Wygod and Gattinella regarding WebMD’s business strategies and their implementation and any other matters that the Non-Employee Directors wish to discuss with management. See “— Committees of the Board of Directors — Other Committees — Strategic Planning Committee” below.

Communications with Our Directors

Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Board’s Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Board’s Nominating & Governance Committee or discussed at the next scheduled Nominating & Governance Committee meeting; or

•	if they relate to the operations of WebMD, forwarded to the appropriate officers of WebMD, and the response or other handling reported to the Board at the next scheduled Board meeting.

Committees of the Board of Directors

This section describes the roles of each of the Committees of our Board in the corporate governance of our company. With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, a portion of their responsibilities are specified by SEC rules and NASDAQ listing standards. The Compensation Committee, the Audit Committee and the Nominating & Governance Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

Executive Committee.  The Executive Committee, which met once during 2010, is currently comprised of Messrs. Dimick, Gattinella, Manning, Trotman and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.

Audit Committee.  The Audit Committee, which met eight times during 2010, is currently comprised of Messrs. Dimick, Manning and Trotman; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and Nasdaq Global Select Market listing standards and is financially literate, as required under applicable Nasdaq Global Select Market listing standards. In addition, the Nominating & Governance Committee has determined that Messrs. Dimick and Manning qualify as “audit committee financial experts,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The determination with respect to Mr. Dimick was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of a public company. The determination with respect to Mr. Manning was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of that Charter, as amended through October 29, 2010, is included as Annex H to this Proxy Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of WebMD’s Code of Business Conduct. A copy of the Code of Business Conduct, as amended in July 2010, was filed as Exhibit 14.1 to the Current Report on Form 8-K that WebMD filed on September 17, 2010. The Code of Business Conduct applies to all directors and employees of WebMD and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any directors, the principal executive officer, any senior financial officers (including the principal financial officer, principal accounting officer or controller) or any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on WebMD’s corporate Web site, www.wbmd.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.

Compensation Committee.  The Compensation Committee, which met seven times during 2010, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith and Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code, and an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the Board to the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to our executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to our compensation practices.

In addition, in connection with the 2011 Annual Meeting, the Board has delegated to the Compensation Committee the authority to make recommendations to stockholders, on behalf of the Board, regarding voting on Proposal 2 and 3 and the authority to make all determinations relating to Proposals 2 and 3, including the determinations regarding how to evaluate and respond to the vote on those Proposals.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of that Charter, as amended through October 29, 2010, is included as Annex I to this Proxy Statement. For additional information regarding our Compensation Committee and its oversight of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

Nominating & Governance Committee.  The Nominating & Governance Committee, which met four times during 2010, is currently comprised of Dr. Moossa and Messrs. Dimick and Keller; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable Nasdaq Global Select Market listing standards. The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating & Governance Committee. A copy of that Charter, as amended through October 29, 2010, is included as Annex J to this Proxy Statement. The responsibilities delegated by the Board to the Nominating & Governance Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders;

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings;

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	providing oversight of WebMD’s compliance programs and assisting the Board and the Board’s other standing committees with respect to their oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Nominating & Governance Committee will evaluate and make recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.

The Nominating & Governance Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating & Governance Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of The Nasdaq Global Select Market;

•	in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

For information regarding the qualifications for service on our Board of Directors of each of its current members, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year), please see the biographical information for each Board member included in “Directors and Executive Officers” above. As noted there, the Nominating & Governance Committee considers prior service on our Board of Directors and on the boards of directors of our predecessor companies to be part of our Board members’ qualifications for continued service, particularly in light of the fact that WebMD’s public and private Internet portals have a relatively short operating history and the experience that our Board members have had in overseeing the evolution of those portals provides useful background for their current service on our Board. The Nominating & Governance Committee also believes that healthcare industry experience provides important background for service on our Board and that our Board should include individuals with diverse types of such experience, including experience as physicians, as industry executives, as board members of public or private healthcare industry companies, and as investment bankers or investors focused on those companies.

The Nominating & Governance Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating & Governance Committee, care of Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011. To facilitate consideration by the Nominating & Governance Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating & Governance Committee for consideration at its next regular meeting.

Other Committees.  From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example:

•	Special Committee Regarding the DOJ Investigation. Until May 2011, Messrs. Manning, Sarkowsky and Smith and Dr. Adler were members of a special committee of the Board of Directors to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in Note 9 to the Consolidated Financial Statements included in Annex A to this Proxy Statement. This committee was a successor to a similar committee at HLTH prior to the Merger.

•	Strategic Planning Committee. Dr. Adler and Messrs. Dimick, Keller, Manning, Trotman and Wygod are members of a Strategic Planning Committee of the Board, which meets informally between regularly scheduled Board meetings regarding WebMD’s business strategies and their implementation and any other matters that the Non-Employee Directors wish to discuss with management.

•	Securities Repurchase Committee. Messrs. Cameron, Smith and Trotman are members of a Securities Repurchase Committee of the Board, which is authorized to make determinations relating to repurchases of WebMD’s Common Stock and Convertible Notes.

The Board’s Role in Risk Oversight

WebMD’s management is responsible for the day-to-day management of the risks that WebMD faces, while the WebMD Board has responsibility for the oversight of risk management. The WebMD Board exercises oversight, as a whole and also at the committee level, of how WebMD management seeks to mitigate the risks that WebMD faces, including those described in Annex F (Risk Factors) of this Proxy Statement. A fundamental part of setting WebMD’s business strategy is the assessment of the risks the company faces and how to manage those risks. The Board regularly reviews information regarding strategic, financial, operational and reputational risks that WebMD faces and discusses with management the resources to be allocated to avoiding or mitigating specific risks, including through insurance, internal controls, compliance programs (and related policies and procedures) and similar means. In addition, in its own decision-making processes the Board considers both the benefits and the risks applicable to the alternatives it is considering and seeks to foster similar processes in management’s decision-making.

NON-EMPLOYEE DIRECTOR COMPENSATION

Introduction

This section of the Proxy Statement describes the compensation paid by WebMD during 2010 to the Non-Employee Directors. Employees of WebMD who serve on our Board of Directors do not receive additional compensation for Board service. The Compensation Committee of the WebMD Board is authorized to determine the compensation of the Non-Employee Directors paid by WebMD. As described below, WebMD paid three types of compensation to its Non-Employee Directors in 2010 for their Board and Board Committee service:

•	annual fees for service on the Board and its standing committees, paid by WebMD in October 2010 in the form of shares of WebMD Common Stock not subject to any vesting requirements;

•	grants of non-qualified options to purchase WebMD Common Stock; and

•	cash fees for service on certain other committees of the Board.

WebMD does not offer any deferred compensation plans or retirement plans to its Non-Employee Directors. None of the Non-Employee Directors received any other compensation from WebMD during 2010 and none of them provided any services to WebMD during 2010 while a Board member, except their service as a director.

One former Non-Employee Director, Paul A. Brooke, has served as a consultant to WebMD since he ceased to be a member of the WebMD Board at our Annual Meeting of Stockholders on October 21, 2010 and, as a result of such service, options to purchase WebMD Common Stock previously granted to him have continued to vest and remain outstanding.

2010 Director Compensation Table

This table provides information regarding the value of the compensation paid by WebMD to the Non-Employee Directors in 2010, as calculated in accordance with applicable SEC regulations. This table should be read together with the additional information under the headings “— Annual Fees” and “— Option Grants by WebMD” below.

	(b)	(c)	(d)	(e)
(a)	Fees Earned or Paid	Stock Awards	Option Awards	Total
Name	in Cash ($)(1)	($)(2)	($)(3)	($)

Mark J. Adler, M.D.	16,000	40,000	172,183	228,183
Paul A. Brooke	8,125	—	172,183	180,308
Neil F. Dimick	6,000	55,000	172,183	233,183
Jerome C. Keller	6,000	37,500	172,183	215,683
James V. Manning	16,000	55,000	172,183	243,183
Abdool Rahim Moossa, M.D.	—	37,500	172,183	209,683
Herman Sarkowsky	10,000	37,500	172,183	219,683
Joseph E. Smith	10,000	37,500	172,183	219,683
Stanley S. Trotman, Jr.	6,000	45,000	172,183	223,183

(1)	The amounts in Column (b) reflect fees to members of the following committees for service on those committees: (1) the Strategic Planning Committee of the WebMD Board ($6,000 for each of Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman); and (2) the Special Committee Regarding the DOJ Investigation ($10,000 for each of Dr. Adler and Messrs. Manning, Sarkowsky and Smith and $8,125 for Mr. Brooke). See “Corporate Governance — Committees of the Board of Directors — Other Committees” above.

(2)	The Non-Employee Directors received shares of WebMD Common Stock, not subject to any vesting requirements and valued at the respective amounts reported in Column (c) above, in payment of their annual retainers for service on the WebMD Board and its standing committees. In 2010, the annual retainers were paid by WebMD in WebMD Common Stock to each director on October 22, 2010 (the day after the 2010 Annual Meeting of Stockholders). See “— Annual Fees” below. For each Non-Employee Director, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees payable to such Non-Employee Director by $50.57 (the closing price of WebMD Common Stock on the Nasdaq Global Select Market on October 22, 2010), with cash paid in lieu of issuing fractional shares. Based on that, the individual Non-Employee Directors received the following numbers of shares:

Name	Number of Shares

Mark J. Adler, M.D.	790
Neil F. Dimick	1,087
Jerome C. Keller	741
James V. Manning	1,087
Abdool Rahim Moossa, M.D.	741
Herman Sarkowsky	741
Joseph E. Smith	741
Stanley S. Trotman, Jr.	889

(3)	The amounts reported in Columns (d) and (e) above reflect the grant date fair value for the stock options awarded to the Non-Employee Directors by WebMD on January 1, 2010, computed in accordance with FASB ASC Topic 718. See Note 10 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The actual amounts, if any, ultimately realized by our Non-Employee Directors from these stock options will depend on the price of our Common Stock at the time they exercise vested stock options.

Under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan), each Non-Employee Director of WebMD automatically receives non-qualified options to purchase 13,200 shares of WebMD Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. See “— Option Grants by WebMD” below for additional information. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by WebMD that were held by our Non-Employee Directors and by Mr. Brooke as of December 31, 2010 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding Options	Exercise Price

Mark J. Adler, M.D.	79,200	$32.64
Paul A. Brooke	13,200	$38.49
Neil F. Dimick	92,400	$30.48
Jerome C. Keller	72,600	$32.96
James V. Manning	92,400	$30.48
Abdool Rahim Moossa, M.D.	66,000	$33.36
Herman Sarkowsky	13,200	$38.49
Joseph E. Smith	13,200	$38.49
Stanley S. Trotman, Jr.	72,600	$33.46

Under HLTH’s 2000 Long-Term Incentive Plan (which we refer to as the HLTH 2000 Plan), each Non-Employee Director of HLTH automatically received, on each January 1 prior to the Merger, non-qualified options to purchase 20,000 shares of HLTH Common Stock with an exercise price equal to the closing price on the last trading date of the prior year. See “— Option Grants by HLTH” below for additional information. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by HLTH (and automatically converted to options to purchase WebMD Common Stock in the Merger) that were held by our Non-Employee Directors and by Mr. Brooke as of December 31, 2010 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding Options	Exercise Price

Mark J. Adler, M.D.	41,329	$35.07
Paul A. Brooke	97,768	$19.92
Neil F. Dimick	44,440	$24.38
James V. Manning	61,327	$26.14
Herman Sarkowsky	144,430	$27.98
Joseph E. Smith	100,434	$25.81

Annual Fees

Overview.  For each of the Non-Employee Directors, the amount set forth in Column (c) of the 2010 Director Compensation Table represents the sum of the value of shares issued to pay the following amounts, each of which is described below:

•	an annual retainer for service on the Board;

•	annual fees for service on standing Committees of the Board; and

•	annual fees, if any, for serving as Chairperson of standing Committees of the Board.

Non-Employee Directors do not receive per-meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending Board and Board Committee meetings and our Annual Meeting of Stockholders.

Board Service.  Each Non-Employee Director receives an annual retainer of $30,000 for service on the WebMD Board, payable in WebMD Common Stock.

Service on Standing Committees.  We pay annual fees for service on some of the standing committees of our Board, as well as an additional fee to the Chairperson of each of those Committees, in the following amounts, payable in WebMD Common Stock:

Type of Service	Annual Fee

Membership on Audit Committee (Messrs. Dimick, Manning and Trotman)	$15,000
Chairperson of Audit Committee (Mr. Manning)	$10,000
Membership on Compensation Committee (Dr. Adler and Messrs. Sarkowsky and Smith) or Nominating & Governance Committee (Messrs. Dimick and Keller and Dr. Moossa)	$7,500
Chairperson of Compensation Committee (Dr. Adler) or Nominating & Governance Committee (Mr. Dimick)	$2,500

The amounts of the fees payable to Non-Employee Directors for service on our Board and its standing Committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in WebMD Common Stock or some other form of compensation.

Service on Other Committees.  Our Non-Employee Directors may also receive additional fees for service on committees established by the Board for specific purposes. Those fees will generally be paid in cash on a quarterly basis for the period that the committee exists and may be set by the Board, the Compensation Committee or the committee itself. The fees paid in 2010 for service on these other Committees were as follows:

Type of Service	Fees Paid in 2010

Membership on the Strategic Planning Committee (Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman)	$6,000
Membership on the Special Committee regarding the DOJ Investigation (Dr. Adler and Messrs. Manning, Sarkowsky and Smith, with Mr. Brooke receiving a pro rated amount of $8,125)	$10,000

The quarterly payment for service on the Special Committee regarding the DOJ Investigation was $2,500, which was set by that committee and ended with the payment for the second quarter of 2011. The current quarterly payment for service on the Strategic Planning Committee is $1,500, which was set by the Compensation Committee of the Board.

Option Grants by WebMD

Annual Stock Option Grants by WebMD.  On January 1 of each year, each Non-Employee Director receives a non-qualified option to purchase 13,200 shares of WebMD Common Stock pursuant to automatic annual grants of stock options under our 2005 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s equity award grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). Each of our Non-Employee Directors received automatic annual grants of options to purchase 13,200 shares of WebMD Common Stock on January 1, 2010 (with an exercise price of $38.49 per share) and January 1, 2011 (with an exercise price of $51.06 per share). The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, ten years after the date of grant or earlier if their service as a director ends (generally three years from the date such service ends).

Under the 2005 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change of Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2005 Plan and the award agreement. For purposes of the 2005 Plan, a Change of Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power; and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change of Control for purposes of the 2005 Plan.

Discretionary Grants by WebMD.  Our Non-Employee Directors may receive grants of stock options or WebMD Restricted Stock under the 2005 Plan at the discretion of the Compensation Committee of the Board. The last such discretionary grant was made on December 10, 2008, when each person who was a Non-Employee Director of WebMD at that time received a non-qualified option to purchase 13,200 shares of WebMD Common Stock. The grants had an exercise price of $23.61 per share and the same vesting schedule and other terms as described above with respect to the annual grants to Non-Employee Directors. There had been no prior discretionary grants since WebMD’s initial public offering in September 2005.

Option Grants by HLTH

Annual Stock Option Grants by HLTH.  On January 1 of each year prior to the Merger, each Non-Employee Director received a non-qualified option to purchase 20,000 shares of HLTH Common Stock pursuant to automatic annual grants of stock options under the HLTH 2000 Plan. These annual stock option awards were granted with a per-share exercise price equal to the fair market value of a share of HLTH Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2000 Plan and HLTH’s equity award grant practices, the fair market value was equal to the closing price of a share of HLTH Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 1/4 of the grant on the first anniversary of the date of grant and 1/48 of the grant on a monthly basis over the next three years (full vesting on the fourth anniversary of the date of grant). The options granted to Non-Employee Directors under the HLTH 2000 Plan do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, ten years after the date of grant or earlier if their service as a director ends (generally, three years from the date such service ends).

Under the 2000 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change of Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. For purposes of the 2000 Plan, a “Change of Control” generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of WebMD and the Compensation Committee determining that such transaction constitutes a change of control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change of Control for purposes of the 2000 Plan.

Discretionary Grants by HLTH.  HLTH’s Non-Employee Directors received grants, from time to time prior to the Merger, of stock options under the HLTH 2000 Plan at the discretion of the Compensation Committee of the HLTH Board. The last such discretionary grant was made on December 10, 2008, when each person who was a Non-Employee Director of HLTH at that time received a non-qualified option to purchase 20,000 shares of HLTH Common Stock. The grants had an exercise price of $9.46 per share and the same vesting schedule and other terms as described above with respect to the annual grants by HLTH to Non-Employee Directors. In the Merger, these were converted into options to purchase 8,888 shares of WebMD Common Stock at an exercise price of $21.29 per share.

EXECUTIVE COMPENSATION

Overview

This section of the Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals that we refer to as our Named Executive Officers. Under applicable SEC rules, our Named Executive Officers for this Proxy Statement consist of our Chief Executive Officer, our Chief Financial Officer and the three other executive officers of WebMD who received the most compensation for 2010. This section is organized as follows:

•	2010 Report of the Compensation Committee. This section contains a report of the Compensation Committee of our Board of Directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2010 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving our Compensation Committee members.

•	Compensation Discussion and Analysis. This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our Named Executive Officers for 2010 and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

•	Executive Compensation Tables. This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our Named Executive Officers and related information.

•	Potential Payments and Other Benefits Upon Termination or Change of Control. This section provides information regarding amounts that could become payable to our Named Executive Officers following specified events.

•	Employment Agreements with Named Executive Officers. This section contains summaries of the employment agreements between our Named Executive Officers and WebMD or its subsidiaries. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, please see “Corporate Governance — Committees of the Board of Directors — Compensation Committee” above.

2010 Report of the Compensation Committee

The Compensation Committee of our Board of Directors provides oversight of WebMD’s compensation programs and makes specific decisions regarding compensation of the Named Executive Officers and WebMD’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this Proxy Statement. That section contains a discussion of WebMD’s executive compensation programs and policies and their application by the Compensation Committee in 2010 to the Named Executive Officers. The members of the Compensation Committee have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, these

Compensation Committee members have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Mark J. Adler, M.D. (Chairperson)
Herman Sarkowsky
Joseph E. Smith

Compensation Committee Interlocks and Insider Participation

Dr. Adler and Messrs. Sarkowsky and Smith were the members of the Compensation Committee for all of 2010. None of these individuals is a current or former executive officer or employee of WebMD or had any relationships in 2010 requiring disclosure by WebMD under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of WebMD’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the WebMD Compensation Committee during 2010.

Compensation Discussion and Analysis

This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how the compensation of our Named Executive Officers for 2010 was determined under those policies and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

Overview of Types of Compensation Used by WebMD.  The compensation of our Named Executive Officers and our other executive officers consists primarily of the following:

•	cash salary;

•	an annual cash bonus, the amount of which was determined by the Compensation Committee in its discretion;

•	Supplemental Bonus Plan contributions (which are cash amounts contributed to a trust, which distributes such amounts, with interest earned, the following year if the executive officer remains employed through a specified date), the amount of which was determined by the Compensation Committee in its discretion;

•	special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion;

•	grants of options to purchase shares of WebMD Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date; and

•	grants of shares of WebMD Restricted Stock, subject to vesting based on continued employment.

A discussion of each of the above types of compensation used in 2010 follows under the heading “— Use of Specific Types of Compensation in 2010.” Each of the above types of compensation was used for 2010 for our executive officers, except that there were no special bonuses for 2010 for any of our executive officers. The compensation of our other employees generally consists of the same types of compensation, with the specific types and amounts determined by our Chief Executive Officer and other members of our senior management, in light of the policies described under “— Discussion of Compensation Policies” below. In addition, some employees are compensated partially based on commissions or similar arrangements not used at the senior management level.

In determining the forms of compensation to be used by WebMD, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by our company’s investors. The Compensation Committee believes that our compensation programs, including the types of stock options and restricted stock that we use, are effective forms of compensation and well understood. Taken as a whole, our compensation programs are intended to provide incentives to employees, at various levels of seniority and responsibility, to work to achieve revenue and earnings growth for WebMD in both the short-term and the long-term. See “— Discussion of Compensation Policies” below for additional discussion of the goals of our compensation programs. The Compensation Committee believes that, in light of the specific forms of compensation that WebMD uses and the specific businesses in which WebMD is engaged, our compensation programs and practices are unlikely to cause our employees to take unnecessary or excessive risks to achieve that growth and that WebMD’s internal controls and compliance programs provide reasonable mitigation for the risks inherent in providing incentives for such growth. In addition, as described more fully below, the Compensation Committee has not tied the bonuses of executive officers to specific financial targets or other quantitative goals set in advance and, instead, awards executive officer bonuses based on its subjective assessment of the performance of WebMD and of individual executive officers. The Compensation Committee believes this is an appropriate way to mitigate the inherent risk that, in providing incentives for growth, efforts to achieve short-term growth will inappropriately take precedence over the efforts and investments required to achieve long-term growth.

We have not offered any deferred compensation plans to our executive officers or to our other employees. We have also not offered any retirement plans to our executive officers other than 401(k) plans that are generally available to our employees. We refer to the WebMD 401(k) Savings Plan, the current 401(k) Plan of WebMD, as the “401(k) Plan.” Subject to the terms of the 401(k) Plan, WebMD matches, in cash, 25% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by WebMD is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). For 2010, WebMD made an additional discretionary matching contribution in March 2011 of 25 cents for every dollar contributed by participants (up to 6% of eligible pay). Mr. Gattinella, Mr. Pence and Dr. Zatz are the Named Executive Officers who chose to participate in the 401(k) Plan in 2010.

Discussion of Compensation Policies.  The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•	Competitive with the market in order to help attract, motivate and retain highly qualified managers and executives. We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a large portion of our employees, not just our executives. Those awards have been primarily in the form of non-qualified options to purchase WebMD Common Stock.

•	Performance-based to link executive pay to company performance over the short term and long term and to facilitate shareholder value creation. It is WebMD’s practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally ranging from three to four years. Through annual and long-term incentives, a major portion of the total potential compensation of WebMD’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company. In addition, WebMD has made equity-based grants to virtually all of its full-time employees for at least a portion of their compensation. The equity compensation is offered in lieu of higher cash compensation in order to align the interests of our employees with the long-term interests of our stockholders.

•	Designed to foster a long-term commitment by management. The Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to WebMD by our management team. The vesting schedules attributable to equity grants are typically three to four years.

The Compensation Committee has not retained outside consultants to assist it in implementing these policies or making specific decisions relating to executive compensation. The Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that are likely to compete with WebMD for the services of our executives and employees and that information is a factor used by the Committee in its decisions and in its general oversight of compensation practices at WebMD. However, the Compensation Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for WebMD compensation based on what other companies have done. Instead, in each compensation decision, the Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to WebMD of specific individuals. With respect to 2010 compensation, the Compensation Committee took into account recommendations made by Martin J. Wygod, Chairman of the Board, and Wayne T. Gattinella, Chief Executive Officer, with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with Messrs. Wygod and Gattinella the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for, and paid to, the other WebMD executive officers. The key compensation decisions for 2010 for which Messrs. Wygod and Gattinella provided input to the Compensation Committee relating to WebMD’s executive officers were:

•	the amounts of the annual bonuses for 2010 and the amounts contributed to the Supplemental Bonus Plan that were approved by the Compensation Committee in February 2011, as more fully described under “— Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” below; and

•	the size and terms of the equity grants that were approved by the Compensation Committee in June 2010, as more fully described below under “— Use of Specific Types of Compensation in 2010 — Equity Compensation — 2010 — Grants to Certain Members of Senior Management” below.

In connection with the above, Messrs. Wygod and Gattinella provided their views to the Compensation Committee regarding key accomplishments of the executive management team for 2010 and the contributions made by individual executive officers to those accomplishments, and other background information relevant to the performance of the individual executive officers, as described under “— Application of Compensation Policies to Individual Named Executive Officers” below. In addition, Messrs. Wygod and Gattinella have discussions, from time to time, with the Compensation Committee and the full Board of Directors regarding compensation policies generally, compensation planning and other compensation matters unrelated to specific compensation decisions and give their views on these matters to the members of the Compensation Committee and the full Board. The Compensation Committee seeks the input from Messrs. Wygod and Gattinella described above because they believe that understanding management’s views regarding its own performance helps the Compensation Committees apply the compensation policies discussed earlier in this section to specific compensation decisions. However, all the decisions regarding the compensation paid to executive officers of WebMD for 2010 were made by the Compensation Committee.

WebMD’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters.

Use of Specific Types of Compensation in 2010

Base Salary.  The Compensation Committee reviews the base salaries of our executive officers from time to time, but expects to make few changes in those salaries except upon a change in position. In 2010, no changes were made to the salaries of our Named Executive Officers. In general, it is the Compensation

Committee’s view that increases in the cash compensation of our executive officers should be performance-based and achieved through the bonus-setting process, rather than through an increase in base salary. However, the Compensation Committee considers various factors when it contemplates an adjustment to base salary, including: company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. WebMD’s senior management considers similar factors in determining whether to make adjustments to salaries of other employees, and such changes are made more frequently.

Annual Bonuses.  WebMD’s executive officers have the opportunity to earn annual cash bonuses. However, WebMD’s Named Executive Officers (and its other executive officers) do not participate in a formal annual bonus plan and the Compensation Committee did not set quantitative performance targets, in advance, for use in determining bonus amounts for executive officers for 2010. After the end of 2010, the Compensation Committee determined annual cash bonus amounts to be paid by WebMD to its executive officers based on its subjective assessment of the performance of WebMD in 2010, taking into consideration its views regarding the extent to which financial and operational goals discussed by management and the Board at various times during 2010 were achieved. The Compensation Committee believes that, for WebMD at this time, a flexible annual bonus process is a more appropriate one for motivating WebMD’s executive officers than setting quantitative targets in advance because it allows the Compensation Committee to consider, in its bonus determinations:

•	goals of any type set by the Board and communicated to senior management at any point in the year;

•	the effects of acquisitions and dispositions of businesses made during the year; and

•	the effects of unexpected events and changes in WebMD’s businesses during the year.

The Compensation Committee may, at some point in the future, determine that it will use quantitative targets set in advance in determining executive officer bonuses.

While the Compensation Committee does not set quantitative performance targets in advance, it does set individual target bonus opportunities, as a percentage of base salary, for Named Executive Officers. In some cases, these percentages are reflected in the employment agreement for the Named Executive Officer approved by the Compensation Committee. The higher the target percentage of an individual’s salary that the annual bonus opportunity represents, the greater the percentage of total annual cash compensation that is not guaranteed for that individual. Generally, the target percentage (and therefore the percentage of annual compensation that is not guaranteed) increases with the level and scope of responsibility of the executive, as does salary. The target annual bonus opportunities, for 2010, for the Named Executive Officers (other than Mr. Wygod, for whom no such target was set because his base salary is intended to be a relatively small part of his compensation) are set forth in the following table:

			Target Annual	Target Annual
		Annual	Bonus	Bonus Amount as
Named Executive Officer	Title	Salary	Opportunity	a Percent of Salary

Wayne T. Gattinella	Chief Executive Officer and President	$560,000	$560,000	100%
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$450,000	$450,000	100%
William Pence	Executive Vice President and Chief Technology Officer	$375,000	$131,300	35%
Steven Zatz, M.D.	Executive Vice President — Professional Services	$375,000	$131,300	35%

However, the Compensation Committee retained discretion in 2010 regarding the actual annual bonus amounts to be paid to these Named Executive Officers, which could be less than, equal to or more than the target bonus opportunity. The following table lists, for these Named Executive Officers, the sum of the annual cash bonuses and the awards (which we refer to as SBP Awards) under our Supplemental Bonus Plan (which we refer to as the SBP and which is described below), and the percentage this sum represented of the target annual bonus opportunity:

		Sum of 2010 Annual		Sum of 2009 Annual
		Bonus and SBP Award		Bonus and SBP Award
Named Executive Officer	Title	Amount	% of Target	Amount	% of Target

Wayne T. Gattinella	Chief Executive Officer and President	$400,000	71%	$400,000	71%
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$375,000	83%	$315,000	70%
William Pence	Executive Vice President and Chief Technology Officer	$150,000	114%	$125,000	95%
Steven Zatz, M.D.	Executive Vice President — Professional Services	$125,000	95%	$125,000	95%

For each of 2010 and 2009, there were two separate bonus amounts for each of the above Named Executive Officers, a cash bonus and an SBP Award, in the following amounts:

		2010 Amounts		2009 Amounts
Named Executive Officer	Title	Cash Bonus	SBP Award	Cash Bonus	SBP Award

Wayne T. Gattinella	Chief Executive Officer and President	$268,000	$132,000	$268,000	$132,000
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$251,250	$123,750	$211,050	$103,950
William Pence	Executive Vice President and Chief Technology Officer	$100,500	$49,500	$83,750	$41,250
Steven Zatz, M.D.	Executive Vice President — Professional Services	$83,750	$41,250	$83,750	$41,250

For 2010, the Compensation Committee considered WebMD’s financial and operational performance in setting annual bonuses for its executive officers, including the above Named Executive Officers. However, the Compensation Committee did not attempt to tie the amounts of the 2010 annual bonuses for these executive officers to any specific measures and, instead, based its bonus determinations on its subjective view of our company’s results and management’s accomplishments. The Compensation Committee viewed the financial and operational performance of WebMD’s public portals (with advertising and sponsorship revenue increasing 28% over 2009 in an environment that was challenging for media companies, including online media companies) and the financial and operational performance of its private portals in 2010 to be adequate in light of general economic conditions affecting its clients and potential clients. Based on those views, the Compensation Committee determined to maintain bonus levels at approximately the same levels as in 2009 (performance for which year it had evaluated similarly to 2010) and set the combined amounts for 2010 for annual bonuses and SBP awards of the above Named Executive Officers at levels generally consistent with 2009, with moderate increases for Messrs. Vuolo and Pence for the reasons discussed below. The Compensation Committee also decided to maintain, in 2010, the same percentage (33%) of total bonus that went to the SBP Award in 2009 for executive officers. The 2010 amounts for Mr. Vuolo were increased to reflect his serving for all of 2010 as both Chief Operating Officer and Chief Financial Officer of WebMD, while in 2009 he served as Chief Financial Officer only for the last two months of the year. The amounts for Mr. Pence were increased (and reflect an amount above his target bonus) to recognize his contributions to key technology initiatives during 2010, including contributions to WebMD’s mobile initiatives.

For 2010, Mr. Wygod received an annual bonus of $1,172,500 from WebMD, determined by the WebMD Compensation Committee in its discretion. In addition, the Compensation Committee approved an SBP Award of $577,500 with respect to Mr. Wygod. Mr. Wygod’s bonus and SBP Award were intended to recognize his role in WebMD’s strategic initiatives in 2010 and his leadership with respect to significant transactions during 2010, including the sale of WebMD’s holdings of auction rate securities, the two self-tender offers made by WebMD for its Common Stock during 2010, and the retiring of two series of convertible notes through repurchases and conversions in connection with redemptions. For more information regarding these transactions, see Notes 5, 12 and 14 to the Consolidated Financial Statements included in Annex A to this Proxy Statement. With respect to these transactions, Mr. Wygod led the WebMD management team, including in analysis of alternatives and the making of recommendations to the Board. For 2009, Mr. Wygod had received an annual bonus of $335,000 and an SBP Award of $165,000 in recognition of his contributions as a member of WebMD’s management, and a special bonus of $900,000, paid in November 2009, in recognition of his contributions to the completion of HLTH’s divestiture of Porex, including his leadership in identifying and negotiating with potential purchasers.

Supplemental Bonus Plan (SBP) Awards.  SBP Awards are cash amounts contributed by WebMD for the Named Executive Officers (and other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date), as more fully described below:

•	2010 SBP Awards. In February 2011, the Compensation Committee approved the contribution, made in March 2011, to the Supplemental Bonus Trust of SBP Awards for 2010 (which we refer to as the 2010 SBP Awards), including: a $132,000 contribution for Mr. Gattinella; a $123,750 contribution for Mr. Vuolo; a $49,500 contribution for Mr. Pence; a $577,500 contribution for Mr. Wygod; and a $41,250 contribution for Dr. Zatz. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2010 SBP Awards, each SBP participant is required to be employed by WebMD on March 1, 2012 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary or division or, in the discretion of the governing committee, certain other reductions in force or position eliminations). The Supplemental Bonus Trust will distribute the 2010 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants as promptly as practicable following March 1, 2012 (but in no event later than 2 1/2 months following such date).

•	2009 SBP Awards. In March 2010, the Compensation Committee of the WebMD Board approved the contribution, made in March 2010, to the Supplemental Bonus Trust of SBP Awards for 2009 (which we refer to as the 2009 SBP Awards), including: a $132,000 contribution for Mr. Gattinella; a $103,950 contribution for Mr. Vuolo; a $41,250 contribution for Mr. Pence; a $165,000 contribution for Mr. Wygod; and a $41,250 contribution for Dr. Zatz. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2009 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2011 (subject to the limited exceptions described above). In March 2011, the Supplemental Bonus Trust distributed the 2009 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $132,013; Mr. Vuolo received $103,960; Mr. Pence received $41,254; Mr. Wygod received $165,016; and Dr. Zatz received $41,254.

•	2008 SBP Awards. In February 2009, the Compensation Committee of the WebMD Board approved the contribution, made in March 2009, to the Supplemental Bonus Trust of SBP Awards for certain WebMD officers and employees for 2008 (which we refer to as the 2008 SBP Awards), including: a $135,000 contribution for Mr. Gattinella; a $125,000 contribution for Mr. Vuolo; a $55,000 contribution for Mr. Pence; and a $45,000 contribution for Dr. Zatz. Mr. Wygod did not receive a 2008 SBP Award. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2008 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2010 (subject to the limited exceptions described above). In March 2010, the Supplemental Bonus Trust distributed the 2008 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $135,099; Mr. Vuolo received $125,091; Mr. Pence received $55,040; and Dr. Zatz received $45,033.

•	2007 SBP Awards. In March 2008, the WebMD Compensation Committee approved the contribution, made in March 2008, to the Supplemental Bonus Trust of SBP Awards for 2007 (which we refer to as the 2007 SBP Awards) for certain WebMD officers and employees, including: a $135,000 contribution for Mr. Gattinella; a $125,000 contribution for Mr. Vuolo; and a $45,000 contribution for Dr. Zatz. Mr. Pence and Mr. Wygod did not receive 2007 SBP Awards. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2007 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2009 (subject to the limited exceptions described above). In March 2009, the Supplemental Bonus Trust distributed the 2007 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $136,869; Mr. Vuolo received $126,730; and Dr. Zatz received $45,623.

Any contributions to the Supplemental Bonus Trust that are forfeited for failure to meet the employment condition by an SBP participant are shared by the remaining SBP participants for that year, except that SBP participants who are executive officers of WebMD are not eligible to receive any portion of such forfeitures. The SBP is intended to provide additional retention incentives for executive officers and other employees of WebMD who receive a significant portion of their compensation as an annual cash bonus.

Equity Compensation.  We use two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date. Thus, participants in our equity plans (including the Named Executive Officers) will only realize value on their stock options if the price of WebMD Common Stock increases after the grant date. The Compensation Committee believes that equity compensation, subject to vesting periods of three to four years (and, in the case of options, having a ten-year term), encourages employees to focus on the long-term performance of our company. The amount that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to further promote retention of employees during the vesting period.

The Compensation Committee does not make equity grants to our executive officers on an annual or other pre-determined basis. In determining whether and when to make equity grants, the Compensation Committee considers the history of prior grants made to individual executive officers, their vesting status and the amounts that have been or may be realized by those individuals from those grants. In addition, the Compensation Committee considers factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, the Compensation Committee typically makes larger grants to the executive officers it believes have the greatest potential to affect the value of our company and improve results for stockholders. Similar considerations apply to grants made to other officers and employees. The HLTH Compensation Committee took a similar approach with respect to equity grants to HLTH’s executive officers and a similar approach was taken with respect to grants made to other HLTH officers and employees. The following provides background information regarding the year-to-year variations in our equity compensation for 2008, 2009 and 2010:

•	2008 — Broad-Based Grants by WebMD and HLTH. In December 2008, the WebMD Compensation Committee approved the making of a broad-based equity grant to most of WebMD’s employees, following an increase in the number of shares available for grant under the 2005 Plan approved at our 2008 Annual Meeting of Stockholders. Similarly, in December 2008, the HLTH Compensation Committee approved the making of a broad-based equity grant to HLTH’s corporate employees. The respective Compensation Committees also specifically determined the size and terms of the grants to be made to executive officers. WebMD had not made any grants to any of its executive officers since the grants made at the time of our initial public offering in September 2005, other than the grant to Mr. Pence at the time he joined WebMD in late 2007. Accordingly, most of our current executive officers held equity awards that were substantially vested (with one 25% vesting in September 2009 remaining), which reduced the employee retention incentive provided by those awards. The vesting schedule for the December 2008 WebMD equity grants is 25% on March 31 of each of 2010 through 2013. This vesting schedule, which differs from the standard vesting schedule used by WebMD (25% on the first four anniversaries of grant), was designed so that the initial vesting would be six months after the last vesting of the grants made in connection with our initial public offering. HLTH had not made any grants to its executive officers since the fourth quarter of 2006 (with no grant being made to Mr. Gattinella at that time). In making grants of HLTH equity in December 2008, the HLTH Compensation Committee took into consideration the fact that the option grants made in 2006 were out-of-the-money in December 2008, with an exercise price of $11.86. The grants made in December 2008 had an exercise price of $9.46 (the closing price on December 10, 2008, the date of grant), other than the grant to Mr. Wygod, which had an exercise price of $8.49 (the closing price on December 1,

2008, the date of grant). Similarly, in making grants of WebMD equity to Mr. Pence in December 2008, the WebMD Compensation Committee took into consideration the fact that the option grants made to Mr. Pence when he joined WebMD in November 2007 were out-of-the-money, with an exercise price of $45.23. The grants made by WebMD in December 2008 had an exercise price of $23.61.

•	2009 — Grants Based on Specific Events. WebMD made two grants of equity to Named Executive Officers in 2009: (1) a grant of 44,000 shares of WebMD Restricted Stock to Mr. Vuolo in connection with his taking on the additional position of Chief Financial Officer in November 2009 and (2) a grant of 110,000 shares of WebMD Restricted Stock to Mr. Wygod at the time of the reduction of his salary from $975,000 per year to $120,000 per year in connection with the completion of the Merger. HLTH did not make any grants of equity to our Named Executive Officers in 2009.

•	2010 — Grants to Certain Members of Senior Management. WebMD made grants to each of the Named Executive Officers on June 28, 2010, as described under “— Executive Compensation Tables — Grants of Plan-Based Awards in 2010” below. In addition, the two other executive officers and approximately 15 other members of senior management received grants on June 28, 2010, with the same exercise price for options to purchase WebMD Common Stock ($46.81 per share) and the same vesting schedule for options and shares of WebMD Restricted Stock (25% on each of the first four anniversaries of the date of grant) as the grants made to the Named Executive Officers. The total number of shares of WebMD Restricted Stock granted on June 28, 2010 was 232,000. The total number of options to purchase shares of WebMD Common Stock granted on June 28, 2010 was 960,000. The June 28, 2010 grants were intended to provide additional compensation designed to motivate and retain executive officers and other employees believed to be important to the future growth of WebMD.

Application of Compensation Policies to Individual Named Executive Officers.  Differences in compensation among our Named Executive Officers result from a number of factors and may vary from year to year. The key factors that may create differences in compensation are differences in: (a) the level of responsibility of the individual Named Executive Officers and (b) our need to motivate and retain specific individuals at specific points in time. In general, larger equity grants are made to our most senior executive officers because they have the greatest potential to affect the value of our company and to improve results for stockholders. Similarly, a greater portion of their total cash compensation is likely to come from their annual bonus since they generally have a higher target annual bonus as a percentage of annual salary. While determinations relating to whether the annual bonuses for our Named Executive Officers will be at, above or below such targets are based primarily on the Compensation Committee’s subjective evaluation of the performance of our company as a whole, the Compensation Committee also takes into consideration its subjective evaluation of the performance of individual Named Executive Officers.

In 2010, no changes were made to the salaries of our Named Executive Officers. Differences in the application of compensation policies to individual Named Executive Officers for 2010 related primarily to: (a) their bonuses, for which the considerations relating to the differences in those amounts were described under “ — Annual Bonuses” above; and (b) grants of equity made in June 2010 described under “ — Equity Compensation — 2010 — Grants to Certain Members of Senior Management” above, the differences in which primarily related to the overall scope of the responsibilities of the individual Named Executive Officers. Additional considerations relating to Mr. Wygod’s compensation are discussed under “— Annual Bonuses” above.

Benefits and Perquisites.  Our executive officers are generally eligible to participate in our benefit plans on the same basis as our other employees (including matching contributions to the 401(k) Plan and company-paid group term life insurance). For the past several years, we have maintained a sliding scale for the cost of employee premiums for our health plan, under which employees with higher salaries pay a higher amount. The limited perquisites (or “perks”) received by our Named Executive Officers in 2010 are described in the footnotes to the Summary Compensation Table. In addition, our executive officers (as part of a larger group of employees generally having a title of “Vice President” or higher or a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in those footnotes.

Compensation Following Termination of Employment or a Change of Control

Overview.  WebMD does not offer any deferred compensation plans to our executive officers or other employees and does not offer any retirement plans to our executive officers, other than a 401(k) plan generally available to our other employees. Accordingly, the payment and benefit levels for WebMD’s Named Executive Officers applicable upon a termination or a change of control result primarily from provisions in the employment agreements between WebMD and the individual Named Executive Officers. However, unlike annual or special bonuses or the amounts of equity grants (which the Compensation Committee generally determines in its discretion at the time of payment or grant), the terms of employment agreements are the result of negotiations between WebMD and those individuals, which generally occur at the time the individual joins WebMD or in connection with a promotion to a more senior position with WebMD (subject to the approval of the Compensation Committee in the case of executive officer employment agreements). The Compensation Committees of WebMD and HLTH have, in the past, usually been willing to include similar provisions relating to potential terminations and changes in control in connection with the renewal of or extensions to an employment agreement with an existing executive officer as those in the existing employment agreement with that executive officer. The employment agreements with our Named Executive Officers are described under the heading “Employment Agreements with Named Executive Officers” below and summaries of the types of provisions relating to post-termination compensation contained in those agreements are included in this section under the headings “— Employment Agreement Provisions Regarding Termination Benefits” and “— Employment Agreement Provisions Regarding Change in Control Benefits” below.

In determining whether to approve executive officer employment agreements (or amendments of or extensions to those agreements), the Compensation Committee considers our need for the services of the specific individual and the alternatives available to us, as well as potential alternative employment opportunities available to the individual from other companies. In considering whether to approve employment agreement terms that may result in potential payments and other benefits for executives that could become payable following a termination or change of control, the Compensation Committee considers both the costs that could potentially be incurred by our company, as well as the potential benefits to our company, including benefits to our company from post-termination confidentiality, non-solicit and non-compete obligations imposed on the executive and provisions relating to post-termination services that may be required of certain Named Executive Officers. In the case of potential payments and other benefits that could potentially become payable following a change of control, the Compensation Committee considers whether those provisions would provide appropriate benefit to an acquiror, in light of the cost the acquiror would incur, as well as benefits to our company during the period an acquisition is pending. HLTH had similar policies and practices prior to the Merger.

Employment Agreement Provisions Regarding Termination Benefits.  Certain of the employment agreements with our Named Executive Officers provide, or have provided, for some or all of the following to be paid if the Named Executive Officer is terminated without cause or resigns for good reason (the definitions of which are typically set forth in the applicable employment agreement), dies or ceases to be employed as a result of disability:

•	continuation of cash compensation (including salary and, in some cases, an amount based on past bonuses) for a period following termination;

•	continuation or acceleration of vesting and/or exercisability of some or all options or restricted stock; and

•	continued participation in certain of our health and welfare insurance plans or payment of COBRA premiums.

The amount and nature of these benefits vary by individual, with the most senior of the Named Executive Officers typically receiving more of these benefits and receiving them for a longer period. These benefits also vary depending on the reason for the termination. See “Employment Agreements with Named Executive Officers” below for a description of the specific provisions that apply to specific Named Executive Officers and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below for a sample calculation, based on applicable SEC rules, of the amounts that would have been payable if termination for specified reasons had occurred as of December 31, 2010. No such post-termination benefits apply if a Named Executive Officer is terminated for cause. The Compensation Committee believes that the protections provided to executive officers by the types of employment agreement provisions described above are appropriate for the attraction and retention of qualified and talented executives and consistent with good corporate governance.

Employment Agreement Provisions Regarding Change in Control Benefits.  The Compensation Committee believes that executives should generally not be entitled to severance benefits solely as a result of the occurrence of a change of control, but that it is appropriate to provide for such benefits if a change of control is followed by a termination of employment or other appropriate triggering event. See “— Employment Agreement Provisions Regarding Termination Benefits” above. However, as more fully described below under “Employment Agreements with the Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below, the Compensation Committee has approved the following exceptions:

•	In the case of Mr. Gattinella, so long as he remains employed for one year following a change of control of WebMD, his options to purchase WebMD Common Stock granted in December 2008 and June 2010 would continue to vest until the second anniversary of the change of control, even if he resigns from the employ of WebMD prior to such vesting date. In addition, that portion of the grants of WebMD Restricted Stock made in December 2008 and June 2010 that would have vested through the second anniversary of the change of control would become vested on the date of his resignation. In the event that, following a change of control, Mr. Gattinella is terminated by WebMD without cause or he resigns for good reason, the options and restricted stock will be treated in the same manner described above.

•	With respect to Mr. Vuolo, he would be able to resign following a change of control, (a) after the completion of a six month transition period with the successor, and receive the same benefits that he would be entitled to upon a termination without cause following the change of control (as set forth in the tables below and the description of his employment agreement that follows) or (b) in the case of the December 2008 stock option and restricted stock grants from WebMD and HLTH, the November 2009 WebMD Restricted Stock grant and the June 2010 grants of WebMD Restricted Stock and options to purchase WebMD Common Stock, after the completion of a one year transition period, in which event (i) the options would continue to vest until the second anniversary of the change of control, (ii) that portion of the WebMD Restricted Stock granted in December 2008 and June 2010 that would have vested through the second anniversary of the change of control would become vested on the date of his resignation and (iii) that portion of the WebMD Restricted Stock granted in November 2009 that remains unvested will vest on the date of resignation. In the event that, following a change of control, Mr. Vuolo is terminated by WebMD without cause or he resigns for good reason, the options and restricted stock will be treated in the same manner described above.

•	With respect to Mr. Wygod, the vesting of all WebMD Restricted Stock and all options to purchase WebMD Common Stock outstanding at the time of a change of control will accelerate on the date of the change of control. If Mr. Wygod’s employment terminates for any reason (other than cause) thereafter the options will remain outstanding through the remainder of their term.

In the negotiations with those Named Executive Officers regarding their employment agreements, the WebMD Compensation Committee or the HLTH Compensation Committee (which was authorized to make compensation determinations with respect to WebMD executive officers prior to WebMD’s initial public offering and was authorized to make compensation determinations with respect to compensation granted by HLTH to executive officers of HLTH and WebMD) recognized that, for those individuals, a change of control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the applicable Compensation Committee approved the specific Named Executive Officers having, following a change of control, the rights described above. The Compensation Committees believed that the rights provided were likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committees sought to balance the rights given to the Named Executive Officers with certain requirements to provide transitional services in types and amounts likely to be viewed as reasonable by a potential acquiror.

If the benefits payable to either Mr. Wygod or Mr. Vuolo in connection with a change in control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), WebMD has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due.

Application in 2010.  In connection with the June 2010 grants of WebMD Restricted Stock and options to purchase WebMD Common Stock made to Messrs. Gattinella, Wygod and Vuolo, the Compensation Committee exercised discretion in 2010 relating to change of control benefits and post-termination compensation in the following manner:

•	In making the grants to Mr. Wygod, the Compensation Committee determined that it was appropriate for the existing provisions of Mr. Wygod’s employment agreement regarding equity compensation (as described above) to apply to those grants.

•	In making the grants to Messrs. Gattinella and Vuolo, the Compensation Committee determined that it was appropriate to treat the June 2010 grants in the same manner as the grants made in December 2008 (as described above).

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, WebMD’s equity plans under which awards are made to officers and directors are generally designed to ensure that compensation attributable to stock options granted will be tax deductible by WebMD. However, cash bonuses for WebMD’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of WebMD’s executive officers for 2010 was appropriate under the circumstances and in the best interests of WebMD and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to WebMD to offset income for Federal income tax purposes. See Note 13 to the Consolidated Financial Statements included in Annex A to this Proxy Statement.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to our Named Executive Officers and related information. The tables included are:

•	the Summary Compensation Table, which presents information regarding the total compensation of each of our Named Executive Officers and the types and values of the components; and

•	three tables providing additional information regarding our equity compensation, entitled: Grants of Plan-Based Awards in 2010; Outstanding Equity Awards at End of 2010; and Option Exercises and Stock Vested in 2010.

As permitted by the SEC rules relating to the executive compensation tables, the following tables reflect only the types of compensation that WebMD and HLTH paid to our Named Executive Officers. For example, since our only retirement plan is a 401(k) plan, we do not include tables applicable to other types of retirement plans. For a general description of the types of compensation paid by WebMD and HLTH, see “Compensation Discussion and Analysis — Overview of Types of Compensation used by WebMD” above.

In certain places in the following tables, we have indicated by use of the letters “W” and “H” whether equity compensation relates to securities originally issued by WebMD or HLTH. At the time of the completion of the Merger, outstanding awards of HLTH equity were assumed by WebMD. Accordingly, when reporting information as of December 31, 2010 (as required in various places in these tables) for grants originally made by HLTH, the tables reflect the number of shares of WebMD Common Stock subject to the grant (and, in the case of options, the exercise price) on December 31, 2010, after conversion in the Merger.

Summary Compensation Table

Table.  The following table presents information regarding the amount of the total compensation of our Named Executive Officers for services rendered during the years covered, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers from our company and any of our subsidiaries, as well as from HLTH and any of its other subsidiaries prior to the Merger.

					(e)		(f)		(g)
		(c)	(d)		Stock		Option		All Other		(h)
(a)	(b)	Salary	Bonus		Awards		Awards		Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)		($)(3)		($)(3)		($)		($)

Wayne T. Gattinella	2010	560,000	403,099	(4)	1,404,300	W	1,845,660	W	9,464	(5)	4,222,523
Chief Executive Officer and President	2009	581,538	404,869	(4)	—		—		13,658	(5)	1,000,065
	2008	560,000	135,000		1,416,600	W	2,426,184	W	9,758	(5)	4,547,542

Anthony Vuolo	2010	450,000	376,341	(7)	936,200	W	1,538,050	W	17,704	(8)	3,318,295
Chief Operating Officer &	2009	467,308	437,780	(7)	1,507,440	W	—		18,l65	(8)	2,430,693
Chief Financial Officer(6)	2008	450,000	375,000	(7)	1,156,890	W	500,310	H	17,704	(8)	4,481,288
							1,981,384	W

							2,481,694

William Pence	2010	375,000	155,540	(9)	468,100	W	1,153,538	W	6,193	(10)	2,158,371
Executive Vice President &	2009	389,423	83,750		—		—		13,292	(10)	486,465
Chief Technology Officer	2008	375,000	55,000		295,125	W	1,516,365	W	4,360	(10)	2,245,850

Martin J. Wygod(11)	2010	120,000	1,172,500		3,510,750	W	1,153,538	W	17,208	(12)	5,973,996
Chairman of the Board	2009	848,077	1,235,000	(13)	3,768,600	W	—		10,847	(12)	5,862,524
	2008	975,000	1,500,000		2,037,600	H	1,224,960	H	10,847	(12)	9,591,191
					1,416,600	W	2,426,184	W

					3,454,200		3,651,144

Steven Zatz, M.D.	2010	375,000	128,783	(14)	468,100	W	1,153,538	W	6,415	(15)	2,131,836
Executive Vice President —	2009	378,577	129,373	(14)	—		—		8,865	(15)	516,815
Professional Services	2008	345,000	45,000		566,640	W	1,010,910	W	6,257	(15)	1,973,807

(1)	We pay salary to our employees on a bi-weekly basis and, in calendar year 2009, we made 27 such bi-weekly payments, so certain of the Named Executive Officers received aggregate salary payments in calendar year 2009 that exceeded their annual salary rate and that higher amount is reported in Column (c) for 2009. The amounts for 2010 in Column (c) are equal to the current annual salary rate for each of the Named Executive Officers. For additional information regarding the annual salary rate of the Named Executive Officers, see “Employment Agreements with Named Executive Officers” below.

(2)	The amounts reported in Column (d) include, to the extent applicable to the individual Named Executive Officers, with respect to the years listed: annual cash bonuses for that year (which were paid in February or March of the following year); special bonuses paid in cash during that year; and amounts released from the Supplemental Bonus Trust during that year. For additional information, see “— Background Information Regarding the Summary Compensation Table — Supplemental Bonus Plan (SBP)” below and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” above. Where amounts listed for an individual in a specific year include anything other than just the annual cash bonus for that year, we have included the breakdown in a footnote to this table below.

(3)	The amounts reported in Columns (e) and (f) above reflect the grant date fair value, in the year of grant, for the WebMD Restricted Stock and options to purchase WebMD Common Stock awarded in each of 2010, 2009 and 2008 (and HLTH Restricted Stock and options to purchase HLTH Common Stock awarded in 2008), if any, to the respective Named Executive Officers, computed in accordance with FASB ASC Topic 718. See Note 10 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

(4)	For 2010, consists of: (a) an annual bonus for 2010 of $268,000 and (b) $135,099 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Mr. Gattinella’s behalf for 2008. For 2009, consists of: (a) an annual bonus for

2009 of $268,000 and (b) $136,869 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Mr. Gattinella’s behalf for 2007.

(5)	For 2010, consists of: (a) $3,156 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance. For 2009, consists of: (a) $7,350 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance. For 2008, consists of: (a) $3,450 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance.

(6)	Mr. Vuolo served as our Chief Operating Officer for all of 2009 and began serving in the additional position of Chief Financial Officer in October 2009. In connection with Mr. Vuolo becoming Chief Financial Officer of WebMD, he was granted 44,000 shares of WebMD Restricted Stock on November 3, 2009, 25% of which vested on the first anniversary of the date of grant and 25% of which is scheduled to vest on each of the next three anniversaries of the date of grant. That grant is reflected in Column (e) for 2009.

(7)	For 2010, consists of: (a) an annual bonus for 2010 of $251,250 and (b) $125,091 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Mr. Vuolo’s behalf for 2008. For 2009, consists of: (a) an annual bonus for 2009 of $211,050; (b) a special bonus of $100,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex; and (c) $126,730 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Mr. Vuolo’s behalf for 2007. For 2008, consists of: (a) an annual bonus for 2008 of $125,000 and (b) a bonus of $250,000 for services Mr. Vuolo provided to HLTH during 2008 outside his responsibilities as an officer of WebMD, including services in connection with HLTH’s divestitures and tender offer during 2008.

(8)	For 2010, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000. For 2009, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,461. For 2008, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000.

(9)	Consists of: (a) an annual bonus for 2010 of $100,500 and (b) $55,040 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Mr. Pence’s behalf for 2008.

(10)	For 2010, consists of: (a) $810 for company-paid group term life insurance, (b) $3,421 for company-paid supplemental disability insurance; and (c) $1,962 in company matching contributions under the 401(k) Plan. For 2009, consists of: (a) $810 for company-paid group term life insurance, (b) $5,132 for company-paid supplemental disability insurance; and (c) $7,350 in company matching contributions under the 401(k) Plan. For 2008, consists of: (a) $810 for company-paid group term life insurance, (b) a $100 incentive (for employees who completed a WebMD Health Manager online questionnaire); and (c) $3,450 in company matching contributions under the 401(k) Plan.

(11)	At the time of the Merger, Mr. Wygod’s salary was reduced from $975,000 per year to $120,000 per year. In connection with that reduction, Mr. Wygod was granted 110,000 shares of WebMD Restricted Stock on November 3, 2009, 25% of which vested on the first anniversary of the date of grant and 25% of which is scheduled to vest on each of the next three anniversaries of the date of grant. That grant is reflected in Column (e) for 2009. For additional information, see “Employment Agreements with Named Executive Officers — Martin J. Wygod” below.

(12)	For 2010, consists of: (a) $6,083 for company-paid supplemental disability insurance; and (b) $11,125 for company-paid group term life insurance. For each of 2009 and 2008, consists of: (a) $3,989 for company-paid supplemental disability insurance; and (b) $6,858 for company-paid group term life insurance.

(13)	Consists of: (a) an annual bonus for 2009 of $335,000; and (b) a special bonus of $900,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex.

(14)	For 2010, consists of: (a) an annual bonus for 2010 of $83,750 and (b) $45,033 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Dr. Zatz’s behalf for 2008. For 2009, consists of: (a) an annual bonus for 2009 of $83,750 and (b) $45,623 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Dr. Zatz’s behalf for 2007.

(15)	For 2010, consists of: (a) $1,242 company-paid group term life insurance, (b) $2,723 company-paid supplemental disability insurance; and (c) $2,450 in company matching contributions under the 401(k) Plan. For 2009, consists of: (a) $1,242 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; and (c) $4,900 in company matching contributions under the 401(k) Plan. For 2008, consists of: (a) $1,242 company-paid group term life insurance, (b) $2,715 company-paid supplemental disability insurance; and (c) $2,300 in company matching contributions under the 401(k) Plan.

Background Information Regarding the Summary Compensation Table

General.  The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers by WebMD (and, prior to the Merger, by HLTH) and provides a dollar amount for total compensation for each year covered. Compensation paid by WebMD to the Named Executive Officers was subject to approval of the WebMD Compensation Committee and compensation paid by HLTH to the Named Executive Officers was subject to approval by the HLTH Compensation Committee.

Equity Compensation.  Under applicable SEC rules, the Summary Compensation Table reflects the full grant date fair value of an equity grant in the year in which the grant is made. As a result, the compensation of our executive officers reported in the Summary Compensation Table may vary greatly from year to year, depending on which years grants were made to specific WebMD executive officers and the size of the grants made. WebMD has not, in the past, made equity grants to our executive officers or our other employees on an annual or other pre-determined basis. HLTH took a similar approach with respect to equity grants. For additional information regarding grants made during the years covered by the Summary Compensation Table, see “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Equity Compensation” above.

The amounts reported in the Summary Compensation Table for stock awards and option awards reflect a specific method of valuation of those awards, as more fully described in Note 10 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement, and do not reflect income or cash received by our Named Executive Officers. The actual amounts, if any, ultimately realized by our Named Executive Officers from equity grants will depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Employment Agreements.  Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of our Named Executive Officers for 2010 and the decisions made by the Compensation Committee relating to 2010 compensation, see “— Compensation Discussion and Analysis” above. In addition, the Named Executive Officers received the other benefits listed in Column (g) of the Summary Compensation Table and described in the related footnotes to the table.

Supplemental Bonus Plan (SBP).  Supplemental Bonus Plan contributions are cash amounts contributed by WebMD for specified Named Executive Officers (and other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date, as more fully described under “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” above. For example, amounts contributed in March 2011 (for 2010 bonuses) will be distributed in March 2012. Because those amounts will be forfeitable until March 1, 2012, they would be reflected in future Summary Compensation Tables as compensation in 2012 if the recipient is a Named Executive Officer for that year. In the Summary Compensation Table above, we include distributions from March 2009 contributions (for 2008 bonuses) in amounts for 2010 since they ceased to be forfeitable on March 1, 2010 and distributions from March 2008 contributions (for 2007 bonuses) in amounts for 2009 since they ceased to be forfeitable on March 1, 2009. The footnotes to the Summary Compensation Table identify the amounts of the distributions for individual Named Executive Officers.

Grants of Plan-Based Awards in 2010

Table.  The following table presents information regarding the equity incentive awards granted by WebMD to our Named Executive Officers during 2010. The material terms of each grant are described under “— Additional Information Regarding Awards” below.

			(d)		(f)
			All Stock	(e)	Exercise or
			Awards:	All Option Awards:	Base Price of	(g)
	(b)	(c)	Number of	Number of Securities	Option	Grant Date Fair Value
(a)	Approval	Grant	Shares of Stock	Underlying Options	Awards	of Stock and Option Awards
Name	Date	Date	(#)	(#)	($/Sh)	($)(1)

Wayne T. Gattinella	6/28/10	6/28/10	30,000	120,000	46.81	3,249,960
Anthony Vuolo	6/28/10	6/28/10	20,000	100,000	46.81	2,474,250
William Pence	6/28/10	6/28/10	10,000	75,000	46.81	1,621,638
Martin J. Wygod	6/28/10	6/28/10	75,000	75,000	46.81	4,664,288
Steven Zatz, M.D.	6/28/10	6/28/10	10,000	75,000	46.81	1,621,638

(1)	The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718 and reflect the fair value of each equity award based on the grant date fair market value of WebMD Common Stock. See Note 10 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Additional Information Regarding Awards.  The grants of shares of WebMD Restricted Stock to the Named Executive Officers in 2010 are subject to certain restrictions, including restrictions on transferability, and were made under, and are subject to the terms of, the 2005 Plan. The restrictions lapse in accordance with the terms of the respective award agreements. The holders of these shares of WebMD Restricted Stock have voting power with respect to those shares, but do not have the right to receive dividends, if any, that are declared on those shares. The vesting schedule for these grants of WebMD Restricted Stock is 25% on each of the first four anniversaries of the date of grant. For information regarding the effect on vesting of WebMD Restricted Stock of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below. If a Named Executive Officer’s employment is terminated for cause, unvested shares of WebMD Restricted Stock are forfeited.

The 2005 Plan is administered by the Compensation Committee of the WebMD Board. The WebMD Compensation Committee has authority to interpret the plan provisions and make all required determinations under the 2005 Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2005 Plan are generally transferable only to a beneficiary of a Plan participant upon his or her death or to certain family members or family trusts. However, the WebMD Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Outstanding Equity Awards at End of 2010

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2010, including the vesting dates for the portions of these awards that had not vested as of that date. Awards of WebMD equity are indicated with “(W)” at the beginning of column (b) in the table and awards that were originally of HLTH equity are indicated with “(H)” at the beginning of that column. The awards of HLTH equity were assumed by WebMD in the Merger. Accordingly, for grants by

HLTH, this table reflects the number of shares of WebMD Common Stock subject to the grant (and, in the case of options, the exercise price) after conversion in the Merger and assumption by WebMD.

(a)			(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)
	Option Awards(1)								Stock Awards(2)
	Number of			Number of								Market
	Securities			Securities					Number of			Value of
	Underlying			Underlying					Shares of			Shares of
	Unexercised			Unexercised		Option			Stock That		Stock	Stock
	Options			Options		Exercise	Option	Option	Have Not		Award	That Have
	(#)			(#)		Price	Grant	Expiration	Vested		Grant	Not Vested
Name	Exercisable			Unexercisable		($)	Date	Date	(#)		Date	($)(3)

Wayne T. Gattinella	(W	)	—	120,000	(4)	46.81	6/28/10	6/28/20	30,000	(4)	6/28/10	1,531,800
	(W	)	60,000	180,000	(5)	23.61	12/10/08	12/10/18	45,000	(5)	12/10/08	2,297,700
	(H	)	41,100	—		19.33	3/17/04	3/17/14	—		—	—

Anthony Vuolo	(W	)	—	100,000	(4)	46.81	6/28/10	6/28/20	20,000	(4)	6/28/10	1,021,200
	(W	)	—	—		—	—	—	33,000	(4)	11/03/09	1,684,980
	(W	)	—	147,000	(5)	23.61	12/10/08	12/10/18	36,750	(5)	12/10/08	1,876,455
	(H	)	39,996	39,996	(4)	21.29	12/10/08	12/10/18	—		—	—

William Pence	(W	)	—	75,000	(4)	46.81	6/28/10	6/28/20	10,000	(4)	6/28/10	510,600
	(W	)	—	112,500	(5)	23.61	12/10/08	12/10/18	9,375	(5)	12/10/08	478,608
	(W	)	112,500	37,500	(4)	45.23	11/01/07	11/01/17	6,250	(4)	11/01/07	319,125

Martin J. Wygod	(W	)	—	75,000	(4)	46.81	6/28/10	6/28/20	75,000	(4)	6/28/10	3,829,500
	(W	)	—	—		—	—	—	82,500	(4)	11/03/09	4,212,450
	(W	)	—	180,000	(5)	23.61	12/10/08	12/10/18	45,000	(5)	12/10/08	2,297,700
	(H	)	—	106,656	(4)	19.11	12/01/08	12/01/18	53,328	(4)	12/01/08	2,722,928
	(H	)	11,110	—		51.54	7/01/98	7/01/13	—		—	—
	(H	)	11,110	—		34.88	7/01/97	7/01/12	—		—	—
	(H	)	11,110	—		33.31	7/01/96	7/01/11	—		—	—

Steven Zatz, M.D.	(W	)	—	75,000	(4)	46.81	6/28/10	6/28/20	10,000	(4)	6/28/10	510,600
	(W	)	—	75,000	(5)	23.61	12/10/08	12/10/18	18,000	(5)	12/10/08	919,080

(1)	Each grant reported in the table above was granted under, and is subject to, the WebMD 2005 Plan, HLTH’s Amended and Restated 2000 Long-Term Incentive Plan, HLTH’s Amended and Restated 1996 Stock Plan or another plan or agreement that contains substantially similar terms. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested options are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	Unvested shares of restricted stock are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our Named Executive Officers are subject to accelerated or continued vesting in connection with a change of control of WebMD and upon certain terminations of employment, as described below in more detail under “Employment Agreements with Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of WebMD Restricted Stock reported in Column (g) by $51.06, the closing market price of WebMD Common Stock on December 31, 2010.

(4)	Vesting schedule: 25% of the original amount granted on each of first, second, third and fourth anniversaries of the date of the grant.

(5)	Vesting schedule: 25% of the original amount granted on March 31 of each of 2010, 2011, 2012 and 2013.

Option Exercises and Stock Vested in 2010

The following table presents information regarding the exercise of options to purchase WebMD Common Stock (including options originally issued by HLTH) by our Named Executive Officers during 2010, and regarding the vesting during 2010 of WebMD Restricted Stock (including shares originally granted by HLTH) previously granted to our Named Executive Officers. Amounts with respect to equity granted by WebMD are noted with a “W” and amounts with respect to equity granted by HLTH are noted with an “H.” However, for exercises of options and vestings of restricted stock originally granted by HLTH, the share amounts in this table give effect to the conversion of such shares into shares of WebMD Common Stock in the Merger. Please note that the amounts reported for “Value Realized” in Columns (c) and (e) represent gain over a period of years; we do not consider such gain to all be 2010 compensation and, under applicable SEC rules, none of such gain is included in 2010 compensation in the Summary Compensation Table.

(a)	(b)	(c)		(d)		(e)
	Option Awards			Stock Awards
	Number of Shares	Value Realized on		Number of Shares		Value Realized on
	Acquired on Exercise	Exercise		Acquired on Vesting		Vesting
Name	(#)	($)(1)		(#)		($)(2)

Wayne T. Gattinella	70,000H	2,248,400	H	15,000	W	695,700	W
	110,000W	3,734,500	W

		5,982,900
Anthony Vuolo	111,100H	3,565,199	H	23,250	W	1,144,555	W
	225,000W	7,159,360	W

		10,724,559
William Pence	37,500W	905,250	W	9,375	W	468,375	W
Martin J. Wygod	1,726,016H	30,752,476	H	26,664	H	1,360,397	H
	280,000W	7,017,200	W	42,500	W	2,136,700	W

		37,769,676				3,497,097
Steven Zatz, M.D.	222,200H	3,509,940	H	6,000	W	278,280	W
	113,000W	3,424,210	W

		6,934,150

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares for which the option was exercised by (ii) the difference between (1) the per-share closing price of WebMD Common Stock on the date of exercise (or, for any shares sold on the date of exercise, the actual sale price received) and (2) the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common on the vesting date.

Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control

Background and Assumptions.  In this section, we provide tables containing estimates of (a) amounts that may become payable to our Named Executive Officers as a result of a termination of employment under specific circumstances and (b) the value of other benefits they may become entitled to receive as a result of such termination under:

•	employment agreements;

•	equity grant agreements;

•	the Supplemental Bonus Plan; and

•	our Severance Benefit Plan, an ERISA severance plan applicable to all of our employees (the “Severance Plan”).

For a general discussion of matters relating to compensation that may become payable by WebMD after termination of employment or a change of control, see “— Compensation Discussion and Analysis — Compensation Following Termination of Employment or a Change of Control” above and for a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see

“— Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation for good reason and/or is in connection with a change of control. To be eligible for severance under the Severance Plan, the termination of employment must be part of a reorganization or restructuring, a closure of a facility or operation or a reduction in force. The level of benefits under the Severance Plan is calculated based on years of service and position with WebMD. In preparing the tables below, we have assumed that, in the case of the Named Executive Officers, amounts contributed on their behalf to the Supplemental Bonus Trust in 2010 would be paid prior to the scheduled release in March 2011 only in the event of a termination of employment as a result of death or disability. As prescribed by applicable SEC rules, in estimating the amount of any potential payments to Named Executive Officers under their employment agreements, the SBP or the Severance Plan, as applicable, and the value of other benefits they may become entitled to receive, we have assumed that the applicable triggering event (i.e., termination of employment or change of control) occurred on December 31, 2010 and that the price per share of WebMD Common Stock is $51.06 (the closing price per share on December 31, 2010, the last trading day in 2010). Accordingly, grants of options and restricted stock made to Named Executive Officers during 2011 and amendments to the employment agreements of Mr. Pence and Dr. Zatz entered into in July 2011, described below under “Employment Agreements with Named Executive Officers,” were not taken into consideration in preparing the tables below. We have also treated the right to continue to vest in options as being accelerated to December 31, 2010 for purposes of this disclosure only. We have also assumed that the Named Executive Officers have no accrued and unused vacation on December 31, 2010.

If the benefits payable to Mr. Wygod or to Mr. Vuolo in connection with a change of control would be subject to the excise tax imposed under Section 280G, WebMD has agreed to make an additional payment to the individual so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due. We note that the determination of whether a payment is a “parachute payment” is a facts and circumstances test. For purpose of the tables only, we have treated all payments as parachute payments except as noted in the footnotes to the table. In the tables below, we have calculated the Section 280G excise tax on the basis of IRS regulations and Rev. Proc. 2003-68 and have assumed that the Named Executive Officer’s outstanding equity awards (or portion thereof in the case of Mr. Vuolo) would be accelerated and terminated in exchange for a cash payment upon the change of control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change of control to be the amount the holder can realize from such award as of December 31, 2010: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest.

Tables.  The tables below set forth estimates (rounded to the nearest $1,000), based on the assumptions described above and in the footnotes to the tables, of the potential payments and the potential value of other benefits applicable to each Named Executive Officer upon the occurrence of specified termination or change of control triggering events. The terms used in the tables have the meanings given to them in each Named Executive Officer’s employment agreement (if applicable) and described below under “Employment Agreements with Named Executive Officers.” In addition, the amounts set forth in each table reflect the following:

•	In the column entitled “Permanent Disability or Death,” the amounts reflect both provisions contained in certain employment agreements and the fact that WebMD’s equity plans (including HLTH equity plans assumed by WebMD in the Merger) generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability.

•	Under their employment agreements, Messrs. Vuolo and Wygod are eligible to continue to participate in our health and welfare plans (or comparable plans) for a specified period. In the row entitled “Health and Welfare Benefits Continuation,” the amounts are based upon the current average cost to our company of these benefits per employee (with an estimate for individual coverage after expiration of the applicable COBRA period) and are net of amounts that the executives would continue to be responsible for. We have not made any reduction in the amounts in this row to reflect the fact that the obligation to continue benefits ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

Wayne T. Gattinella, Chief Executive Officer and President

							Termination of
		Voluntary					Employment
		Termination					without “Cause” or
	Voluntary	in Connection				Involuntary	for “Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change of	Voluntary	Disability	Termination	without	“Change of
Payments	Reason”	Control”(1)	Termination	or Death	for “Cause”	“Cause”	Control”(2)

Cash Severance	-0-	-0-	-0-	132,000 (3)	-0-	226,000 (4)	226,000 (4)
Stock Options	-0-	3,549,000	-0-	5,451,000	-0-	-0-	3,549,000
Restricted Stock	-0-	2,298,000	-0-	3,830,000	-0-	-0-	2,298,000
Health and Welfare Benefits Continuation	-0-	-0-	-0-	-0-	-0-	2,000 (5)	2,000 (5)
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	15,000 (6)	15,000 (6)
TOTAL	-0-	5,847,000	-0-	9,413,000	-0-	243,000	6,090,000

(1)	So long as Mr. Gattinella remains employed for one year following a Change of Control of WebMD, his options to purchase WebMD Common Stock granted in December 2008 and June 2010 would continue to vest until the second anniversary of the Change of Control, even if he resigns from the employ of WebMD prior to such vesting date. In addition, that portion of the grants of WebMD Restricted Stock made in December 2008 and June 2010 that would have vested through the second anniversary of the Change of Control would become vested on the date of his resignation. For purposes of calculating the amounts included in this column, we treat such resignation as occurring on December 31, 2010 and assume, solely for purposes of preparing this table, that the requirement for the applicable transition period has been met.

(2)	In the event that, following a change of control, Mr. Gattinella is terminated by WebMD without cause or he resigns for good reason, the options and restricted stock will be treated in the same manner described above in footnote (1) to this table.

(3)	Represents the amount contributed in March 2010 on Mr. Gattinella’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2010, as a result of death or disability.

(4)	Our contractual obligation to pay Mr. Gattinella cash severance if his employment is terminated without Cause or by him for Good Reason under his employment agreement expired in 2009. However, if Mr. Gattinella’s employment is terminated by us, he may be eligible for severance under our Severance Plan if the reason for his termination is covered under that Plan (see “— Background and Assumptions” above). Under the Severance Plan, he would be eligible for 21 weeks of base salary as severance. We have assumed, solely for purposes of preparing this table, that the reason for termination satisfies the requirements of the Severance Plan.

(5)	Represents one month of COBRA under the Severance Plan.

(6)	Represents the cost of outplacement assistance under the Severance Plan.

Anthony Vuolo, Chief Operating Officer and Chief Financial Officer

							Termination of
		Voluntary					Employment
		Termination					without “Cause” or
	Voluntary	in Connection				Involuntary	for “Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change of	Voluntary	Disability	Termination	without	“Change of
Payments	Reason”	Control”(1)	Termination	or Death(2)	for “Cause”	“Cause”	Control”

Cash Severance(3)	1,463,000	1,463,000	-0-	1,566,000	-0-	1,463,000	1,463,000
Stock Options	-0-	4,093,000	-0-	5,651,000	-0-	-0-	4,093,000
Restricted Stock	-0-	3,447,000	-0-	4,583,000	-0-	-0-	3,447,000
Health and Welfare Benefits Continuation	105,000	105,000	-0-	105,000	-0-	105,000	105,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	1,568,000	9,108,000	-0-	11,905,000	-0-	1,568,000	9,108,000

(1)	Mr. Vuolo may resign from his employment after six months following a Change in Control of WebMD and receive the same benefits, under his employment agreement, as if he was terminated without Cause or for Good Reason following a Change in Control (other than with respect to the option and restricted stock awards granted to him in December 2008 and June 2010 and the restricted stock award granted in November 2009). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. The December 2008 and June 2010 option and restricted stock awards will continue to vest through the second anniversary of the Change in Control so long as he remains employed for one year following the Change in Control and also in such event, the restricted stock granted in November 2009 will be deemed fully vested on the date of resignation after such one year period. However, for purposes of calculating the amounts included in the column entitled “Voluntary Termination in Connection with a Change of Control” we have treated such resignation as occurring on December 31, 2010 and have assumed that the requirement for the applicable transition period has been met.

(2)	Includes the amount contributed in March 2010 on Mr. Vuolo’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2010, as a result of death or disability.

(3)	The amounts in this row, other than the columns that are zero, include 18 months of salary and annual bonuses, plus an assumed annual bonus for 2010, which is calculated based on annual bonus amounts for 2009 (the year prior to the year of the assumed termination). Accordingly, we have assumed that the 2010 annual bonus is equal to the sum of the actual amount of Mr. Vuolo’s annual bonus for 2009 ($211,050) plus the actual amount contributed to the Supplemental Bonus Trust for Mr. Vuolo for 2009 ($103,950).

William Pence, Executive Vice President — Chief Technology Officer

							Termination of
		Voluntary					Employment
		Termination					without “Cause” or
	Voluntary	in Connection				Involuntary	for “Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change of	Voluntary	Disability	Termination	without	“Change of
Payments	Reason”	Control”	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance	500,000 (1)	-0-	-0-	41,000 (2)	-0-	500,000 (1)	500,000 (1)
Stock Options(3)	1,248,000	-0-	-0-	3,626,000	-0-	1,248,000	2,277,000
Restricted Stock	-0-	-0-	-0-	1,308,000	-0-	-0-	319,000 (4)
Health and Welfare Benefits Continuation	24,000	-0-	-0-	-0-	-0-	24,000	24,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	1,772,000	-0-	-0-	4,975,000	-0-	1,772,000	3,120,000

(1)	$500,000 represents one year of salary ($375,000) and an assumed annual bonus for 2010 of $125,000, which is calculated based on annual bonus amounts for 2009 (the year prior to the year of the assumed termination). We have assumed that the 2010 annual bonus is equal to the sum of the actual amount of Mr. Pence’s annual bonus for 2009 ($83,750) plus the actual amount contributed to the Supplemental Bonus Trust for Mr. Pence for 2009 ($41,250).

(2)	Represents the amount contributed in March 2010 on Mr. Pence’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2010, as a result of death or disability.

(3)	If Mr. Pence’s employment is terminated by WebMD without cause or by him for good reason, the option grants made to Mr. Pence in November 2007 (at the time he joined WebMD) and in December 2008 will each continue to vest until the next scheduled vesting date following such termination. If such a termination occurs within twelve months after a change of control, those options will continue to vest until the second scheduled vesting date following such termination.

(4)	The restricted stock grant made to Mr. Pence in November 2007 (at the time he joined WebMD) will continue to vest until the next scheduled vesting date following termination if such termination occurs within 12 months after a change of control.

Martin J. Wygod, Chairman of the Board

							Termination of
							Employment
		Voluntary					without
		Termination					“Cause” or for
	Voluntary	in Connection				Involuntary	“Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change of	Voluntary	Disability	Termination	without	“Change of
Payments(1)	Reason”	Control”	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance(2)	5,725,000	5,725,000	5,725,000	5,725,000	-0-	5,725,000	5,725,000
Stock Options	8,667,000	8,667,000	-0-	8,667,000	-0-	8,667,000	8,667,000
Restricted Stock	13,063,000	13,063,000	-0-	13,063,000	-0-	13,063,000	13,063,000
Health and Welfare Benefits Continuation	75,000	75,000	75,000	75,000	-0-	75,000	75,000
280G Tax Gross-Up(3)	-0-	7,888,000	-0-	-0-	-0-	-0-	7,888,000
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	27,530,000	35,418,000	5,800,000	27,530,000	-0-	27,530,000	35,418,000

(1)	As more fully described under “— Employment Agreements with Named Executive Officers — Martin J. Wygod” below, in connection with the Merger, Mr. Wygod agreed to remain Executive Chairman notwithstanding the terms of his employment agreement. Accordingly, his agreement was amended to provide that he may resign with or without Good Reason and receive his cash severance.

(2)	Such cash severance represents salary and bonus for three years, with (a) the annual salary amount being $975,000, the salary in effect immediately prior to the Merger and (b) the annual bonus amount determined by averaging the bonus amounts received by Mr. Wygod for the three years prior to the Merger.

(3)	We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance is the only portion of the benefits that constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change of control.

Steven Zatz, M.D., Executive Vice President — Professional Services

							Termination of
							Employment
		Voluntary					without
		Termination					“Cause” or for
	Voluntary	in Connection				Involuntary	“Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change of	Voluntary	Disability	Termination	without	“Change of
Payments	Reason”	Control”	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance	-0-	-0-	-0-	41,000 (1)	-0-	195,000 (2)	195,000 (2)
Stock Options	-0-	-0-	-0-	2,378,000	-0-	-0-	-0-
Restricted Stock	-0-	-0-	-0-	1,430,000	-0-	-0-	-0-
Health and Welfare Benefits Continuation	-0-	-0-	-0-	-0-	-0-	2,000 (3)	2,000 (3)
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	15,000 (4)	15,000 (4)
TOTAL	-0-	-0-	-0-	3,849,000	-0-	212,000	212,000

(1)	Represents the amount contributed in March 2010 on Dr. Zatz’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2010, as a result of death or disability.

(2)	Represents 27 weeks of base salary under the Severance Plan. Our contractual obligation to pay Dr. Zatz cash severance if his employment is terminated by WebMD without Cause or by him for Good Reason under his employment agreement expired in 2009. However, if Dr. Zatz’s employment is terminated by us, he may be eligible for severance under our Severance Plan if the reason for his termination is covered under that Plan (see “— Background and Assumptions” above). In addition, we have assumed, solely for purposes of preparing this table, that the reason for termination satisfies the requirements of the Severance Plan.

(3)	Represents one month COBRA payment under the Severance Plan.

(4)	Represents the cost of outplacement assistance under the Severance Plan.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or any amendments to those agreements. However, many of the decisions relating to the compensation of our Named Executive Officers for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. With respect to 2010, those decisions and their implementation are discussed earlier in this “Executive Compensation” section.

Wayne T. Gattinella

WebMD is a party to an employment agreement with Wayne Gattinella, its CEO and President, which was entered into in 2005 and amended in December 2008. The following is a description of Mr. Gattinella’s employment agreement, as amended:

•	Under his employment agreement, Mr. Gattinella’s annual base salary is $560,000 and he is eligible for an annual bonus, the target of which is 100% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2010, Mr. Gattinella received an annual bonus of $268,000, determined by the WebMD Compensation Committee in its discretion. In addition, the WebMD Compensation Committee approved an SBP Award of $132,000 with respect to Mr. Gattinella. See “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” above.

•	For information regarding Mr. Gattinella’s equity compensation, see “— Executive Compensation Tables” above. In 2010, Mr. Gattinella received grants, under the 2005 Plan, of non-qualified options to purchase 120,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 30,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. The following terms apply to the grants made to Mr. Gattinella on June 28, 2010:

–	at any time after the first anniversary of the occurrence of a Change of Control (as defined in the 2005 Plan) of WebMD, he may resign, in which case (a) the options granted to him will continue to vest and remain outstanding through the date on which the second vesting after the change of control occurs and such options will expire, if they have not been exercised, 90 days after such second vesting date and (b) the two vestings of the restricted stock that would have occurred after the Change of Control will, if not already vested, accelerate to the date of termination; and

–	if his employment is terminated by WebMD without cause or by him for good reason following a Change of Control, the options and restricted stock granted to him will be treated in the same manner as described above.

•	The December 2008 amendment described the material terms of the December 2008 equity awards made to Mr. Gattinella, which are identical, with respect to the impact of a Change of Control, to the terms of the June 2010 awards described above. The December 2008 amendment also made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A of the Internal Revenue Code.

•	As used in the employment agreement, “good reason” means a material reduction in base salary, a material reduction in Mr. Gattinella’s authority or a material breach by WebMD of the terms of the employment agreement. Our obligation to pay cash severance, under the employment agreement, in the event of a termination by WebMD without cause or by Mr. Gattinella for good reason, has expired.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are governed by the laws of the State of New York.

Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers that he had a relationship with during the time he was employed by WebMD, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Gattinella are subject to his continued compliance with these covenants.

Anthony Vuolo

Anthony Vuolo, who serves as WebMD’s Chief Operating Officer and Chief Financial Officer, was a party to an employment agreement with HLTH. Mr. Vuolo’s employment agreement was amended and restated, effective as of the date of WebMD’s initial public offering, and assumed by WebMD. The agreement was further amended as of December 10, 2008 and February 19, 2009. The following is a description of the agreement, as amended:

•	Under his employment agreement, Mr. Vuolo’s annual base salary is $450,000 and he is eligible for an annual bonus, the target of which is 100% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2010, Mr. Vuolo received an annual bonus of $251,250, determined by the WebMD Compensation Committee in its discretion. In addition, the Compensation Committee approved an SBP Award of $123,750 with respect to Mr. Vuolo. See “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” above.

•	For information regarding Mr. Vuolo’s equity compensation, see “— Executive Compensation Tables” above. In 2010, Mr. Vuolo received grants, under the 2005 Plan, of non-qualified options to purchase 100,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 20,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. The following terms apply to the grants made to Mr. Vuolo on June 28, 2010:

–	at any time after the first anniversary of the occurrence of a Change in Control (as described below) of WebMD, he may resign, in which case (a) the options granted to him will continue to vest and remain outstanding through the date on which the second vesting after the change of control occurs and such options will expire, if they have not been exercised, 90 days after such second vesting date and (b) the two vestings of the restricted stock that would have occurred after the Change in Control will, if not already vested, accelerate to the date of termination; and

–	if his employment is terminated by WebMD without Cause (as described below) or by him for Good Reason (as described below) following a Change in Control, the options and restricted stock granted to him will be treated in the same manner as described above.

•	In the event of the termination of Mr. Vuolo’s employment due to his death or disability, by WebMD without Cause (as described below), by Mr. Vuolo for Good Reason (as described below), or as a result of WebMD’s failure to renew his employment agreement, he would be entitled to the following (subject, if necessary, to a six month delay to comply with Section 409A of the Internal Revenue Code):

–	continuation of his base salary for a period of 18 months following the date of termination;

–	any unpaid bonus for the year preceding the year in which the termination of employment occurs, as well as payment for bonuses for the 18-month period following the date of termination calculated using the bonus paid for the year prior to the year of termination (and, for this purpose only, the amount of his SBP Award for such year, if any); and

–	continued participation in certain of WebMD’s welfare benefit plans for 36 months (or, if earlier, until he is eligible for comparable benefits); provided that, pursuant to the December 2008 amendment, he will no longer be entitled to participate in WebMD’s disability plans and will instead be entitled to a payment equal to the greater of $10,000 and 200% of the cost of his coverage for up to three years.

Amounts with respect to Mr. Vuolo’s SBP Award are payable only in accordance with the terms of the Supplemental Bonus Trust (see “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” above). Mr. Vuolo’s receipt of these severance benefits is subject to his continued compliance with the applicable restrictive covenants described below.

•	The December 2008 amendment described the material terms of the December 2008 WebMD equity awards made to Mr. Vuolo. Specifically, Mr. Vuolo may resign one year after the occurrence of a Change in Control (as described below) and (i) he would continue to vest in the option granted on December 10, 2008 through the second anniversary of the Change in Control and (ii) that portion of the restricted stock award made on the same date that would have vested over the two year period following the Change in Control will become vested on the date of resignation. The February 2009 amendment provided that the option granted to Mr. Vuolo by HLTH on December 10, 2008 will be treated in the same manner as the WebMD grants made on such date and described above.

•	For purposes of the employment agreement: (a) “Cause” includes (i) a material breach of his employment agreement that remains unremedied after 30 days’ written notice, or (ii) conviction of a felony; and (b) “Good Reason” includes (i) a material reduction in his title or responsibilities, (ii) the requirement to report to anyone other than WebMD’s CEO, (iii) a reduction in his base salary or material fringe benefits, (iv) a material breach by WebMD of his employment agreement, (v) relocation of his place of work outside Manhattan, New York, unless it is within 25 miles of his current residence, or (vi) the date that is six months following a Change in Control (as described below) of WebMD (so long as Mr. Vuolo remains employed by WebMD’s successor, or is terminated without Cause or resigns for Good Reason, during such six-month period).

•	For purposes of the employment agreement, a “Change in Control” would occur when: (i) any person, entity, or group acquires at least 50% of the voting power of WebMD, (ii) there is a sale of all or substantially all of WebMD’s assets in a transaction where then-current stockholders do not receive a majority of the voting power or equity interest in the acquiring entity or its controlling affiliates or (iii) a complete liquidation or dissolution of WebMD occurs.

•	The grant of 44,000 shares of WebMD Restricted Stock made in November 2009 is scheduled to vest in equal annual installments over four years, subject to continued employment on such dates; provided, however, that if a Change of Control (as defined in the 2005 Plan) occurs, he may resign beginning one year after the change in control and any remaining unvested shares would vest on the date of resignation.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased.

•	The December 2008 amendment also made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A of the Internal Revenue Code by, among other things, clarifying the timing of certain payments.

•	The employment agreement is governed by the laws of the State of New York.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Vuolo incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute and related gross-up payments made to Mr. Vuolo will not be deductible for federal income tax purposes.

William Pence

We are party to an employment agreement with William Pence, dated October 1, 2007, entered into at the time he was hired as the Executive Vice President and Chief Technology Officer of WebMD, and amended in December 2008, February 2011 and July 2011. The December 2008 amendment made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A of the Internal Revenue Code. The February 2011 amendment removed the expiration, scheduled to occur in October 2011, of the availability to Mr. Pence of severance protection upon a termination by WebMD without “Cause” or by him for “Good Reason” (as those terms are described below) under the employment agreement. The following is a description of Mr. Pence’s employment agreement, as amended:

•	Under his employment agreement, Mr. Pence’s annual base salary is $375,000 and he is eligible for an annual bonus, the target of which is 35% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2010, Mr. Pence received an annual bonus of $100,500, determined by the Compensation Committee of our Board in its discretion. In addition, the Compensation Committee approved an SBP Award of $49,500 with respect to Mr. Pence. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Supplemental Bonus Plan (SBP) Awards” above.

•	For information regarding Mr. Pence’s equity compensation, see the “Executive Compensation Tables” above. In 2010, he received grants, under the 2005 Plan, of non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 10,000 shares of WebMD Restricted Stock. In July 2011, he received the following equity grants: a non-qualified option to purchase 75,000 shares of WebMD Common Stock at an exercise price of $36.62 and 12,000 shares of WebMD Restricted Stock. Both the option grants and the restricted stock grants made on June 28, 2010 and July 23, 2011 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.

•	In the event of the termination of Mr. Pence’s employment, by WebMD without “Cause” or by him for “Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive the employer portion of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. Amounts with respect to Mr. Pence’s SBP Award are payable in accordance with the terms of the Supplemental Bonus Trust (see “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Supplemental Bonus Plan (SBP) Awards” above). In addition, in the event that a termination of Mr. Pence’s employment by WebMD without Cause or by him for Good Reason occurs before the fourth anniversary of the date of grant, 25% of the options to purchase WebMD Common Stock granted to him on November 1, 2007 upon his joining WebMD and on December 10, 2008 would continue to vest through the next vesting date following the date of termination.

•	In the event of a “Change of Control” of WebMD (as such term is defined in the 2005 Plan) and his subsequent termination by WebMD without Cause or by him for Good Reason within 12 months following such Change of Control, the unvested portion of the options to purchase WebMD Common Stock granted to Mr. Pence on November 1, 2007 upon his joining WebMD and on December 10, 2008 would continue to vest through the second vesting date following such termination and 25% of the WebMD Restricted Stock granted to him on November 1, 2007 would continue to vest through the next vesting date following the date of termination. In addition, pursuant to the July 2011 amendment, the option granted on July 23, 2011 as well as options granted prior to such date, to the extent unvested, would remain outstanding and continue to vest during the one year period following such termination.

•	For purposes of the employment agreement:

–	a “Change of Control” (as such term is defined in the 2005 Plan) would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD.

–	“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

–	“Good Reason” means Mr. Pence’s resignation of employment within 1 year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WebMD; provided that he has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are governed by the laws of the State of New York.

Mr. Pence is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits due to Mr. Pence are subject to his continued compliance with these covenants.

Martin J. Wygod

Mr. Wygod was party to an employment agreement with HLTH dated as of August 3, 2005, as amended on each of February 1, 2006, December 1, 2008 (the “2008 Amendment”), December 29, 2008 and July 9, 2009 (the “2009 Amendment”). WebMD assumed the employment agreement upon the closing of the Merger. The following is a description of the employment agreement:

•	Pursuant to the 2008 Amendment, upon the closing of the Merger, (i) Mr. Wygod’s employment would have terminated, (ii) Mr. Wygod would have become a non-executive Chairman of the Board of WebMD and (iii) Mr. Wygod would have been entitled to receive the cash severance and benefits provided in the employment agreement (described below). However, HLTH, WebMD and Mr. Wygod agreed, in the 2009 Amendment, that Mr. Wygod would continue to serve as executive Chairman of the Board of WebMD following the Merger and that, upon the consummation of the Merger, Mr. Wygod’s salary would be reduced from $975,000 to $120,000. The 2009 Amendment also provided that Mr. Wygod would continue to have the right, if his employment were to terminate for any reason, to receive the severance he would have received under the 2008 Amendment had he become a non-employee Chairman of the Board of WebMD upon the closing of the Merger, as had originally been contemplated. Accordingly, upon any such termination, Mr. Wygod would be entitled to the following severance benefits:

–	a severance payment of $975,000 (Mr. Wygod’s base salary prior to the Merger), per year payable for three years following the date of termination in equal installments at the same time as WebMD’s payroll practices (for an aggregate of $2,925,000); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code;

–	a bonus payment in the amount of $933,333.34 (the average of the three annual bonuses prior to the closing date of the Merger) for each of the three calendar years following the date of termination (for an aggregate of $2.8 million), with the payments to be made at such time as bonuses are paid to executive officers generally for each such year but not later than December 31 of the year following the year to which the bonus relates; and

–	continued participation in WebMD’s health, dental, vision and life insurance plans in which he participates on the date of termination (or reasonably equivalent plans) for three years from the date of termination (or, if earlier, until eligible for comparable coverage with a subsequent employer).

In addition, if his employment is terminated by WebMD without Cause, by Mr. Wygod for Good Reason or as a result of death or disability, the vesting of all of his options and restricted stock would accelerate and his options would remain outstanding for three years (but in no event longer than the expiration of the original term) or, if on or following a Change in Control, through the expiration of the original term. In the event of a Change in Control, all cash amounts payable to Mr. Wygod in connection with his termination are required to be placed in a rabbi trust.

•	The amount of any bonus payable to Mr. Wygod is in the discretion of the WebMD Compensation Committee. For 2010, Mr. Wygod received an annual bonus of $1,172,500 from WebMD, determined by the WebMD Compensation Committee in its discretion. In addition, the Compensation Committee approved an SBP Award of $577,500 with respect to Mr. Wygod. See “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Supplemental Bonus Plan (SBP) Awards” above.

•	For information regarding Mr. Wygod’s equity compensation, see “— Executive Compensation Tables” above. In 2010, Mr. Wygod received grants, under the 2005 Plan, of non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 75,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. On February 11, 2011, Mr. Wygod received a grant of 100,000 shares of WebMD Restricted Stock, scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant.

•	The 2008 Amendment extended the employment period, under the employment agreement, through December 31, 2012, provided that a non-renewal by WebMD will be treated as a termination without “Cause” (as that term is described below) and have the consequences described below.

•	For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against WebMD or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that WebMD materially breached any material provisions of the employment agreement, (iii) failure to serve on WebMD’s Board or Executive Committee of WebMD’s Board, or (iv) the occurrence of a Change in Control of WebMD.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the third anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Wygod under the employment agreement are subject to his continued compliance with these covenants.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible by WebMD for federal income tax purposes.

Steven Zatz, M.D.

We are party to an employment agreement with Steven Zatz, M.D., who serves as our Executive Vice President — Professional Services, which was entered into in 2005 and amended in December 2008 and July 2011. The following is a description of Dr. Zatz’s employment agreement with us.

•	Under his employment agreement, Dr. Zatz’s annual base salary is $375,000 and he is eligible for an annual bonus, the target of which is 35% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2010, Dr. Zatz received an annual bonus of $83,750, determined by the Compensation Committee of our Board in its discretion. In addition, the Compensation Committee approved an SBP Award of $41,250 with respect to Dr. Zatz. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2010 — Annual Bonuses” and “— Supplemental Bonus Plan (SBP) Awards” above.

•	For information regarding Dr. Zatz’s equity compensation, see the “Executive Compensation Tables” above. In 2010, Dr. Zatz received grants, under the 2005 Plan, of non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 10,000 shares of WebMD Restricted Stock. In July 2011, he received the following equity grants: a non-qualified option to purchase 75,000 shares of WebMD Common Stock at an exercise price of $36.62 and 12,000 shares of WebMD Restricted Stock. Both the option grants and the restricted stock grants made on June 28, 2010 and July 23, 2011 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.

•	The December 2008 amendment made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A.

•	Our obligation to pay cash severance, under the employment agreement, in the event of a termination by WebMD without cause or by Dr. Zatz for good reason, had expired in 2010. However, the July 2011 amendment provides that if Dr. Zatz’s employment is terminated without “Cause” by us or by him for “Good Reason” within 12 months following a Change of Control of WebMD, he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive the employer portion of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In addition, pursuant to the July 2011 amendment, the option granted on July 23, 2011 as well as options granted prior to such date, to the extent unvested, would remain outstanding and continue to vest during the one year period following such termination. The definitions of “Change of Control,” “Cause” and “Good Reason” are identical to those contained in Mr. Pence’s agreement and described above.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are each governed by the laws of the State of New York.

Dr. Zatz is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. Post-employment payments and benefits that may be due to Dr. Zatz are subject to his continued compliance with these covenants.

Compensation of Kevin Cameron

Kevin M. Cameron, who formerly served as Chief Executive Officer of HLTH and as a member of its Board of Directors, became a member of the Board of Directors of WebMD upon completion of the Merger. In November 2009, Mr. Cameron returned from medical leave to active employment with WebMD on a part-time basis as a Special Advisor to the Chairman, at a salary rate of $100,000 per year. At that time, he received a grant of 110,000 shares of restricted WebMD Common Stock, 36,666 of which are scheduled to vest on the second anniversary of the date of grant and 36,667 of which are scheduled to vest on each of the next two anniversaries of the date of grant. The amount of shares granted, and the terms of the grant, were determined by the Compensation Committee in its discretion. Pursuant to the terms of the 2005 Plan, the vesting of the restricted stock will be accelerated, in the event of termination of Mr. Cameron’s employment as a result of death or permanent disability, to the date of such termination. Vesting of the restricted stock will also be accelerated, in the event of a Change of Control (as defined in the 2005 Plan) of WebMD, to the date of such Change of Control. In addition, if Mr. Cameron’s employment is terminated by WebMD without cause, the next vesting will be accelerated to the date of termination.

Upon the completion of the Merger, Mr. Cameron was entitled to resign for good reason under his employment agreement and receive certain severance benefits. WebMD and Mr. Cameron have entered into an agreement, in connection with Mr. Cameron’s resuming active employment, that would allow Mr. Cameron to receive the same benefits if he resigns at a later date as he would be entitled to if he resigned immediately following the Merger, which include:

•	As a result of his serving as HLTH’s Chief Executive Officer for over three years, he would be entitled to continuation of his base salary for three years from his termination date at the rate in effect when he served as CEO of HLTH, which was $660,000 per year (an aggregate of $1.98 million); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code.

•	He would generally be entitled to continue to participate for three years, on the same terms and conditions that would have applied had he remained employed by WebMD during such period, in all health, medical, dental, life and disability plans provided to him at the time of such termination and which are provided to employees generally following the date of termination (or comparable plans).

As of December 31, 2010, Mr. Cameron held: (a) non-qualified options (originally granted by HLTH prior to the Merger) to purchase 773,216 shares of WebMD Common Stock with a weighted average exercise price of $20.65 per share (of which, 764,328 are vested options); and (b) the following, which were granted under the 2005 Plan (i) non-qualified options to purchase 20,500 shares of WebMD Common Stock at an exercise price of $17.50, which is fully vested, (ii) 110,000 shares of WebMD Restricted Stock granted by WebMD on November 3, 2009, one-third of which is scheduled to vest on November 3 of each of 2011 through 2013; and (iii) non-qualified options to purchase 65,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 10,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant and are scheduled to expire on the tenth anniversary of the date of grant. The options granted by HLTH to Mr. Cameron in December 2008 will be deemed fully vested in the event of a Change of Control (as defined in the HLTH 2000 Plan). In addition, the following terms apply to the grants made to Mr. Cameron on June 28, 2010:

•	if his employment is terminated by WebMD without Cause (defined as described below), by Mr. Cameron for Good Reason (defined as described below) or as a result of death or disability, (a) the options would remain outstanding and continue to vest until the next vesting date following termination and (b) the next vesting of the restricted stock would accelerate to the date of termination; and

•	if, following a Change of Control (defined as described below), his employment is terminated by WebMD without Cause or by Mr. Cameron for Good Reason, (a) the options would remain outstanding and continue to vest for the remainder of their term and (b) the restricted stock would become fully vested on the date of termination.

For the purposes of the grants made to Mr. Cameron on June 28, 2010:

•	a “Change of Control” would occur when (a) any person, entity or group acquires at least 50% of the voting power of WebMD, (b) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (c) there is a complete liquidation or dissolution of WebMD.

•	“Cause” includes (a) any willful misconduct relating, directly or indirectly, to WebMD, which if it can be cured, is not cured within 30 days following written notice from WebMD, (b) any breach of any material provision contained in Mr. Cameron’s employment agreement or any material policy which, if it can be cured, is not cured within 30 days following written notice from WebMD, or (c) conviction of a felony or crime involving moral turpitude.

•	“Good Reason” includes (a) a material breach by WebMD of its obligations under the employment agreement, which, if able to be cured, remains uncured, (b) a material demotion of Mr. Cameron’s position with WebMD, and (c) if Mr. Cameron is required to relocate from his present residence or is required to commute, on a regular basis, to WebMD’s headquarters and WebMD’s headquarters is outside of the New York City metropolitan area; provided that Mr. Cameron has provided 30 days written notice and WebMD has failed to remedy such condition within 30 days of receipt of such written notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

Our Board of Directors has delegated to the Nominating & Governance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Nominating & Governance Committee has determined that Drs. Adler and Moossa, and Messrs. Dimick, Keller, Manning, Sarkowsky, Smith and Trotman (all eight of our Non-Employee Directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. Messrs. Cameron, Gattinella and Wygod, as employees of our company, are not independent.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Nominating & Governance Committee of our Board has made a subjective determination as to each Non-Employee Director that no relationships exist which, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Mr. Manning qualified as “independent,” the Nominating & Governance Committee considered that (1) he had, more than ten years ago, previously served as an executive officer of a predecessor of HLTH and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Keller qualified as “independent,” the Nominating & Governance Committee considered the fact that he had previously served as an employee of HLTH for a short period, more than five years ago. In considering whether Mr. Sarkowsky qualified as “independent,” the Nominating & Governance Committee considered the fact that he and Mr. Wygod have jointly owned race horses and been involved in related transactions. Each member of the Nominating & Governance Committee abstained from voting with respect to his own independence.

Related Party Transactions

WebMD and HLTH were reimbursed approximately $320,000 and $322,000 for 2010 and 2009, respectively, by Martin J. Wygod (WebMD’s Chairman of the Board) and a corporation that he controls, for personal use of certain company staff and office facilities and for the personal portion of certain travel expenses.

In December 2010, WebMD made a charitable donation to the Rose Foundation of $1,600,000 to be used to provide funding to a children’s health clinic in Oceanside, CA. The Rose Foundation is a private charitable foundation of which Mr. Wygod is a trustee.

FMR Corp. reported beneficial ownership, as of December 31, 2010, of 8,761,134 shares of WebMD Common Stock, which represented approximately 14.4% of WebMD’s outstanding Common Stock as of that date. Affiliates of FMR Corp. provide record-keeping and administrative services to WebMD in connection with the 401(k) Plan, health savings accounts for WebMD employees and WebMD’s stock-based compensation plans and, until the sale of Porex by HLTH, provided such services in connection with Porex’s 401(k) plan. The aggregate amount charged to WebMD and HLTH for these services was approximately $86,000 for 2010 and $45,000 for 2009. Fidelity Employer Services Company LLC, or FESCO, an affiliate of FMR Corp. that provides human resources administration and benefit administration services to employers, serves as a distributor of WebMD’s private portal services, which are integrated into services that FESCO provides to its clients. WebMD recorded revenue of $5,776,000 in 2010 and $8,072,000 in 2009 related to the FESCO relationship, and $1,587,000 and $2,250,000, respectively, were included in accounts receivable, related to the FESCO relationship, as of December 31, 2010 and December 31, 2009.

Audit Committee Review of Related Party Transactions

Under our company’s Code of Business Conduct, directors and executive officers are required to disclose to our General Counsel or our Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with our company, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under our Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of our company. The Audit Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and our company may violate our Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and, if not, whether they are otherwise reasonable and fair to WebMD. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a Non-Employee Director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules, we are providing WebMD stockholders with the opportunity to make an advisory vote regarding the compensation of WebMD’s Named Executive Officers, as described in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the stockholders of WebMD Health Corp. (“WebMD”) approve, on an advisory basis, the compensation of WebMD’s Named Executive Officers, as disclosed in the Proxy Statement for WebMD’s 2011 Annual Meeting, including in the Compensation Discussion and Analysis section, the compensation tables and the narrative disclosures.”

This proposal is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement. The Say-on-Pay Vote at our 2011 Annual Meeting is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate to the Compensation Committee their views on overall compensation practices relating to WebMD’s Named Executive Officers, as described in this Proxy Statement.

We urge you to consider the disclosures regarding compensation matters contained under the caption “Executive Compensation” earlier in this Proxy Statement, including the subsection entitled “Compensation Discussion and Analysis.” As discussed in the Compensation Discussion and Analysis, the various elements of WebMD’s executive compensation program are intended to work together to provide total compensation that is reasonable, competitive and related to both our company’s performance and the individual performance of our executive officers.

The Say-on-Pay Vote is advisory in nature and is not binding. However, the Board and the Compensation Committee value the opinions of WebMD’s stockholders as expressed through their votes and other communications and the Compensation Committee intends to consider the results of the stockholder vote on this Proposal 2 when making future determinations relating to executive compensation.

On behalf of the Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

In addition to seeking the Say-on-Pay Vote in Proposal 2, we are asking our stockholders to express a preference as to how frequently future Say-on-Pay Votes should take place. In accordance with applicable SEC rules, WebMD stockholders may express a preference to have future Say-on-Pay Votes held every one year, two years or three years. Stockholders also have the option to abstain from voting on this Proposal 3.

The Board has delegated to the Compensation Committee authority to determine how often to hold future Say-on-Pay Votes. The Compensation Committee and the Board welcome regular input from stockholders on matters relating to corporate governance and executive compensation. The Compensation Committee believes that it will benefit from the input it would receive by our company holding Say-on-Pay Votes every year. Accordingly, on behalf of our Board of Directors, the Compensation Committee recommends that stockholders vote to hold future Say-on-Pay Votes every “ONE YEAR.”

The vote on Proposal 3 is advisory, which means that it is not binding. However, it will provide the Compensation Committee with our stockholders’ view on how frequently they desire WebMD to hold future Say-on-Pay Votes. The Compensation Committee believes that stockholders will welcome the opportunity to have future Say-on-Pay Votes held annually, but if the stockholder vote on Proposal 3 indicates a different preference, the Compensation Committee will carefully consider the results of that vote in determining how often WebMD will hold future Say-on-Pay Votes.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Proposal 4 is a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2011.

The Audit Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board, recommends to stockholders that they ratify that appointment. Ernst & Young LLP has served as WebMD’s independent auditors since WebMD’s initial public offering in 2005 and served as HLTH’s independent auditors from 1995 until completion of the Merger in October 2009.

Although stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law, the Board believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If Proposal 4 is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but is not obligated to appoint another independent registered public accounting firm. If the selection of Ernst & Young LLP is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF PROPOSAL 4.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders.

Services and Fees of Ernst & Young

In addition to retaining Ernst & Young LLP to audit WebMD’s consolidated financial statements for 2010 and 2009 and to review quarterly financial statements during those years (including quarterly financial statements of HLTH in 2009 prior to the Merger), WebMD retained Ernst & Young LLP to provide certain related services. The fees for Ernst & Young LLP’s services were:

Type of Fees	2010	2009

Audit Fees	$978,284	$1,085,818
Audit-Related Fees	85,460	639,165
Tax Fees	214,563	299,965
All Other Fees	2,569	1,995

Total Fees	$1,280,876	$2,026,943

In the above table, in accordance with applicable SEC rules:

•	“audit fees” include: (a) fees for professional services (i) for the audit of consolidated financial statements of WebMD for 2010 and 2009, (ii) for review of the consolidated financial statements included in WebMD’s Quarterly Reports on Form 10-Q filed during each year (and review of the quarterly financial statements of HLTH in 2009 prior to the Merger), and (iii) for the audits of internal control over financial reporting with respect to WebMD for 2010 and 2009; and (b) fees for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for each year;

•	“audit-related fees” are fees in each year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and included fees related to employee benefit plan and other audits during 2010 and 2009 and, during 2009, also included fees for services related to the Merger and the disposition of Porex;

•	“tax fees” are fees in the year for professional services for tax compliance, tax advice, and tax planning and analysis, a portion of which during 2009 related to the Merger; and

•	“all other fees” are fees in the year for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.

None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committee of WebMD (or, if during 2009 prior to the Merger, the Audit Committee of HLTH if applicable). The Audit Committee has determined that the provision by Ernst & Young of non-audit services to WebMD in 2010 is compatible with Ernst & Young maintaining its independence.

The Audit Committee considers whether to pre-approve audit and permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting. HLTH followed similar pre-approval procedures.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee are Neil F. Dimick, James V. Manning and Stanley S. Trotman, Jr. and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as WebMD’s independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted services provided by WebMD’s registered public accounting firm;

•	approving the fees to be paid to WebMD’s registered public accounting firm;

•	reviewing the adequacy and effectiveness of WebMD’s internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving WebMD’s internal audit plan and reviewing reports of WebMD’s internal auditors;

•	determining whether to approve related party transactions (see “Certain Relationships and Related Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of WebMD’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by WebMD’s Board of Directors, a copy of which is included as Annex H to this Proxy Statement.

This report reviews the actions taken by the Audit Committee with regard to WebMD’s financial reporting process for 2010 and particularly with regard to WebMD’s audited consolidated financial statements and the related schedule included in Annex A to this Proxy Statement.

WebMD’s management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. WebMD’s independent auditors are responsible for performing an independent audit of WebMD’s consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in Annex A to this Proxy Statement. In addition, the Audit Committee reviewed with WebMD’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of WebMD’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in Annex A to this Proxy Statement. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and WebMD, including the matters in the written disclosures required of Ernst & Young LLP by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services (see “— Ratification of Appointment of Independent Registered Public Accounting Firm — Services and Fees of Ernst & Young LLP” above) during 2010 by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

Additionally, the Audit Committee discussed with WebMD’s independent auditors the overall scope and plan for their audit of WebMD’s financial statements and their audits of its internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to WebMD’s Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of WebMD’s internal control over financial reporting be included in WebMD’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young LLP as WebMD’s independent auditors for 2011.

Neil F. Dimick
James V. Manning
Stanley S. Trotman, Jr.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

WebMD expects to hold its 2012 Annual Meeting on October 10, 2012.

Submission of Proposals for Inclusion in WebMD’s Proxy Materials. Proposals that stockholders intend to present at the 2012 Annual Meeting must be received by WebMD’s Corporate Secretary (at the address provided below under “— Advance Notice Provisions under WebMD’s Bylaws”) not later than April 23, 2012 if they are to be eligible for consideration for possible inclusion in WebMD’s proxy statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made.

Advance Notice Provisions under WebMD’s Bylaws. WebMD’s Amended and Restated By-laws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in WebMD’s proxy statement. For these nominations or other business to be properly brought before the 2012 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 90 days and not more than 120 days in advance of the anniversary of the 2011 Annual Meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. Accordingly, if a stockholder intends to submit a director nomination or a proposal at the 2012 Annual Meeting that is not intended for inclusion in WebMD’s proxy statement relating to that meeting, notice from the stockholder in accordance with the requirements in the WebMD Amended and Restated By-laws must be received by WebMD no later than July 6, 2012, unless the date of the meeting is changed, in which case WebMD will announce any change in the date by which the notice must be received by WebMD when WebMD first announces the change in meeting date. All notices of proposals by stockholders, whether or not intended to be included in WebMD’s proxy materials, should be sent to: Corporate Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

We make available free of charge at www.wbmd.com (in the “Investor Relations” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of WebMD Common Stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. A stockholder who wishes to receive a separate copy of this Proxy Statement, now or in the future, should submit this request by writing to Investor Relations, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011, or by calling (212) 624-3817. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

MISCELLANEOUS

Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements and Supplemental Data

Page

Historical Financial Statements:
Report of Management on Internal Control Over Financial Reporting	2
Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	3
Report of Independent Registered Public Accounting Firm	4
Consolidated Balance Sheets as of December 31, 2010 and 2009	5
Consolidated Statements of Operations for the Years Ended December 31, 2010, 2009 and 2008	6
Consolidated Statements of Equity for the Years Ended December 31, 2010, 2009 and 2008	7
Consolidated Statements of Cash Flows for the Years Ended December 31, 2010, 2009 and 2008	8
Notes to Consolidated Financial Statements	9
Supplemental Financial Data:
The following supplemental financial data of the Registrant and its subsidiaries required to be included in Item 15(a)(2) on Form 10-K are listed below:
Schedule II — Valuation and Qualifying Accounts	S-1

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 1

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of WebMD Health Corp. is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

WebMD management assessed the effectiveness of WebMD’s internal control over financial reporting as of December 31, 2010. In making this assessment, WebMD management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment and those criteria, WebMD management concluded that WebMD maintained effective internal control over financial reporting as of December 31, 2010.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s financial statements as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, has audited the Company’s internal control over financial reporting as of December 31, 2010, as stated in their report which appears on page 3.

March 1, 2011

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited WebMD Health Corp.’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). WebMD Health Corp.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, WebMD Health Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of WebMD Health Corp. as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2010 of WebMD Health Corp. and our report dated March 1, 2011 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

New York, New York
March 1, 2011

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited the accompanying consolidated balance sheets of WebMD Health Corp. as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WebMD Health Corp. at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2009, the Company adopted (i) authoritative guidance clarifying that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities, and (ii) revised authoritative guidance related to accounting for business combinations, and effective April 1, 2009, the Company adopted authoritative guidance which changed when and how to assess other-than-temporary impairments of securities.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), WebMD Health Corp.’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2011 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

New York, New York
March 1, 2011

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 4

WEBMD HEALTH CORP.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$400,501	$459,766
Accounts receivable, net of allowance for doubtful accounts of $1,493 at December 31, 2010 and $1,511 at December 31, 2009	134,448	118,155
Prepaid expenses and other current assets	12,161	11,419
Investments	—	9,932
Deferred tax assets	23,467	—

Total current assets	570,577	599,272
Investments	—	338,446
Property and equipment, net	61,516	52,194
Goodwill	202,104	202,104
Intangible assets, net	22,626	26,020
Deferred tax assets	71,125	50,789
Other assets	14,254	19,723

TOTAL ASSETS	$942,202	$1,288,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$53,181	$63,721
Deferred revenue	97,043	98,474
1.75% convertible subordinated notes due 2023	—	264,583
Deferred tax liabilities	—	12,955
Liabilities of discontinued operations	17,327	34,197

Total current liabilities	167,551	473,930
3 1/8% convertible notes due 2025, net of discount of $22,641 at December 31, 2009	—	227,659
Other long-term liabilities	21,756	22,191
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 650,000,000 shares authorized;
62,401,272 shares issued at December 31, 2010 and 57,243,710 shares issued at December 31, 2009	624	572
Additional paid-in capital	9,462,373	9,469,857
Treasury stock, at cost; 2,485,391 shares at December 31, 2010 and 6,296,944 shares at December 31, 2009	(129,589)	(233,651)
Accumulated deficit	(8,580,513)	(8,634,585)
Accumulated other comprehensive loss	—	(37,425)

Stockholders’ equity	752,895	564,768

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$942,202	$1,288,548

See accompanying notes.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 5

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,
	2010	2009	2008

Revenue	$534,519	$438,536	$373,462
Cost of operations	187,831	165,753	135,138
Sales and marketing	120,874	112,101	106,080
General and administrative	85,496	89,620	88,053
Depreciation and amortization	27,578	28,185	28,410
Interest income	3,949	9,149	35,300
Interest expense	11,453	23,515	26,428
Loss (gain) on convertible notes	23,332	(10,120)	—
Loss on investments	9,517	—	60,108
Severance and other transaction expenses	—	11,066	6,941
Gain on sale of EBS Master LLC	—	—	538,024
Restructuring	—	—	7,416
Other (expense) income, net	(72)	(1,369)	992

Income from continuing operations before income tax provision (benefit)	72,315	26,196	489,204
Income tax provision (benefit)	20,043	(45,491)	26,638
Equity in earnings of EBS Master LLC	—	—	4,007

Consolidated income from continuing operations	52,272	71,687	466,573
Consolidated income from discontinued operations, net of tax (benefit) provision of ($444), $21,224 and $3,134 in 2010, 2009 and 2008	1,800	49,354	94,682

Consolidated net income inclusive of noncontrolling interest	54,072	121,041	561,255
Income attributable to noncontrolling interest	—	(3,705)	(1,032)

Net income attributable to Company stockholders	$54,072	$117,336	$560,223

Amounts attributable to Company stockholders:
Income from continuing operations	$52,272	$67,018	$465,725
Income from discontinued operations	1,800	50,318	94,498

Net income attributable to Company stockholders	$54,072	$117,336	$560,223

Basic income per common share:
Income from continuing operations	$0.93	$1.40	$5.99
Income from discontinued operations	0.04	1.05	1.22

Net income attributable to Company stockholders	$0.97	$2.45	$7.21

Diluted income per common share:
Income from continuing operations	$0.85	$1.21	$4.92
Income from discontinued operations	0.03	0.86	0.96

Net income attributable to Company stockholders	$0.88	$2.07	$5.88

Weighted-average shares outstanding used in computing per share amounts:
Basic	55,328	47,400	77,738

Diluted	62,228	57,740	97,824

See accompanying notes.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 6

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF EQUITY
(In thousands, except share data)

	Stockholders’ Equity
							Accumulated
			Additional				Other	Total	Non-
	Common Stock		Paid-In	Treasury Stock		Accumulated	Comprehensive	Stockholders’	Controlling	Total
	Shares	Amount	Capital	Shares	Amount	Deficit	(Loss) Income	Equity	Interest	Equity

Balances at December 31, 2007	203,447,813	$2,034	$12,536,711	122,559,580	$(2,564,948)	$(9,336,841)	$5,853	$642,809	$131,353	$774,162
Comprehensive income:
Net income	—	—	—	—	—	560,223	—	560,223	1,032	561,255
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	(9,588)	(9,588)	(702)	(10,290)
Foreign currency translation adjustment	—	—	—	—	—	—	(4,178)	(4,178)	—	(4,178)
Reversal of EBSCo’s comprehensive loss in connection with sale of EBSCo	—	—	—	—	—	—	7,326	7,326	—	7,326

Other comprehensive income								(6,440)	(702)	(7,142)

Comprehensive income								553,783	330	554,113

Issuance of stock for option exercises, ESPP and other issuances	213,920	2	9,283	(1,144,936)	9,275	—	—	18,560	3,465	22,025
Tax benefit realized from issuances of common stock and valuation reversal	—	—	2,232	—	—	—	—	2,232	—	2,232
Gain on issuance of subsidiary common stock for options exercised and restricted stock released and other	—	—	3,688	—	—	—	—	3,688	(3,688)	—
Repurchase of common stock of subsidiary	—	—	—	—	—	—	—	—	(6,728)	(6,728)
Cash settlement for Subimo transaction	—	—	—	—	—	—	—	—	(2,782)	(2,782)
Purchase of warrant	—	—	(700)	—	—	—	—	(700)	—	(700)
Stock-based compensation expense	—	—	13,650	—	—	—	—	13,650	12,273	25,923
Purchase of treasury stock in tender offer	—	—	—	37,196,245	(737,324)	—	—	(737,324)	—	(737,324)

Balances at December 31, 2008	203,661,733	2,036	12,564,864	158,610,889	(3,292,997)	(8,776,618)	(587)	496,698	134,223	630,921
Comprehensive income:
Net income	—	—	—	—	—	117,336	—	117,336	3,705	121,041
Cumulative effect related to the adoption of new authoritative guidance relating to other-than-temporary impairments	—	—	—	—	—	24,697	(24,697)	—	—	—
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	(340)	(340)	(857)	(1,197)
Foreign currency translation adjustment	—	—	—	—	—	—	(8,091)	(8,091)	—	(8,091)

Other comprehensive income								(8,431)	(857)	(9,288)

Comprehensive income								108,905	2,848	111,753

Issuance of stock for option exercises and other issuances	774,130	8	2,790	(1,585,065)	16,651	—	—	19,449	6,179	25,628
Tax benefit realized from issuances of common stock	—	—	480	—	—	—	—	480	—	480
Recognition of Merger	(147,192,153)	(1,472)	(3,115,748)	(157,068,107)	3,277,915	—	(3,710)	156,985	(162,013)	(5,028)
Repurchases of 3 1/8% convertible notes, net of tax	—	—	(3,544)	—	—	—	—	(3,544)	—	(3,544)
Stock-based compensation expense	—	—	21,015	—	—	—	—	21,015	18,763	39,778
Purchase of treasury stock in tender offers	—	—	—	6,339,227	(235,220)	—	—	(235,220)	—	(235,220)

Balances at December 31, 2009	57,243,710	572	9,469,857	6,296,944	(233,651)	(8,634,585)	(37,425)	564,768	—	564,768
Comprehensive income:
Net income	—	—	—	—	—	54,072	—	54,072	—	54,072
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	37,425	37,425	—	37,425

Other comprehensive income								37,425	—	37,425

Comprehensive income								91,497	—	91,497

Issuance of stock for option exercises and other issuances	12,859	1	(224,806)	(4,835,699)	198,670	—	—	(26,135)	—	(26,135)
Tax benefit realized from issuances of common stock	—	—	22,458	—	—	—	—	22,458	—	22,458
Conversions, repurchases and redemption of 1.75% and 3 1/8% convertible notes, net of tax	5,144,703	51	161,925	(7,500,630)	319,522	—	—	481,498	—	481,498
Stock-based compensation expense	—	—	32,939	—	—	—	—	32,939	—	32,939
Purchase of treasury stock under repurchase program	—	—	—	352,572	(14,914)	—	—	(14,914)	—	(14,914)
Purchase of treasury stock in tender offers	—	—	—	8,172,204	(399,216)	—	—	(399,216)	—	(399,216)

Balances at December 31, 2010	62,401,272	$624	$9,462,373	2,485,391	$(129,589)	$(8,580,513)	$—	$752,895	$—	$752,895

See accompanying notes.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 7

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2010	2009	2008

Cash flows from operating activities:
Consolidated net income inclusive of noncontrolling interest	$54,072	$121,041	$561,255
Adjustments to reconcile consolidated net income inclusive of noncontrolling interest to net cash provided by operating activities:
Consolidated income from discontinued operations, net of tax	(1,800)	(49,354)	(94,682)
Depreciation and amortization	27,578	28,185	28,410
Equity in earnings of EBS Master LLC	—	—	(4,007)
Non-cash interest, net	5,594	10,205	9,859
Non-cash advertising	—	1,753	5,097
Non-cash stock-based compensation	33,300	39,412	24,632
Deferred income taxes	(403)	(42,143)	7,474
Loss (gain) on convertible notes	23,332	(10,120)	—
Gain on sale of EBS Master LLC	—	—	(538,024)
Loss on investments	9,517	—	60,108
Changes in operating assets and liabilities:
Accounts receivable	(16,292)	(25,073)	(9,672)
Prepaid expenses and other, net	4,617	6,979	1,893
Accrued expenses and other long-term liabilities	213	7,677	6,052
Deferred revenue	(1,431)	18,861	4,095

Net cash provided by continuing operations	138,297	107,423	62,490
Net cash (used in) provided by discontinued operations	(16,474)	305	34,624

Net cash provided by operating activities	121,823	107,728	97,114
Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	361,852	2,300	118,339
Proceeds received from ARS Option	10,467	—	—
Purchases of available-for-sale securities	—	—	(177,150)
Purchases of property and equipment	(32,254)	(17,886)	(24,265)
Purchase of investment in preferred stock	—	—	(6,471)
Cash paid in business combinations net of cash acquired	—	—	(2,633)
Purchase of noncontrolling interest in subsidiary	—	—	(12,818)
Proceeds received (payments made) from sale of discontinued operations	(1,430)	72,318	247,491
Proceeds from the sale of EBS Master LLC	—	—	574,617
Other	—	—	1,224

Net cash provided by continuing operations	338,635	56,732	718,334
Net cash used in discontinued operations	—	(3,552)	(4,852)

Net cash provided by investing activities	338,635	53,180	713,482
Cash flows from financing activities:
Proceeds from exercise of stock options	59,825	42,898	23,505
Cash used for withholding taxes due on stock-based awards	(86,533)	(17,645)	(1,822)
Repurchases of convertible notes	(94,525)	(123,857)	—
Purchase of treasury stock under repurchase program and tender offers	(420,948)	(228,402)	(737,324)
Cash paid for merger related costs	—	(5,021)	—
Excess tax benefit on stock-based awards	22,458	480	748
Other	—	—	(700)

Net cash used in continuing operations	(519,723)	(331,547)	(715,593)
Net cash used in discontinued operations	—	—	(76)

Net cash used in financing activities	(519,723)	(331,547)	(715,669)

Effect of exchange rates on cash	—	557	(1,958)

Net (decrease) increase in cash and cash equivalents	(59,265)	(170,082)	92,969
Cash and cash equivalents at beginning of period	459,766	629,848	536,879

Cash and cash equivalents at end of period	$400,501	$459,766	$629,848

See accompanying notes.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 8

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data)

1.  Background and Basis of Presentation

Background

WebMD Health Corp. (the “Company” or “WebMD”) is a Delaware corporation that was incorporated on May 3, 2005. The Company completed an initial public offering on September 28, 2005. The Company’s Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market.

The Company provides health information services to consumers, physicians and other healthcare professionals, employers and health plans through its public and private online portals, mobile platforms and health-focused publications. The Company’s public portals for consumers enable them to obtain health and wellness information (including information on specific diseases or conditions), check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest and participate in online communities with peers and experts. The Company’s public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. The Company also provides mobile health information applications for use by consumers and physicians. The Company’s public portals generate revenue primarily through the sale of advertising and sponsorship products, including CME services. The public portals’ sponsors and advertisers include pharmaceutical, biotechnology, medical device and consumer products companies. The Company also generates revenue from the sale of e-detailing promotion and physician recruitment services and from advertising sold in WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. In addition, the Company generates revenue from the sale of certain information products. The Company’s private portals enable employers and health plans to provide their employees and members with access to personalized health and benefit information and decision-support technology that helps them to make more informed benefit, treatment and provider decisions. In addition, the Company offers clients of its private portals telephonic health coaching services on a per participant basis across an employee or plan population. The Company generates revenue from its private portals through the licensing of these portals and related services to employers and health plans either directly or through distributors.

From the completion of the initial public offering through the completion of the merger with HLTH Corporation (“HLTH”) on October 23, 2009 (the “Merger”), the Company was more than 80% owned by HLTH. On October 23, 2009, stockholders of HLTH and WebMD approved the Merger and the transaction was completed later that day, with HLTH merging into WebMD and WebMD continuing as the surviving corporation. WebMD automatically succeeded to all of HLTH’s assets, liabilities and commitments upon completion of the Merger (other than the shares of WebMD Class B Common Stock owned by HLTH which were cancelled in the Merger). In the Merger, each share of HLTH Common Stock was converted into 0.4444 shares of WebMD Common Stock. The shares of WebMD’s Class A Common Stock were unchanged in the Merger and continue to trade on the Nasdaq Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B Common Stock and the dual-class stock structure that had existed at WebMD. WebMD was the only operating business of HLTH at the time the Merger closed. Accordingly, the completion of the Merger did not have a significant effect on the operations of WebMD since there were no HLTH business operations to combine with WebMD’s business operations and, while HLTH had previously been providing certain corporate services to WebMD under a services agreement and had certain other agreements with WebMD, those agreements ceased when WebMD acquired HLTH. The employees and resources of HLTH used to provide services to WebMD under the services agreement became employees and resources of WebMD upon completion of the Merger.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 9

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The applicable accounting treatment for the Merger resulted in HLTH being considered the acquiring entity of the WebMD non-controlling interest. Accordingly, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger, adjusted as described in the next paragraph. Accordingly, in these Consolidated Financial Statements, the defined term “Company” refers not only to WebMD but also, where the context requires, to HLTH. The specific names of HLTH and WebMD are used only where there is a need to distinguish between the legal entities. In addition, all references in these Consolidated Financial Statements to amounts of shares of HLTH Common Stock and to market prices or purchase prices for HLTH Common Stock have been adjusted to reflect the 0.4444 exchange ratio in the Merger (the “Exchange Ratio”), and expressed as the number of shares of WebMD Common Stock into which the HLTH Common Stock would be converted in the Merger and the equivalent price per share of WebMD Common Stock. Similarly, the exercise price of options and warrants to purchase HLTH Common Stock and the number of shares subject to those options and warrants have been adjusted to reflect the Exchange Ratio.

The accompanying Consolidated Financial Statements include the consolidated accounts of the Company and its subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated accounts of HLTH included, until the completion of the Merger, 100% of the assets and liabilities of WebMD, which was more than 80% owned by HLTH until the Merger. The ownership interests of the noncontrolling stockholders of WebMD were referred to as “noncontrolling interest” for periods prior to the Merger. In the Consolidated Statements of Operations, “Net income attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

The accompanying Consolidated Financial Statements reflect the Company’s Porex, LBB, and ViPS businesses as discontinued operations. The sale of Porex was completed on October 19, 2009 (the “Porex Sale”), the sale of Little Blue Book print directory business (“LBB”) was completed on September 30, 2009 (the “LBB Sale”) and the sale of ViPS was completed on July 22, 2008 (the “ViPS Sale”). See Note 3 for further details.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of the Company and all majority-owned subsidiaries. The results of operations for companies acquired or disposed are included in the Consolidated Financial Statements from the effective date of acquisition or up to the date of disposal. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is

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Annex A – Page 10

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the Consolidated Financial Statements. Significant estimates and assumptions by management affect: the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued liabilities, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. The Company’s public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of the Company’s public portals. This portion of the Company’s revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. The timing of revenue in relation to the Company’s expenses, much of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing and general and administrative expenses as a percentage of revenue in each calendar quarter.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

Fair Value

The carrying amount of cash and cash equivalents, accounts receivable, accrued expenses and deferred revenue is deemed to approximate fair value due to the immediate or short-term maturity of these financial instruments. See Note 14 for further information on the fair value of the Company’s investments.

Marketable Securities

The Company classifies its investments in marketable securities as either available-for-sale or held-to-maturity at the time of purchase and re-evaluates such classifications at each balance sheet date. The Company does not invest in trading securities. Debt securities in which the Company has the positive intent and ability to hold the securities to maturity are classified as held-to-maturity; otherwise they are classified as available-for-sale. Investments in marketable equity securities are classified as available-for-sale.

Held-to-maturity securities are carried at amortized cost and available-for-sale securities are carried at fair value as of each balance sheet date. Unrealized gains and losses associated with available-for-sale securities are recorded as a component of accumulated other comprehensive income within equity. Realized gains and losses are recorded in the consolidated statements of operations. If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the security is to be considered other-than-temporarily impaired and the full amount of impairment must be charged to earnings. Otherwise, losses on securities which are other-than-temporarily impaired are separated into two categories, the portion of loss which is considered credit loss and the portion of loss which is due to other factors. The credit loss portion is charged to earnings while the loss due to other factors is charged to other comprehensive income. The cost of securities is based on the specific identification method.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Equity Investment in EBS Master LLC

From November 17, 2006 through February 8, 2008, the Company accounted for its investment in EBS Master LLC as an equity method investment since the Company had “the ability to exercise significant influence over operating and financial policies of an investee,” but did not exercise control.

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture and fixtures	4 to 7 years
Software	3 to 5 years
Building and improvements	Up to 40 years
Website development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major improvements are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets result from business combinations accounted for under the acquisition method, formerly the purchase method. Goodwill and other intangible assets with indefinite lives are not amortized and are subjected to impairment review by applying fair value based tests. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	3 to 5 years
Customer relationships	5 to 12 years
Acquired technology and patents	3 years
Trade names	10 years

Recoverability

The Company reviews the carrying value of goodwill and indefinite lived intangible assets annually and whenever indicators of impairment are present. The Company determines whether goodwill and any indefinite-lived intangible assets may be impaired by comparing the carrying value of its reporting unit to the fair value of its reporting unit determined using an income approach valuation. A reporting unit is defined as an operating segment or one level below an operating segment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Based on the Company’s analysis, there was no impairment of goodwill and indefinite lived intangible assets of any of the Company’s continuing operations in connection with the annual impairment tests that were performed during the years ended December 31, 2010, 2009 and 2008.

Internal Use Software

Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria have been met, internal and external direct costs incurred in developing or obtaining computer software are capitalized. The Company capitalized $5,348 and $4,354 during the years ended December 31, 2010 and 2009, respectively. Capitalized internal use software development costs are included in property and equipment in the accompanying consolidated balance sheets. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. Depreciation expense related to internal use software was $3,919, $3,797 and $3,699 for the years ended December 31, 2010, 2009 and 2008, respectively.

Website Development Costs

Costs related to the planning and post implementation phases of WebMD’s Website development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $4,265 and $3,906 during the years ended December 31, 2010 and 2009, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation expense related to Website development costs was $5,246, $7,140 and $6,644 during the years ended December 31, 2010, 2009 and 2008, respectively.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. As of December 31, 2010 and 2009, the total restricted cash was $2,024 and $2,334, respectively, and is included in other assets in the accompanying consolidated balance sheets.

Deferred Charges

Other assets includes costs associated with the issuance of the convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. The Company capitalized $8,493 of issuance costs in connection with the 2005 issuance of the $300,000 3 1/8% Convertible Notes due 2025 and $10,411 of issuance costs in connection with the 2003 issuance of the $350,000 1.75% Convertible Subordinated Notes due 2023. The aggregate amortization of these issuance costs, which is included within interest expense in the accompanying statements of operations, was $1,097, $2,359 and $2,682 for the years ended December 31, 2010, 2009 and 2008, respectively. In connection with the conversions and repurchases of the 1.75% Notes and 3 1/8% Notes during 2010 and 2009, issuance costs of $2,600 and $1,260, respectively, were written off. There were no unamortized issuance costs related to the

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

1.75% and 3 1/8% Notes as of December 31, 2010. As of December 31, 2009, unamortized issuance costs related to the 1.75% Notes and the 3 1/8% Notes were $3,697.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Revenue Recognition

Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized as the last element is delivered.

Sales, Use and Value Added Tax

The Company excludes sales, use and value added tax from revenue in the accompanying consolidated statements of operations.

Advertising Costs

Advertising costs are generally expensed as incurred and totaled $7,105, $10,929 and $10,852 in 2010, 2009 and 2008, respectively. Included in advertising expense were non-cash advertising costs of $1,753 and $5,097 in 2009 and 2008, respectively. These non-cash advertising costs resulted from a relationship with News Corporation that the Company entered into in 2000 and amended in 2001, through which the Company received rights to an aggregate of $205,000 in advertising services from News Corporation to be used over nine years expiring in 2009, in exchange for equity securities issued by the Company. The advertising services were initially recorded at fair value determined using a discounted cash flow methodology, and were amortized as the advertisements were broadcast. As of December 31, 2009, there were no remaining prepaid advertising services.

Foreign Currency

The financial statements and transactions of the Company’s foreign facilities are generally maintained in their local currency. In accordance with SFAS No. 52, “Foreign Currency Translation,” the translation of foreign currencies into United States dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using average exchange rates during the year. The gains or losses resulting from translation are included as a component of accumulated other comprehensive income within equity. Foreign currency transaction gains and losses are included in net

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Annex A – Page 14

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income and were not material in any of the periods presented. The Company’s foreign operations are not significant except for the foreign operations of the Company’s Porex business, which was sold on October 19, 2009 and which was included in discontinued operations during the periods presented in the accompanying financial statements.

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2010, 2009 or 2008 or more than 10% of the Company’s accounts receivable as of December 31, 2010 or 2009.

The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. The Company recorded revenue from foreign customers of $6,243, $3,693 and $3,417 during the years ended December 31, 2010, 2009 and 2008, respectively.

Income Taxes

Deferred income taxes are recognized for the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions.

The Company reflects interest and penalties related to uncertain tax positions as part of the income tax provision (benefit) in the accompanying consolidated statements of operations.

Accounting for Stock-Based Compensation

Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. The Company recognizes these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards.

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Annex A – Page 15

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Income Attributable to Company Stockholders Per Common Share

Basic income per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the period, adjusted to give effect to participating non-vested restricted stock during the periods it was outstanding. Diluted income per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the period, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive:

	Years Ended December 31,
	2010	2009	2008

Numerator:
Income from continuing operations	$52,272	$67,018	$465,725
Effect of participating non-vested restricted stock	(601)	(787)	—

Income from continuing operations — Basic	51,671	66,231	465,725
Interest expense on 1.75% convertible notes, net of tax	1,469	3,714	4,600
Interest expense on 3 1/8% convertible notes, net of tax	—	—	11,255
Effect of dilutive securities of subsidiary	—	(343)	(587)

Income from continuing operations — Diluted	$53,140	$69,602	$480,993

Income from discontinued operations, net of tax	$1,800	$50,318	$94,498
Effect of participating non-vested restricted stock	(21)	(591)	—

Income from discontinued operations, net of tax — Basic	1,779	49,727	94,498
Effect of dilutive securities of subsidiary	—	53	(27)

Income from discontinued operations, net of tax — Diluted	$1,779	$49,780	$94,471

Denominator:
Weighted-average shares — Basic	55,328	47,400	77,738
Employee stock options, restricted stock and warrants	3,706	2,265	1,414
1.75% Convertible notes	3,194	8,075	10,107
3 1/8% Convertible notes	—	—	8,565

Adjusted weighted-average shares after assumed conversions — Diluted	62,228	57,740	97,824

Basic income per common share:
Income from continuing operations	$0.93	$1.40	$5.99
Income from discontinued operations	0.04	1.05	1.22

Net income attributable to Company stockholders	$0.97	$2.45	$7.21

Diluted income per common share:
Income from continuing operations	$0.85	$1.21	$4.92
Income from discontinued operations	0.03	0.86	0.96

Net income attributable to Company stockholders	$0.88	$2.07	$5.88

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Annex A – Page 16

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has excluded convertible subordinated notes and convertible notes, as well as certain outstanding warrants, stock options and restricted stock, from the calculation of diluted income per common share during the periods in which such securities were anti-dilutive. The following table presents the total weighted average number of potentially dilutive common shares that were excluded from the computation of diluted income (loss) per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2010	2009	2008

Options, restricted stock and warrants	1,843	12,929	14,510
Convertible notes	3,777	7,147	—

	5,620	20,076	14,510

Discontinued Operations

The operating results of a business unit are reported as discontinued if its operations and cash flows can be clearly distinguished from the rest of the business, the operations have been sold or will be sold within a year, there will be no continuing involvement in the operation after the disposal date and certain other criteria are met. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation.

Recent Accounting Pronouncements

Accounting Pronouncements Adopted During 2009

The Company adopted the new authoritative guidance which establishes accounting and reporting standards for noncontrolling interests, previously called minority interests. This new guidance required that a noncontrolling interest be reported in the Company’s consolidated balance sheets within equity and separate from the parent company’s equity. Also, the new guidance required consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest, all on the face of the consolidated operating statement. In addition, discontinued operations and continuing operations reflected as part of the noncontrolling interest should be allocated between continuing operations and discontinued operations for the calculation of earnings per share. The Consolidated Financial Statements reflect the retrospective application of this accounting standard adopted by the Company effective January 1, 2009.

The Company adopted the new authoritative guidance which requires cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. This new guidance affected the accounting for the Company’s 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”). The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond’s cash proceeds and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represents a debt discount and will be amortized to interest expense over the period from issuance to August 2012 (the first date on which the Company may be required to repurchase the 3 1/8% Notes at the option of the holder). The $61,300 also represents the value of the equity component on the 3 1/8% Notes and was included within additional paid-

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Annex A – Page 17

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in capital through December 31, 2008. The Consolidated Financial Statements reflect the retrospective application of this accounting standard adopted by the Company effective January 1, 2009.

Effective January 1, 2009, the Company adopted the revised authoritative guidance on business combinations which changed existing practice, in part, as follows: (1) contingent consideration arrangements are now fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs are now expensed as incurred, rather than capitalized as part of the purchase price; (3) reversal of valuation allowances created in purchase accounting are now recorded through the income tax provision; and (4) in order to accrue for a restructuring plan in purchase accounting, all authoritative guidance would have to be met at the acquisition date. While the adoption of this standard did not have a material impact on the Company’s financial statements, it could materially change the accounting for business combinations consummated in the future and for tax matters relating to prior acquisitions settled subsequent to December 31, 2008.

Effective January 1, 2009, the Company adopted the authoritative guidance which clarifies that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities. The Company reflected the impact on the year ended December 31, 2009 in the Net Income (Loss) Per Common Share section of Note 2. The adoption of the new guidance did not have a material impact on the year ended December 31, 2008 and accordingly, that period was not retrospectively adjusted.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance requiring disclosures about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on the Company’s results of operations, financial position or cash flows.

In April 2009, the FASB issued authoritative guidance which changed when and how to assess other-than-temporary impairments of securities and to improve the financial statement presentation of such impairments. A more detailed description of this new guidance and the impact of its adoption is discussed in Note 14.

In May 2009, the FASB issued authoritative guidance establishing general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. This new guidance was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued authoritative guidance which established the FASB Accounting Standards Codification (“Codification”). On the effective date of this new guidance, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. This new guidance was effective for financial statements issued for interim and annual periods ending after September 15, 2009. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on the Company’s results of operations, financial position or cash flows.

Accounting Pronouncements to be Adopted in the Future

In October 2009, the Financial Accounting Standards Board issued authoritative guidance on revenue arrangements with multiple deliverables. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables. In addition, the new guidance requires all revenue under multiple element arrangements to be allocated using their relative selling prices. The new guidance will be applied prospectively to contracts signed or materially modified beginning January 1, 2011. The Company cannot, at the present time, quantify the impact of this new guidance on its future results of operations since it will be applied to contracts entered into or materially modified in the future.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Discontinued Operations

Porex

In February 2008, the Company announced its intention to divest its Porex business, and on October 19, 2009, the Company completed the sale. In connection with the sale of Porex, the Company received $74,378 in cash at closing, subject to customary adjustment based on the amount of Porex’s working capital, received $67,500 in senior secured notes (the “Senior Secured Notes”) and incurred approximately $4,900 of transaction expenses. The Senior Secured Notes were secured by certain assets of the acquirer. The Senior Secured Notes accrued interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series had an aggregate principal amount of $10,000 each and were scheduled to mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series had an aggregate principal amount of $37,500 and were scheduled to mature on the fourth anniversary of the closing. The Company determined the fair value of the Senior Secured Notes was $63,598 as of October 19, 2009. On April 1, 2010, the Company sold the Senior Secured Notes for $65,475 plus accrued interest. The Company recognized a pre-tax gain of $1,362 related to the sale of the Senior Secured Notes, representing the excess of the sale proceeds over the adjusted cost basis of the Senior Secured Notes, which is reflected in loss on investments in the accompanying consolidated statement of operations for the year ended December 31, 2010.

In addition, the Company agreed to indemnify Porex for certain tax matters, which were estimated by the Company to be approximately $4,800. An accrual for these tax matters is included within liabilities of discontinued operations, within the accompanying balance sheet as of December 31, 2010 and 2009. In connection with the sale of Porex, the Company recognized a pre-tax gain of $25,790 for the year ended December 31, 2009.

Summarized operating results for the discontinued operations of Porex are as follows:

	Years Ended December 31,
	2009	2008

Revenue	$68,208	$94,407
Earnings before taxes	14,137	19,294
Gain on disposal before taxes	25,790	—

Little Blue Book Print Directory Business

In March 2009, the Company decided to divest LBB. As a result, the historical financial information for LBB has been reflected as discontinued operations in the accompanying Consolidated Financial Statements. During the three months ended June 30, 2009, the Company recorded an impairment charge of $8,300 to reduce the carrying value of LBB to its current estimated fair value. On September 30, 2009, the Company completed the sale of LBB in which it received cash proceeds of $2,590. Summarized operating results for the discontinued operations of LBB and the loss recognized on the sale are as follows:

	Years Ended December 31,
	2009	2008

Revenue	$4,066	$9,235
(Losses) earnings before taxes	(8,432)	1,954
Loss on disposal before taxes	(103)	—

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Annex A – Page 19

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ViPS

During February 2008, the Company announced its intention to divest its ViPS business and on July 22, 2008, the Company completed the ViPS Sale to an affiliate of General Dynamics Corporation. The Company received cash proceeds of $223,175, net of a working capital adjustment, professional fees and other expenses associated with the ViPS Sale. In connection with the ViPS Sale, the Company recognized a pre-tax gain of $96,969 and incurred approximately $1,472 of professional fees and other expenses. Summarized operating results for the discontinued operations of ViPS and the gain recognized on the sale are as follows:

Year Ended
December 31,
2008

Revenue	$57,497
Earnings before taxes	8,121
Gain on disposal before taxes	96,969

EPS

On September 14, 2006, the Company completed the sale of Emdeon Practice Services, Inc. (together with its subsidiaries, “EPS”) to Sage Software, Inc. (“Sage Software”), an indirect wholly owned subsidiary of The Sage Group plc (the “EPS Sale”). The Company has certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and now four, former officers and directors of EPS, who were indicted in connection with the previously disclosed investigation by the United States Attorney for the District of South Carolina (the “Investigation”), which is more fully described in Note 9. In connection with the EPS Sale, the Company agreed to indemnify Sage Software relating to these indemnity obligations. During the year ended December 31, 2007, based on information available at that time, the Company determined a reasonable estimate of the range of probable costs with respect to its indemnification obligation and, accordingly, recorded an aggregate pre-tax charge of $73,347, which represented the Company’s estimate of the low end of the probable range of costs related to this matter. The Company had reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. The Company updated the estimated range of its indemnification obligation based on new information received during the years ended December 31, 2008 and 2009, and as a result, recorded additional pre-tax charges of $29,078 and $14,367, respectively. As described in more detail in Note 9, two of the former officers and directors of EPS were found guilty; however the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal. The government entered a notice of appeal with respect to the Court’s order and such appeal is pending. Two other former officers of EPS are awaiting trial in Tampa, Florida, which was scheduled to begin on October 4, 2010; however, on July 9, 2010 the Court in Tampa placed the case against those defendants on hold pending resolution of the appeal of the South Carolina ruling. As of December 31, 2010 and 2009, the remaining accrual with respect to the costs for these matters was $7,527 and $25,437, respectively, and is included within liabilities of discontinued operations on the accompanying consolidated balance sheets. The ultimate outcome of this matter is still uncertain and, accordingly, the amount of cost the Company may ultimately incur could be substantially more than the reserve the Company has currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, the Company will need to record additional charges to its consolidated statement of operations in future periods.

Also included within liabilities of discontinued operations related to this matter is $5,000 and $3,957, as of December 31, 2010 and 2009, respectively, which represents certain reimbursements received from the Company’s insurance carriers between July 31, 2008 and December 31, 2010. The Company deferred

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognizing these insurance reimbursements within the consolidated statement of operations given the pending Coverage Litigation, which is more fully described in Note 9. During the years ended December 31, 2009 and 2008, the Company received reimbursements from its insurance carriers in the amount of $53,150 and $14,625, respectively, which reimbursements are no longer subject to the pending Coverage Litigation. Accordingly, the Company recognized these amounts within consolidated income from discontinued operations during the years ended December 31, 2009 and 2008, respectively. During the year ended December 31, 2010, income from discontinued operations primarily related to the release back to the Company of $3,855 for certain EPS related compensation that was previously held in escrow, offset by a charge related to the settlement with one of the Company’s directors and officers liability insurance carriers, which is described more fully in Note 9.

Also included in income from discontinued operations for the years ended December 31, 2009 and 2008 is $403 and $790, respectively, primarily related to the reversal of certain sales and use tax contingencies, which were indemnified by the Company for Sage Software, resulting from the expiration of statutes of limitations.

4.	Emdeon Business Services

On November 16, 2006, the Company completed the sale of a 52% interest in the entities comprising its Emdeon Business Services business (“EBS”) to an affiliate of General Atlantic LLC (“GA”), (the “2006 EBS Sale”). The 2006 EBS Sale was structured so that the Company and GA each owned interests in EBS Master LLC (“EBSCo”), a limited liability company owning the entities comprising EBS.

In connection with the 2006 EBS Sale, EBSCo agreed to continue its strategic relationship with the Company and to market the Company’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health plan offerings. In addition, EBSCo agreed to license, through February 2018, certain de-identified data to the Company, which is utilized in the sale of certain of the Company’s information products.

Beginning on November 17, 2006, the Company’s remaining 48% ownership interest in EBSCo was reflected as an investment in the Company’s Consolidated Financial Statements, accounted for under the equity method and the Company’s share of EBSCo’s net earnings was reported as equity in earnings of EBS Master LLC in the accompanying consolidated statements of operations through February 8, 2008.

On February 8, 2008, the Company entered into a securities purchase agreement and simultaneously completed the sale of its 48% noncontrolling ownership interest in EBS Master LLC (the “2008 EBSCo Sale”) for $574,617 in cash, net of professional fees and other expenses, to an affiliate of GA and affiliates of Hellman & Friedman, LLC. In connection with the 2008 EBSCo Sale, the Company recognized a pre-tax gain of $538,024.

The Company’s share of EBSCo’s net earnings is reported as equity in earnings of EBS Master LLC in the accompanying consolidated statements of operations. The following is summarized financial information of EBSCo during the periods prior to the date of the 2008 EBSCo Sale on February 8, 2008:

For the Period
January 1, 2008
Through
February 8, 2008

Revenue	$94,481
Cost of operations	44,633
Net income	5,551

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 21

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Convertible Notes

3 1/8% Convertible Notes due 2025

During 2005, the Company issued $300,000 aggregate principal amount of 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”) in a private offering. The 3 1/8% Notes were scheduled to mature on September 1, 2025. Interest on the 3 1/8% Notes accrued at the rate of 3 1/8% per annum and was payable semiannually on March 1 and September 1, commencing March 1, 2006. The Company would also have been required to pay contingent interest of 0.25% per annum to the holders of the 3 1/8% Notes during specified six-month periods, commencing with the six-month period beginning on September 1, 2012, if the average trading price of a 3 1/8% Note for the specified period equaled 120% or more of the principal amount of the 3 1/8% Notes.

As of the time the 3 1/8% Notes were issued, they were convertible into an aggregate of 8,565,096 shares of the Company’s Common Stock (representing a conversion price of $35.03 per share). Upon conversion, the Company had the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock. Holders of the 3 1/8% Notes had the right to require the Company to repurchase their 3 1/8% Notes on September 1, 2012, September 1, 2015 and September 1, 2020, at a price equal to 100% of the principal amount of the 3 1/8% Notes being repurchased, plus any accrued and unpaid interest, payable in cash. Additionally, the holders of the 3 1/8% Notes had the right to require the Company to repurchase the 3 1/8% Notes upon a change in control of the Company at a price equal to 100% of the principal amount of the 3 1/8% Notes, plus accrued and unpaid interest, payable in cash or, at the Company’s option, in shares of the Company’s Common Stock or in a combination of cash and shares of the Company’s Common Stock. On or after September 5, 2010, September 5, 2011 and September 5, 2012, the 3 1/8% Notes were redeemable, at the option of the Company, for cash at redemption prices of 100.893%, 100.446% and 100.0%, respectively, plus accrued and unpaid interest.

The Company separately accounted for the debt and equity components of its 3 1/8% Notes by assigning a value to the debt component, which was the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the original face value and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represented a debt discount and was being amortized to interest expense over the period from issuance to August 2012 (when the 3 1/8% Notes were first redeemable at the option of the holder). The following table reflects the interest expense recognized and effective interest rate for the Company’s 3 1/8% Notes:

	Years Ended December 31,
	2010	2009	2008

Contractual coupon interest	$4,186	$8,310	$9,375
Amortization of debt discount	4,230	7,846	8,244
Amortization of debt issuance costs	587	1,087	1,142

Interest expense for 3 1/8% Notes	$9,003	$17,243	$18,761

Effective interest rate	7.4%	7.4%	7.4%

During 2009, the Company repurchased $49,700 principal amount of its 3 1/8% Notes for $43,734 in cash. The Company recognized an aggregate pre-tax gain of $5,326 related to the repurchases of the 3 1/8% Notes during 2009, which is reflected as gain on repurchases of convertible notes in the accompanying consolidated statement of operations. As of December 31, 2009, the remaining principal amount of the 3 1/8% Notes outstanding was $250,300 which was convertible into 7.15 million shares of Common Stock.

During 2010, the Company repurchased $42,168 principal amount of its 3 1/8% Notes for $52,418 in cash and the holders of the 3 1/8% Notes converted $208,132 principal amount into 5,942,204 shares of the

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

company’s Common Stock. The Company recognized an aggregate pre-tax loss of $13,622 related to the repurchases and conversions of the 3 1/8% Notes during 2010, which is reflected within (loss) gain on convertible notes in the accompanying consolidated statement of operations. The loss includes the expensing of remaining deferred issuance costs outstanding related to the repurchased notes.

As a result of the conversion and repurchase activity described above, as of December 31, 2010, no 3 1/8% Notes remained outstanding.

1.75% Convertible Subordinated Notes due 2023

During 2003, the Company issued $350,000 aggregate principal amount of 1.75% Convertible Subordinated Notes due 2023 (the “1.75% Notes”) in a private offering. The 1.75% Notes were scheduled to mature on June 15, 2023. Interest on the 1.75% Notes accrued at the rate of 1.75% per annum and was payable semiannually on June 15 and December 15. The Company would also have been required to pay contingent interest of 0.25% per annum of the average trading price of the 1.75% Notes during specified six-month periods, commencing on June 20, 2010, if the average trading price of the 1.75% Notes for specified periods equals 120% or more of the principal amount of the 1.75% Notes.

As of the time the 1.75% Notes were issued, they were convertible into an aggregate of 10,106,563 shares of the Company’s Common Stock (representing a conversion price of $34.63 per share) if the sale price of the Company’s Common Stock exceeds 120% of the conversion price for specified periods and in certain other circumstances. The 1.75% Notes were redeemable by the Company after June 15, 2008 and prior to June 20, 2010, subject to certain conditions, including the sale price of the Company’s Common Stock exceeding certain levels for specified periods. If the 1.75% Notes were redeemed by the Company during this period, the Company will be required to make additional interest payments. After June 20, 2010, the 1.75% Notes were redeemable at any time for cash at 100% of their principal amount. Holders of the 1.75% Notes had the right to require the Company to repurchase their 1.75% Notes on June 15, 2010, June 15, 2013 and June 15, 2018, for cash at 100% of the principal amount of the 1.75% Notes, plus accrued interest. As a result of this repurchase right by the holders, the 1.75% Notes were classified as a current liability as of December 31, 2009. Upon a change in control, holders had the right to require the Company to repurchase their 1.75% Notes for, at the Company’s option, cash or shares of Common Stock, or a combination thereof, at a price equal to 100% of the principal amount of the 1.75% Notes being repurchased.

During 2009, the Company repurchased $85,417 principal amount of its 1.75% Notes for $80,123 in cash. The Company recognized an aggregate pre-tax gain of $4,794 related to the repurchases of the 1.75% Notes during 2009, which is reflected as gain on repurchases of convertible notes in the accompanying consolidated statement of operations. As of December 31, 2009 the remaining principal amount of the 1.75% Notes outstanding was $264,583 which was convertible into 7.64 million shares of the Company’s Common Stock.

During 2010, the Company repurchased $32,446 principal amount of its 1.75% Notes for $42,107 in cash and the holders of the 1.75% Notes converted $232,137 principal amount into 6,703,129 shares of the Company’s Common Stock. The majority of these conversions occurred following a Notice of Redemption that was delivered in May 2010. The Company recognized an aggregate pre-tax loss of $9,710 related to the repurchases and conversions of the 1.75% Notes during 2010, which is reflected within (loss) gain on convertible notes in the accompanying consolidated statement of operations. The loss includes the expensing of remaining deferred issuance costs outstanding related to the repurchased notes.

As a result of the conversion and repurchase activity described above, as of December 31, 2010, no 1.75% Notes remained outstanding.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 23

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Long-Lived Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2010	2009

Software	$37,666	$28,401
Computer equipment	37,055	31,663
Website development costs	33,823	30,116
Leasehold improvements	30,860	22,353
Office equipment, furniture and fixtures	10,642	6,924
Land and buildings	1,847	1,847

	151,893	121,304
Less: accumulated depreciation	(90,377)	(69,110)

Property and equipment, net	$61,516	$52,194

Depreciation expense was $24,184, $21,877 and $19,013 in 2010, 2009 and 2008, respectively.

Goodwill and Intangible Assets

There were no changes in the carrying amount of goodwill during the years ended December 31, 2010 and 2009. Intangible assets subject to amortization consist of the following:

	December 31, 2010				December 31, 2009
				Weighted				Weighted
	Gross			Average	Gross			Average
	Carrying	Accumulated		Remaining	Carrying	Accumulated		Remaining
	Amount	Amortization	Net	Useful Life(a)	Amount	Amortization	Net	Useful Life(a)

Content	$15,954	$(15,954)	$—	—	$15,954	$(15,482)	$472	1.0
Customer relationships	34,057	(18,760)	15,297	7.5	34,057	(16,374)	17,683	8.3
Technology and patents	14,700	(14,700)	—	—	14,700	(14,700)	—	—
Trade names-definite lives	6,030	(3,165)	2,865	5.4	6,030	(2,629)	3,401	6.4
Trade names-indefinite lives	4,464	—	4,464	n/a	4,464	—	4,464	n/a

Total	$75,205	$(52,579)	$22,626		$75,205	$(49,185)	$26,020

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period of each respective intangible asset.

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Annex A – Page 24

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense was $3,394, $6,308 and $9,397 in 2010, 2009 and 2008, respectively. Future amortization expense for intangible assets is estimated to be:

Year Ending December 31:
2011	$2,627
2012	2,627
2013	2,627
2014	2,627
2015	2,617
Thereafter	5,037

7.	Restructuring

As a result of the completion of the integration of previously acquired businesses and efficiencies that the Company was continuing to realize from its infrastructure investments combined with the continued reduction in HLTH’s shared services following the divestitures of EPS, EBS and ViPS, the Company recorded a restructuring charge during 2008 of $7,416. This amount included (i) $3,575 related to the purchase of insurance for extended coverage during periods when the Company owned the divested businesses, (ii) $3,391 related to severance and (iii) $450 of costs to consolidate facilities and other exit costs. As of December 31, 2009, these amount were substantially paid in full.

8.  Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2010	2009

Accrued compensation	$31,565	$32,012
Accrued outside services	4,028	4,148
Accrued marketing and distribution	5,624	4,051
Accrued income, sales and other taxes	983	1,745
Accrual for tendered shares not yet delivered	—	6,818
Other accrued liabilities	10,981	14,947

	$53,181	$63,721

9.	Commitments and Contingencies

Legal Proceedings

Investigations by United States Attorney for the District of South Carolina and the SEC

As previously disclosed, the United States Attorney for the District of South Carolina has been conducting an investigation of HLTH, which HLTH first learned about on September 3, 2003. Based on the information available to the Company, it believes that the investigation relates principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of HLTH (by its merger into HLTH in September 2000), and, more specifically, HLTH’s former Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to Emdeon Practice Services, Inc. (“EPS”), a subsidiary that HLTH sold to Sage Software in September 2006 (the “EPS Sale”). HLTH and the Company have been fully cooperating and the Company intends to continue to cooperate fully with the U.S. Attorney’s

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Annex A – Page 25

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Office. As previously reported, the Board of Directors of HLTH formed a special committee consisting solely of independent directors to oversee this matter with the sole authority to direct HLTH’s response to the allegations that have been raised and that special committee has been continued as a committee of the Board of Directors of the Company following the Merger. As previously disclosed, the Company understands that the SEC is also conducting a formal investigation into this matter. In connection with the EPS Sale, HLTH agreed to indemnify Sage Software with respect to this matter and the Company assumed that obligation in the Merger.

The United States Attorney for the District of South Carolina announced on January 10, 2005 that three former employees of Medical Manager Health Systems each had agreed to plead guilty to one count of mail fraud and that one such employee had agreed to plead guilty to one count of tax evasion for acts committed while they were employed by Medical Manager Health Systems. According to the Informations, Plea Agreements and Factual Summaries filed by the United States Attorney in, and available from, the District Court of the United States for the District of South Carolina — Beaufort Division, on January 7, 2005, the three former employees and other then unnamed co-schemers were engaged in schemes between 1997 and 2002 that included causing companies acquired by Medical Manager Health Systems to pay the former vice president in charge of acquisitions and co-schemers kickbacks which were funded through increases in the purchase price paid by Medical Manager Health Systems to the acquired companies and that included fraudulent accounting practices to artificially inflate the quarterly revenues and earnings of Medical Manager Health Systems when it was an independent public company called Medical Manager Corporation from 1997 through 1999, when and after it was acquired by Synetic, Inc. in July 1999, and when and after it became a subsidiary of HLTH in September 2000. A fourth former officer of Medical Manager Health Systems pled guilty to similar activities later in 2005.

On December 15, 2005, the United States Attorney announced indictments of ten former officers and employees of Medical Manager Health Systems including Michael A. Singer, a former Chief Executive Officer of Medical Manager Health Systems and a former director of HLTH, who was last employed by HLTH as its Executive Vice President, Physician Software Strategies until February 2005, John H. Kang, a former President of Medical Manager Health Systems, who was employed until May 2001, and John P. Sessions, a former President and Chief Operating Officer of Medical Manager Health Systems, who was employed until September 2003. The indictment initially charged the defendants with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h) but the second count was dismissed in 2009. The allegations set forth in the indictment describe activities that are substantially similar to those described above with respect to the January 2005 plea agreements. One of the defendants passed away in 2008 and was dismissed from the indictment. Four of the defendants have been dismissed from the case and two defendants were severed from the case and their cases were transferred to Tampa, Florida. In addition, Mr. Singer has entered into a Deferred Prosecution Agreement with the United States pursuant to which all charges were dismissed against Mr. Singer on July 26, 2010. The trial of John Kang and John Sessions, former officers of Medical Manager Health Systems, began on January 19, 2010 and on March 1, 2010 both men were found guilty by the jury; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal. The government entered a notice of appeal with respect to the Court’s order and such appeal is pending. On January 19, 2011, the Court granted the motion of the Messrs. Kang and Sessions for a new trial in the event that the government’s appeal of the Court’s ruling to set aside the verdict is successful. The government is in the process of deciding whether it will appeal this ruling. The trial of the remaining two defendants was scheduled to begin on October 4, 2010; however, on July 9, 2010, the Court in Tampa placed the case against those defendants on hold pending resolution of the appeal of the South Carolina ruling.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 26

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Based on the information it has obtained to date, including that contained in the court documents filed by the United States Attorney in South Carolina, the Company does not believe that any member of HLTH’s senior management whose duties were not primarily related to the operations of Medical Manager Health Systems during the relevant time periods engaged in any of the violations or improprieties described in those court documents. The Company understands, however, that in light of the nature of the allegations involved, the U.S. Attorney’s office has been investigating all levels of HLTH’s management. The Company has not uncovered information that it believes would require a restatement for any of the years covered by HLTH’s financial statements. In addition, the Company believes that the amounts of the kickback payments referred to in the court documents have already been reflected in the financial statements of HLTH to the extent required.

HLTH had (and the Company has assumed in the Merger) certain indemnity obligations to advance amounts for reasonable defense costs for the former officers and directors of EPS. Through December 31, 2009, the Company recorded pre-tax charges aggregating $116,792 related to its estimated liability with respect to these indemnity obligations. See Note 3 for a more detailed discussion regarding these charges.

Directors & Officers Liability Insurance Coverage Litigation

On July 23, 2007, HLTH commenced litigation (the “Coverage Litigation”) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which HLTH was seeking to compel the defendant companies (collectively, the “Defendants”) to honor their obligations under certain directors and officers liability insurance policies (the “Policies”). WebMD succeeded to HLTH as plaintiff in this action as a result of the Merger. HLTH was seeking an order requiring the Defendants to advance and/or reimburse expenses that HLTH had incurred and expected to continue to incur for the advancement of the reasonable defense costs of initially ten, and now four, former officers and directors of HLTH’s former EPS subsidiary who were indicted in connection with the Investigation described above in this Note 9 (the “Investigation”).

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to HLTH and to EPS, which is a co-plaintiff with the Company in the Coverage Litigation (collectively, the “Plaintiffs”). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (“SSHI”). In connection with HLTH’s sale of EPS to Sage Software, HLTH retained certain obligations relating to the Investigation and agreed to indemnify Sage Software and SSHI with respect to certain expenses in connection with the Investigation and the Company assumed those obligations as a result of the Merger. HLTH retained (and the Company succeeded to as a result of the Merger) the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

Prior to the filing of the Second Amended Complaint which is discussed below, the Policies at issue in the Coverage Litigation consisted of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (the “EPS Policies”) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS, which merged into HLTH) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (the “Synetic Policies”).

The carrier with the third level of coverage in the Synetic Policies filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic Policies joined, which sought summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to the Company (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which had not yet been named by the Company) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such

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Annex A – Page 27

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

policies. HLTH filed its opposition to the motion together with its motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that the Company is obligated to pay while the Coverage Litigation is pending. On July 31, 2008, the Superior Court for the State of Delaware denied the motion filed by the carriers seeking allocation and granted HLTH’s motion for partial summary judgment to enforce the duty of such carriers to advance and reimburse these costs. Pursuant to the Court’s order, the issuers of the Synetic Policies began reimbursing the Company for its costs as described below.

On September 9, 2008 and February 4, 2009, respectively, the eighth and ninth level carriers of the Synetic Policies notified HLTH that they believe that they were not bound by the Court’s July 31, 2008 order regarding the duty of the Synetic carriers to advance and reimburse defense costs. This resulted in HLTH making a motion to the Court on February 23, 2009 to require such eighth and ninth level carriers to advance and reimburse defense costs. HLTH later settled with the eighth level carrier. Under the terms of the settlement such carrier has paid, in full and final settlement, an agreed-upon percentage of the policy amount against each payment of defense costs made by the Company as such policy was implicated. On April 15, 2009, the ninth level carrier made a cross-motion for summary judgment claiming that, in light of a policy endorsement applicable only to the ninth level carrier, because of the time period during which the conspiracy charged in the Second Superseding Indictment is alleged to have taken place, the Synetic Policy issued by such carrier does not cover HLTH’s indemnification obligations. HLTH believed that such carrier’s motion was without merit and responded to the motion. On July 15, 2009, the Court granted summary judgment in favor of the ninth level carrier and unless and until the Company successfully appeals such decision, the ninth level carrier is not liable to pay any portion of the $10,000 total coverage of its policy with respect to the Company’s indemnification obligations. As of December 31, 2010, $84,200 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights or through settlement. Of this amount, $62,800 represents the portion received through settlement.

On November 17, 2008, HLTH filed a Second Amended Complaint which added four new insurance companies as defendants in the Coverage Action. These carriers are the issuers of a third set of policies (the “Emdeon Policies”) that provide coverage with respect to HLTH’s indemnification obligations to the former officers and directors of HLTH’s former EPS subsidiary who were indicted in connection with the Investigation. All but one of the carriers who issued the Emdeon Policies moved for summary judgment asserting that exclusions in the Emdeon Policies preclude coverage for HLTH’s indemnification obligations and HLTH filed motions seeking to compel such carriers to advance defense costs that HLTH was obligated to indemnify. On August 31, 2009, the Court issued two opinions. In the first opinion, the Court granted summary judgment in favor of HLTH with respect to one of the exclusions asserted by the carriers who issued the Emdeon Policies. In the second opinion, the Court granted summary judgment in favor of the carriers with respect to the other exclusion asserted by such carriers. The Company and the carriers who issued the Emdeon Policies (with the exception of the second level carrier with whom the Company has settled) each appealed the trial Court’s August 31, 2009 rulings to the Supreme Court of Delaware and, on April 22, 2010, the Supreme Court decided both appeals in favor of the carriers who issued the Emdeon Policies. The implication of this decision is that the Company has effectively exhausted its insurance with respect to its obligation to indemnify the indicted individuals.

The insurance carriers assert that the Company’s insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals may have to be repaid by the Company, although the amounts that the Company has received in settlement from certain carriers is not subject to being repaid. The Company has obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

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Annex A – Page 28

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition to the Coverage Litigation, on December 22, 2009, TIG Specialty Insurance Company (“TIG”), the second level issuer of the EPS Policies, commenced an action against the Company to recover the $5,000 that TIG advanced to the Company in 2006. The Company and TIG have settled the matter.

The Company intends to continue to satisfy its legal obligations to the indicted individuals with respect to advancement of amounts for their defense costs.

Roger H. Kaye and Roger H. Kaye, MD PC v. WebMD, LLC, et al.

In December 2009, a lawsuit was filed by Dr. Roger H. Kaye (and Roger H. Kaye MD PC) individually, and as an alleged class action, under the Telephone Consumer Protection Act (the “TCPA”) and under a similar Connecticut statute, in the U.S. District Court for the District of Connecticut against subsidiaries of the Company. The lawsuit claims that faxes allegedly sent during the period from August 1, 2006 to the present by subsidiaries of the Company and by The Little Blue Book business that the Company sold in September 2009 were sent in violation of the TCPA and the Connecticut statute. With respect to the TCPA claims, the lawsuit seeks statutory damages in excess of $5,000 for each of two classes of plaintiffs, and a trebling of those damages. With respect to the claims under the Connecticut statute, under which trebling is unavailable, the lawsuit additionally seeks an undetermined amount of damages. In April 2010, Plaintiffs filed an amended complaint making substantially the same claims as were asserted in the original complaint. The Company’s subsidiaries have filed their answer as well as a motion to dismiss the action with prejudice on the grounds that the Court lacks subject matter jurisdiction and also filed a motion to stay discovery, which was granted pending resolution of the motion to dismiss. On July 8, 2010, the Court denied the motion to dismiss and ordered that class-related discovery should proceed, while continuing a stay of full merits discovery. The parties have agreed on terms to settle the matter. On December 16, 2010, the Court issued an order granting preliminary approval of the settlement agreement. The settlement is subject to final approval by the Court. The Company believes that any costs related to this litigation are covered by insurance, subject to the Company’s deductible.

Litigation Regarding Distribution of Shares in Healtheon Initial Public Offering

Seven purported class action lawsuits were filed against Morgan Stanley & Co. Incorporated and Goldman Sachs & Co., underwriters of the initial public offering of HLTH (then known as Healtheon Corporation) in the United States District Court for the Southern District of New York in the summer and fall of 2001. Three of these suits also named HLTH and certain of its former officers and directors as defendants. Similar suits were filed in connection with over 300 other initial public offerings that occurred in 1999, 2000 and 2001.

The complaints against HLTH and its former officers and directors alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act and Section 11 of the Securities Act of 1933 because of failure to disclose certain practices alleged to have occurred in connection with the distribution of shares in the Healtheon initial public offering. Claims under Section 12(a)(2) of the Securities Act of 1933 were also brought against the underwriters. These claims were consolidated, along with claims relating to over 300 other initial public offerings, in the Southern District of New York.

After a lengthy mediation under the auspices of former United States District Judge Nicholas Politan, the issuer defendants in the consolidated action (including HLTH), the issuers’ insurance carriers, and the plaintiffs reached an agreement on a settlement to resolve the matter among the participating issuer defendants, their insurers, and the plaintiffs. HLTH, and virtually all of the approximately 260 other issuer defendants who were eligible to participate, elected to participate in the settlement. Although HLTH believed that the claims alleged in the lawsuits were primarily directed at the underwriters and, as they related to HLTH, were without merit, HLTH believed that the settlement was beneficial to HLTH because it would have

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Annex A – Page 29

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reduced the time, expense and risks of further litigation, particularly since all the other eligible issuer defendants elected to participate, HLTH’s insurance carriers strongly supported the settlement, and HLTH’s insurance carriers, not HLTH, would have paid any funds required under the settlement.

On June 10, 2004, plaintiffs submitted to the court a Stipulation and Agreement of Settlement with Defendant Issuers and Individuals. Although the district court had preliminarily approved the settlement, the parties terminated this settlement after the Second Circuit Court of Appeals reversed the district court’s certification of the classes in nine related “focus cases” in a ruling that was inconsistent with the proposed settlement class. After termination of this settlement, litigation proceeded in the nine “focus cases” but was stayed in the cases involving the other issuers, including HLTH.

After another lengthy mediation under the auspices of former Judges Politan and Daniel Weinstein, all the parties to the litigation reached a revised global settlement. This settlement calls for the underwriters and the insurers for the issuers to pay a total of $586 million to settle all of the approximately 300 cases outstanding. HLTH is not obligated to provide any money to fund the settlement. As with the previous proposed settlement, although HLTH believes that the claims alleged in the lawsuits were primarily directed at the underwriters and, as they relate to HLTH, are without merit, HLTH believed that the settlement was beneficial to HLTH because it would reduce the time, expense and risks of further litigation, particularly since all the other eligible issuer and underwriter defendants elected to participate, HLTH’s insurance carriers strongly supported the settlement, and it required no payment by HLTH.

On June 10, 2009, the district court granted preliminary approval to the new proposed settlement. On October 5, 2009, the court approved the final settlement in this matter. Certain objectors have appealed the District Court’s order to the Second Circuit Court of Appeals, and the appeal is currently pending.

Daniel Rodimer, et.al., on behalf of themselves and all others similarly situated v. Apple, Inc., et. al.

On February 17, 2011, the Company was served with a complaint in this lawsuit, which is pending in the United States District Court for the Northern District of California. The Plaintiffs are seeking to have the case certified as a class action. The complaint alleges that Apple, Inc. (“Apple”) and several other defendants, including one or more subsidiaries of the Company, have violated several Federal and California statues and are also liable under various common law claims in connection with the distribution of software applications for mobile devices through Apple’s iTunes store. The Federal Statutes that are alleged to have been violated are the Computer Fraud and Abuse Act, 18 U.S.C. § 1030; and the Electronic Communications Privacy Act, 18 U.S.C. § 2510. The complaint seeks injunctive relief as well as damages in unspecified amounts. The Company is in the process of reviewing the complaint. The Company intends to vigorously defend against the Plaintiffs’ claims against it.

Other Legal Proceedings

In the normal course of business, the Company and its subsidiaries are involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2022. Total rent expense for all operating leases was approximately $7,922, $7,306 and $6,981 in 2010, 2009 and 2008, respectively. Included in other long-term liabilities as of December 31, 2010 and 2009 were $12,973 and $7,400, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 30

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future minimum lease commitments under non-cancelable lease agreements at December 31, 2010 were as follows:

Years Ending December 31,

2011	$7,990
2012	8,185
2013	7,917
2014	7,989
2015	7,758
Thereafter	24,386

Total minimum lease payments	$64,225

Other Contingencies

The Company provides certain indemnification provisions within its license agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

10.	Stock-Based Compensation

Prior to the Merger on October 23, 2009, HLTH had various stock-based compensation plans (collectively, the “HLTH Plans”) under which directors, officers and other eligible employees received awards of options to purchase HLTH Common Stock and restricted shares of HLTH Common Stock. WebMD also had similar stock-based compensation plans (the “WebMD Plans”) that provide for the grant of stock options, restricted stock awards, and other awards based on WebMD Common Stock. In connection with the Merger, all outstanding stock options and restricted stock awards under the HLTH Plans were converted into outstanding stock options and restricted stock awards of WebMD based on the Merger exchange ratio of 0.4444. The following sections of this note present the historical activity of the HLTH Plans (on a converted basis after giving effect to the Merger exchange ratio of 0.4444) combined with the historical activity of the WebMD Plans, which are collectively referred to as (the “Plans”).

The 2005 Long-Term Incentive Plan, (as amended, the “2005 Plan”) is the only plan under which future grants can be made. The maximum number of shares of the Company’s Common Stock that may be subject to awards under the 2005 Plan was 18,200,000 as of December 31, 2010, subject to adjustment in accordance with the terms of the 2005 Plan. The Company had an aggregate of 3,784,264 shares of Common Stock available for future grants under the 2005 Plan at December 31, 2010.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 31

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

Generally, options under the Plans vest and become exercisable ratably over periods ranging from four to five years based on their individual grant dates, subject to continued employment on the applicable vesting dates, and generally expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of the Company’s Common Stock on the date of grant. The following table summarizes stock option activity for the Plans:

			Weighted Average
		Weighted Average	Remaining
		Exercise Price Per	Contractual Life	Aggregate Intrinsic
	Shares	Share	(In Years)	Value(1)

Outstanding at January 1, 2008	26,037,817	$31.39
Granted	7,382,934	23.86
Exercised	(1,339,415)	17.20
Cancelled	(2,029,466)	33.28

Outstanding at December 31, 2008	30,051,870	30.04
Granted	1,000,673	28.98
Exercised	(4,614,910)	23.29
Cancelled	(4,008,680)	39.67

Outstanding at December 31, 2009	22,428,953	29.67
Granted	2,088,900	46.39
Exercised	(12,281,271)	27.05
Cancelled	(2,008,827)	57.36

Outstanding at December 31, 2010	10,227,755	$30.79	7.4	$208,243

Vested and exercisable at the end of the period	3,436,033	$28.78	5.4	$77,248

(1)	The aggregate intrinsic value is based on the market price of the Company’s Common Stock on December 31, 2010, which was $51.06, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all the option holders had exercised their options on December 31, 2010.

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2010:

	Outstanding			Exercisable
			Weighted
		Weighted	Average		Weighted
		Average	Remaining		Average
		Exercise Price	Contractual Life		Exercise Price
Exercise Prices	Shares	Per Share	(In Years)	Shares	Per Share

$7.72-$19.95	989,585	$17.52	4.3	828,629	$17.21
$20.05-$23.59	855,111	21.70	7.4	335,600	21.52
$23.61	3,533,333	23.61	7.9	380,964	23.61
$23.74-$29.98	928,408	26.87	6.0	747,112	26.90
$30.00-$34.88	627,349	32.00	6.7	248,550	32.06
$35.00-$41.91	806,348	39.02	7.0	359,648	39.45
$42.03-$46.75	643,810	45.25	7.7	243,909	44.58
$46.81	965,250	46.81	9.5	—	—
$47.11-$51.96	761,245	49.91	8.4	209,718	49.76
$52.00-$92.61	117,316	57.63	6.4	81,903	59.45

	10,227,755	$30.79	7.4	3,436,033	$28.78

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 32

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model considering the weighted average assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of the Company’s Common Stock combined with historical volatility of the Company’s Common Stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data combined with assumptions for future exercise activity. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2010	2009	2008

Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	0.31-0.33	0.38-0.55	0.37-0.57
Risk-free interest rate	1.92%	1.45%	1.26%
Expected term (years)	4.8	3.4	3.4
Weighted average fair value of options granted during the period	$14.53	$11.01	$9.29

Restricted Stock Awards

The Company’s Restricted Stock consists of shares of the Company’s Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, the Company’s Restricted Stock awards vest ratably over periods ranging from three to five years from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of the Company’s Restricted Stock:

	Years Ended December 31,
	2010		2009		2008
		Weighted		Weighted		Weighted
		Average		Average		Average
		Grant Date		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Balance at the beginning of the year	1,106,124	$27.51	1,244,900	$23.99	858,910	$26.07
Granted	304,775	46.90	411,875	33.63	826,039	22.66
Vested	(284,761)	26.65	(449,936)	23.50	(364,521)	23.90
Forfeited	(19,387)	25.15	(100,715)	26.87	(75,528)	33.52

Balance at the end of the year	1,106,751	$33.13	1,106,124	$27.51	1,244,900	$23.99

Proceeds received from the exercise of options to purchase shares of the Company’s Common Stock were $59,825, $42,898 and $23,041 for the years ended December 31, 2010, 2009 and 2008, respectively. Additionally, in connection with the exercise of certain stock options and the vesting of restricted stock, the Company made payments of $86,533, $17,645 and $1,822 during the years ended December 31, 2010, 2009 and 2008, respectively, related to employee statutory withholding taxes that were satisfied by withholding shares of Common Stock of equal value from the respective employees. The proceeds and payments described above are reflected within cash flows from financing activities within the accompanying consolidated statements of cash flows.

The intrinsic value related to stock options that were exercised, combined with the fair value of shares of restricted stock that vested, aggregated $251,341, $63,571 and $21,868 for the years ended December 31, 2010, 2009 and 2008, respectively.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 33

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Employee Stock Purchase Plan

As of and prior to April 30, 2008, the Company maintained an Employee Stock Purchase Plan (“ESPP”) which allowed eligible employees of the Company the opportunity to purchase shares of HLTH Common Stock through payroll deductions, up to 15% of a participant’s annual compensation with a maximum of 2,222 common shares per participant during each six-month purchase period. The purchase price of the stock was equal to 85% of the fair market value of the Company’s Common Stock on the last day of each purchase period. There were 21,831 shares of Common Stock issued to the Company’s employees under the ESPP during the year ended December 31, 2008. The Company received cash proceeds of $464 related to these issuances during the year ended December 31, 2008. The ESPP was terminated effective April 30, 2008.

Other

Each year the Company issues shares of its Common Stock to each WebMD non-employee director with a value equal to their annual board and committee retainers. The Company recorded $361, $327 and $340 of stock-based compensation expense for the years ended December 31, 2010, 2009 and 2008, respectively, in connection with these issuances.

Additionally, the Company recorded $1,070 of stock-based compensation expense during 2008 in connection with a stock transferability right for shares issued in connection with the acquisition of Subimo, LLC by the Company.

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2010	2009	2008

Stock options	$23,324	$29,153	$17,587
Restricted stock	9,615	10,625	7,184
Other	361	327	1,461

Total stock-based compensation expense	$33,300	$40,105	$26,232

Included in:
Cost of operations	$7,211	$6,723	$3,818
Sales and marketing	8,033	8,069	3,591
General and administrative	18,056	24,620	17,223

Consolidated income from continuing operations	33,300	39,412	24,632
Consolidated income from discontinued operations	—	693	1,600

Total stock-based compensation expense	$33,300	$40,105	$26,232

Stock-based compensation expense during the year ended December 31, 2009 includes $1,193 related to the year ended December 31, 2008. As of December 31, 2010, approximately $76,100 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 2.8 years, related to the Plans.

Tax benefits attributable to stock-based compensation represented 39%, 39% and 38% of stock-based compensation expense during the years ended December 31, 2010, 2009 and 2008, respectively.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 34

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Retirement Plans

The Company maintains a defined contribution retirement plans covering substantially all of its employees. Additionally, in prior years, the Company maintained other defined contribution retirement plans related to operations that have been divested. Certain of these plans provide for matching and discretionary contributions. The Company has recorded expenses related to these plans of $3,441, $2,854 and $1,310 for 2010, 2009 and 2008, respectively related to these matching and discretionary contributions.

12.	Equity

Common Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Tender Offers

On September 8, 2010, the Company completed a tender offer through which it repurchased 3,000,000 shares of its Common Stock at a price of $52.00 per share for total consideration of $156,421 which includes $421 of costs directly attributable to the purchase. On April 8, 2010, the Company completed a tender offer through which it repurchased 5,172,204 shares of WebMD Common Stock at a price of $46.80 per share for total consideration of $242,795 which includes $736 of costs directly attributable to the purchase.

On December 10, 2009, the Company completed a tender offer (the “2009 Tender Offer”) and, as a result, repurchased 6,339,227 shares of its Common Stock at a price of $37.00 per share. The total cost of the 2009 Tender Offer was $235,220, which includes $670 of costs directly attributable to the purchase. Approximately 184,000 of the shares that were tendered in the 2009 Tender Offer were not delivered to the Company until January 2010, and therefore the amounts due to the respective shareholders of $6,818 were included in accrued expenses within the accompanying consolidated balance sheet as of December 31, 2009.

On November 25, 2008, the Company completed a tender offer (the “2008 Tender Offer”) and, as a result, repurchased 37,196,245 shares of its Common Stock at a price of $19.80 per share. The total cost of the 2008 Tender Offer was $737,324, which includes $765 of costs directly attributable to the purchase.

Stock Repurchase Program

On December 4, 2008, the Company announced the authorization of a Common Stock repurchase program (the “Program”), at which time the Company was authorized to use up to $30,000 to purchase shares of its Common Stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. During 2009 and 2008, no shares were repurchased under this program. During 2010, the Company repurchased 352,572 shares at an aggregate cost of $14,914 under the Program. As of December 31, 2010, a total of $15,086 remained available for repurchases under the Program. Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Warrants

At December 31, 2009, the Company had warrants outstanding to purchase 3,419 common shares at an exercise price of $67.51 per share. These warrants expired in January 2010.

During 2008, the Company repurchased a warrant for $700, which was exercisable into 1,070,519 common shares at an exercise price of $20.81 per share.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 35

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2010	2009

Deferred tax assets:
Federal net operating loss carryforwards	$133,284	$162,520
State net operating loss carryforwards	43,738	45,588
Federal tax credits	55,027	44,943
Accrued expenses	24,391	33,344
Stock-based compensation	20,473	30,497
Intangible assets	8,579	10,457
Auction rate securities	18,501	28,470
Fixed assets	7,451	5,293
Other	4,188	4,921

Total deferred tax assets	315,632	366,033
Valuation allowance	(202,189)	(234,735)

Net deferred tax assets	113,443	131,298
Deferred tax liabilities:
Convertible notes	—	(76,167)
Goodwill and indefinite-lived intangible asset	(18,851)	(15,978)
Other	—	(1,319)

Total deferred tax liabilities	(18,851)	(93,464)

Net deferred tax assets	$94,592	$37,834

	December 31,
	2010	2009

Current deferred tax assets (liabilities), net:
Current deferred tax assets, net of deferred tax liabilities	$65,280	$55,752
Valuation allowance	(41,813)	(68,707)

Current deferred tax assets (liabilities), net	23,467	(12,955)

Non-current deferred tax assets, net:
Non-current deferred tax assets, net of deferred tax liabilities	231,501	216,817
Valuation allowance	(160,376)	(166,028)

Non-current deferred tax assets, net	71,125	50,789

Net deferred tax assets	$94,592	$37,834

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 36

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax provision (benefit) was as follows:

	Years Ended December 31,
	2010	2009	2008

Current:
Federal	$(1,197)	$(5,695)	$6,602
State	2,673	2,282	12,379
Foreign	141	65	590

Current income tax provision (benefit)	1,617	(3,348)	19,571

Deferred:
Federal	(3,569)	(31,662)	2,218
State	3,166	(10,481)	701

Deferred income tax (benefit) provision	(403)	(42,143)	2,919
Reversal of valuation allowance applied to goodwill	—	—	2,707
Reversal of valuation allowance applied to additional paid-in capital	18,829	—	1,441

Total income tax provision (benefit)	$20,043	$(45,491)	$26,638

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2010	2009	2008

United States federal statutory rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	6.7	1.4	1.7
Valuation allowance	(12.6)	(259.5)	(38.6)
Non-deductible officer compensation	0.8	5.7	0.1
Loss on auction rate securities	14.3	—	—
Losses benefited (from) to discontinued operations	(17.5)	59.5	6.5
Effect of the Merger on state net operating loss carryforwards	—	(17.6)	—
Other	1.0	1.8	0.7

Effective income tax rate	27.7%	(173.7)%	5.4%

During 2010, the Company reversed $27,158 of its valuation allowance related to its auction rate securities, of which $22,752 reversed through the tax provision and the remainder, together with its deferred tax asset, reversed through additional paid-in capital, with no net impact to equity. The Company also reversed $20,358 of its valuation allowance through additional paid-in capital as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of stock-based awards, of which $1,529 related to the Company’s discontinued operations. During 2009, after consideration of the relevant positive and negative evidence, the Company reversed $68,922 of its valuation allowance, of which $54,200 reversed through the tax provision and the remainder primarily reversed through discontinued operations. During 2008, the Company reversed $224,682 of its valuation allowance as a result of the gains the Company recorded in connection with the 2008 EBSCo Sale and the ViPS Sale, of which $186,196 reversed through the tax provision and the remainder primarily reversed through discontinued operations. The valuation allowance for deferred tax assets decreased by $32,546 and $82,500 in 2010 and 2009, respectively.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 37

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2010, the Company had net operating loss carryforwards for federal income tax purposes of approximately $750 million, which expire in 2011 through 2030, and federal tax credits of $63,740, which excludes the impact of any unrecognized tax benefits, of which $43,543 expire in 2017 through 2027 and $20,197 can be carried forward indefinitely. Approximately $372,212 of these net operating loss carryforwards were recorded through additional paid-in capital. Therefore, the valuation allowance on these net operating loss carryforwards will be reversed through additional paid-in capital when these excess tax benefits are realized.

The Company uses the “with-and-without” approach in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other net operating loss carryforwards currently available to the Company have been utilized, but prior to the utilization of other tax attributes.

The Company has excess tax benefits related to share-based payments of $365,402 that are not recorded as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable if all other net operating loss carryforwards currently available to the Company were utilized. The benefit of these deductions is recorded to additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

The 2008 Tender Offer discussed in Note 12 above resulted in a cumulative change of more than 50% of the ownership of the Company’s capital, as determined under rules prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations. As a result of the ownership change, there is an annual limitation imposed on the Company’s net operating loss carryforwards and federal tax credits.

As of December 31, 2010 and 2009, the Company had unrecognized income tax benefits of $13,648 and $14,199, respectively, which if recognized, would result in $1,837 and $2,288, respectively, being reflected as a component of the income tax provision (benefit). Included in the unrecognized income tax benefits as of December 31, 2010 and 2009 are accrued interest and penalties of $779 and $880, respectively. If recognized, these benefits would be reflected as a component of the income tax provision (benefit).

The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the years ended December 31, 2010 and 2009:

	Years Ended December 31,
	2010	2009

Balance at the beginning of the year	$13,319	$10,576
Increases related to prior year tax positions	—	3,161
Increases related to current year tax positions	—	4,254
Decreases related to prior year tax positions	(115)	(3,781)
Decreases related to current year tax positions	—	(727)
Expiration of the statute of limitations for the assessment of taxes	(335)	(164)

Balance at the end of the year	$12,869	$13,319

Although the Company files U.S. federal and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that there may be a reduction in the unrecognized income tax benefits, prior to any annual increase, in the range of $500 to $600 within the next twelve months. With

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 38

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer subject to federal income tax examinations for tax years before 2007 and for state and local income tax examinations for years before 2005.

14.	Fair Value of Financial Instruments and Non-Recourse Credit Facilities

The Company accounts for certain assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 assets as of December 31, 2010 and 2009. The following table sets forth the Company’s Level 1 and Level 3 financial assets that were measured and recorded at fair value on a recurring basis as of December 31, 2010 and 2009:

		December 31, 2010			December 31, 2009
				Gross			Gross
	Fair Value	Amortized		Unrealized	Amortized		Unrealized
	Estimate Using:	Cost Basis	Fair Value	Gains	Cost Basis	Fair Value	Gains (Losses)

Cash and cash equivalents	Level 1	$400,501	$400,501	$—	$459,766	$459,766	$—
Equity securities	Level 1	—	—	—	1,470	4,851	3,381
ARS Option	Level 3	4,245	4,245	—	—	—	—
Auction rate securities(1)	Level 3	—	—	—	320,507	279,701	(40,806	)(2)
Senior secured notes(3)	Level 3	—	—	—	63,826	63,826	—

(1)	The face (par) value of the auction rate securities was $352,700 as of December 31, 2009. There were no auction rate securities outstanding as of December 31, 2010.

(2)	Amounts reflect cumulative effect of adoption of new authoritative guidance as discussed below.

(3)	The face value of the senior secured notes was $67,500 as of December 31, 2009. There were no senior secured notes as of December 31, 2010.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 39

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table reconciles the beginning and ending balances of the Company’s Level 3 assets, which consist of the ARS Option at December 31, 2010 and the auction rate securities and the senior secured notes at December 31, 2009:

	Years Ended December 31,
	2010			2009
	ARS	Auction Rate	Senior	Auction Rate	Senior
	Option	Securities	Secured Notes	Securities	Secured Notes

Fair value as of the beginning of the period	$—	$279,701	$63,826	$286,552	$—
Redemptions	(10,467)	(290,999)	(65,475)	(2,300)	63,598
Gain (loss) included in earnings	14,712	(29,508)	1,362	—	—
Interest income accretion included in earnings	—	—	287	—	228
Changes in unrealized gains/losses included in other comprehensive income	—	40,806	—	(4,551)	—

Fair value as of the end of the period	$4,245	$—	$—	$279,701	$63,826

Through April 20, 2010, the Company held investments in auction rate securities (“ARS”) which had been classified as Level 3 assets as described above. The types of ARS holdings the Company owned were backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP), and had credit ratings of AAA or Aaa when purchased. Historically, the fair value of the Company’s ARS holdings approximated par value due to the frequent auction periods, generally every 7 to 28 days, which provided liquidity to these investments. However, since February 2008, substantially all auctions involving these securities have been unsuccessful. The result of an unsuccessful auction is that these ARS holdings will continue to pay interest in accordance with their terms at each respective auction date; however, liquidity of the securities will be limited until there is a successful auction, the issuer redeems the securities, the securities mature or until such time as other markets develop. Additionally, during 2009, approximately one-half of the auction rate securities the Company held were either downgraded below AAA or placed on “watch” status by one or more of the major credit rating agencies. As of March 31, 2008, the Company concluded that the estimated fair value of its ARS no longer approximated the face value. The Company concluded the fair value of its ARS holdings was $302,842 compared to a face value of $362,950. The impairment in value, of $60,108, was considered to be other-than-temporary and, accordingly, was recorded as an impairment charge within the statement of operations during the three months ended March 31, 2008.

Effective April 1, 2009, the Company was required to adopt new authoritative guidance which amended the recognition guidance for other-than-temporary impairments of debt securities and changed the presentation of other-than-temporary impairments in the financial statements. In accordance with this new guidance, if an entity intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, the security is to be considered other-than-temporarily impaired and the full amount of impairment must be charged to earnings. Otherwise, losses on securities which are other-than-temporarily impaired are separated into two categories, the portion of loss which is considered credit loss and the portion of loss which is due to other factors. The credit loss portion is charged to earnings while the loss due to other factors is charged to other comprehensive income. This new guidance requires a cumulative effect adjustment to be reported as of the beginning of the period of adoption to reclassify the non-credit component of previously recognized other-than-temporary impairments on debt securities held at that date, from retained earnings to accumulated other comprehensive income, if the entity does not intend to sell the debt security

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 40

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and it is not more likely than not that the entity will be required to sell the debt security before recovery of its amortized cost basis.

Since the Company had no current intent to sell the auction rate securities that it held as of April 1, 2009, and it was not more likely than not that the Company would be required to sell the securities prior to recovery of the amortized cost basis, the Company estimated the present value of the cash flows expected to be collected related to the auction rate securities it held. The difference between the present value of the estimated cash flows expected to be collected and the amortized cost basis as of April 1, 2009, the date this new guidance was adopted, was $26,848, or $24,697 net of the effect of noncontrolling interest. This represented the cumulative effect of initially adopting this new guidance and has been reflected as an increase to the cost basis of its investment and an increase to accumulated other comprehensive loss and an increase to retained earnings in the Company’s balance sheet effective as of April 1, 2009.

Historically, the Company estimated the fair value of its ARS holdings using an income approach valuation technique. Using this approach, expected future cash flows are calculated over the expected life of each security and are discounted to a single present value using a market required rate of return. Some of the more significant assumptions made in the present value calculations were (i) the estimated weighted average lives for the loan portfolios underlying each individual ARS, which ranged from 4 to 14 years as of March 31, 2008 and (ii) the required rates of return used to discount the estimated future cash flows over the estimated life of each security, which consider both the credit quality for each individual ARS and the market liquidity for these investments. Additionally, as discussed above, during 2009, certain of the auction rate securities the Company holds were downgraded below AAA by one or more of the major credit rating agencies. These revised credit ratings were a significant consideration in determining the cash flows expected to be collected. Substantial judgment and estimation factors are necessary in connection with making fair value estimates of Level 3 securities, including estimates related to expected credit losses as these factors are not currently observable in the market due to the lack of trading in the securities.

Effective April 20, 2010, the Company entered into an agreement pursuant to which the Company sold all of its holdings of ARS for an aggregate of $286,399. Under the terms of the agreement, the Company retained an option (the “ARS Option”), for a period of two years from the date of the agreement: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold, at the agreed upon purchase prices received on April 20, 2010; and (b) to receive additional proceeds from the purchaser upon certain redemptions of the various series of ARS sold.

As described above, while the Company originally recorded a loss of $60,108 relating to its holdings of ARS in the March 2008 quarter, the Company was required to reclassify $26,848 of that charge as an unrealized loss through stockholders’ equity when WebMD was required to adopt new authoritative guidance related to other-than-temporary impairments effective April 1, 2009, which had the effect of increasing the cost basis of the ARS by that amount. As a result, during 2010, the Company recorded an additional charge of $29,508, representing the difference between the cost basis of its ARS holdings and the proceeds received on April 20, 2010. In connection with the sale of the ARS, the Company recorded a deferred income tax benefit of approximately $22,000 primarily related to the reversal of income tax valuation allowance attributable to its ARS. Also during 2010, the Company recognized an aggregate gain of $14,712 related to the ARS Option described above. Through the ARS Option, the Company received cash proceeds of $10,467 during the period from April 20, 2010 through December 31, 2010. The value of the ARS Option as of December 31, 2010 is estimated to be $4,245 and is reflected in other assets within the accompanying balance sheet. The ARS Option has been classified as a Level 3 asset as its valuation requires substantial judgment. The historical redemption activity of the specific ARS underlying the ARS Option was the most significant assumption used to determine an estimated value of the ARS Option. The Company is required to reassess the value of the

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 41

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ARS Option at each reporting period, and any changes in value will be recorded within the statement of operations in future periods.

The Company’s other Level 3 asset was $67,500 principal amount of Senior Secured Notes that the Company received in connection with its sale of Porex on October 19, 2009. The Senior Secured Notes were secured by certain assets of the acquirer of Porex and accrued interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series had an aggregate principal amount of $10,000 each and were scheduled to mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series had an aggregate principal amount of $37,500 and were scheduled to mature on the fourth anniversary of the closing. The Company estimated that the fair value of the Senior Secured Notes was $63,826 as of December 31, 2009, of which $9,932 and $53,894 were classified as current investments and long-term investments, respectively, within the accompanying consolidated balance sheet as of December 31, 2009. On April 1, 2010, the Company sold the Senior Secured Notes for $65,475 plus accrued interest and recorded a gain of $1,362 representing the excess of this amount over the adjusted cost basis of the Senior Secured Notes, which is reflected in loss on investments in the accompanying consolidated statement of operations for the year ended December 31, 2010.

During the year ended December 31, 2010, the Company also sold its other remaining equity securities for $5,379 and recorded a gain of $3,917 representing the excess of the cash received over the cost basis, which is reflected in loss on investments in the accompanying consolidated statement of operations for the year ended December 31, 2010.

The Company also holds an investment in a privately held company which is carried at cost, and not subject to fair value measurements. However, if events or circumstances indicate that its carrying amount may not be recoverable, it would be reviewed for impairment. The Company made this investment on November 19, 2008 by acquiring Series D preferred stock. The total amount of this investment is $6,471, which includes $470 of acquisition costs. Since the Company does not have the ability to exercise significant influence over this company, the investment is accounted for under the cost method and it is included in other assets on the accompanying balance sheets as of December 31, 2010 and 2009.

For disclosure purposes, the Company is required to measure the outstanding value of its debt on a recurring basis. The following table presents the carrying value and estimated fair value of the Company’s convertible notes that were carried at historical cost as of December 31, 2009:

	December 31, 2009
	Carrying Amount	Fair Value

Financial Assets:
1.75% Notes(a)	$264,583	$296,002
3 1/8% Notes(a)	227,659	284,716

(a)	Fair value estimate incorporates bid price quotes.

Non-Recourse Credit Facilities

On May 6, 2008, the Company entered into two substantially similar non-recourse credit facilities (the “2008 Credit Facilities”) secured by its ARS holdings (including, in some circumstances, interest payable on the ARS holdings), that would have allowed the Company to borrow up to 75% of the face amount of the ARS holdings pledged as collateral under the 2008 Credit Facilities. No borrowings were made under the 2008 Credit Facilities. On April 28, 2009, the Company entered into amended and restated credit facilities

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 42

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(the “2009 Credit Facilities”), replacing the 2008 Credit Facilities. Effective April 20, 2010, the 2009 Credit Facilities were terminated.

15.	Other (Expense) Income, Net

Other (expense) income, net consists of the following items:

	Years Ended December 31,
	2010	2009	2008

Transition service fees(a)	$—	$47	$335
Reduction of tax contingencies(b)	711	915	1,749
Legal expense(c)	(783)	(2,331)	(1,092)

Other (expense) income, net	$(72)	$(1,369)	$992

(a)	Represents the net fees received from ViPS, Sage Software and EBSCo in relation to their respective transition services agreements.

(b)	Represents the reduction of certain sales and use tax contingencies resulting from the expiration of various statutes.

(c)	Represents the costs and expenses incurred by the Company related to the investigation by the United States Attorney for the District of South Carolina and the SEC and the related Coverage Litigation.

16.	Related Party Transactions

Fidelity Human Resources Services Company LLC

Fidelity Employer Services Company LLC (“FESCO”) is a distributor of the Company’s private portals, integrating the private portals product into the human resources administration and benefit administration services that FESCO provides to its employer clients. The Company recorded revenue of $5,776, $8,072, and $9,399 in 2010, 2009 and 2008, respectively, and $1,587 and $2,250 was included in accounts receivable as of December 31, 2010 and 2009, respectively, related to the FESCO relationship. FESCO is an affiliate of FMR LLC, which reported beneficial ownership of shares that represent approximately 14.4% of the Company’s Common Stock as of December 31, 2010. Affiliates of FMR LLC also provide services to the Company in connection with the Company’s 401(k) plan and stock-based compensation plans.

17.	Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2010	2009	2008

Supplemental Disclosure of Cash Flow Information:
Interest paid	$6,880	$13,891	$15,502

Taxes (received) paid, net(a)	$(1,723)	$(3,687)	$26,714

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 43

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2010 and 2009. The per common share calculations for each of the quarters are based on the weighted average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2010
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$108,030	$122,707	$135,305	$168,477
Cost of operations	42,994	45,368	47,610	51,859
Sales and marketing	28,407	29,425	28,957	34,085
General and administrative	18,809	20,577	22,964	23,146
Depreciation and amortization	7,015	6,318	6,935	7,310
Interest income	3,409	420	21	99
Interest expense	5,139	3,170	1,797	1,347
Loss on convertible notes	(3,727)	(11,011)	(2,232)	(6,362)
(Loss) gain on investments	(28,848)	6,002	(131)	13,460
Other (expense) income, net	(298)	99	107	20

(Loss) income from continuing operations before income
tax (benefit) provision	(23,798)	13,359	24,807	57,947
Income tax (benefit) provision	(20,008)	5,675	10,193	24,183

Consolidated (loss) income from continuing operations	(3,790)	7,684	14,614	33,764
Consolidated (loss) income from discontinued operations, net of tax	—	—	(1,024)	2,824

Net (loss) income attributable to Company stockholders	$(3,790)	$7,684	$13,590	$36,588

Amounts attributable to Company stockholders:
(Loss) income from continuing operations	$(3,790)	$7,684	$14,614	$33,764
(Loss) income from discontinued operations	—	—	(1,024)	2,824

Net (loss) income attributable to Company stockholders	$(3,790)	$7,684	$13,590	$36,588

Basic income (loss) per common share:
(Loss) income from continuing operations	$(0.07)	$0.14	$0.25	$0.58
(Loss) income from discontinued operations	—	—	(0.02)	0.05

Net (loss) income attributable to Company stockholders	$(0.07)	$0.14	$0.23	$0.63

Diluted income (loss) per common share:
(Loss) income from continuing operations	$(0.07)	$0.13	$0.24	$0.55
(Loss) income from discontinued operations	—	—	(0.02)	0.04

Net (loss) income attributable to Company stockholders	$(0.07)	$0.13	$0.22	$0.59

Net Income Attributable to Company Stockholders per Common Share:
Numerator:
(Loss) income from continuing operations	$(3,790)	$7,684	$14,614	$33,764
Effect of participating non-vested restricted stock	—	(88)	(152)	(339)

(Loss) income from continuing operations — Basic	(3,790)	7,596	14,462	33,425
Interest expense on 1.75% convertible notes, net of tax	—	592	—	—
Interest expense on 3 1/8% convertible notes, net of tax	—	—	—	809

(Loss) income from continuing operations — Diluted	$(3,790)	$8,188	$14,462	$34,234

(Loss) income from discontinued operations, net of tax — Diluted	$—	$—	$(1,024)	$2,824
Effect of participating non-vested restricted stock	—	—	12	(28)

(Loss) income from discontinued operations, net of tax — Basic and Diluted	$—	$—	$(1,012)	$2,796

Denominator:
Weighted-average shares — Basic	52,191	53,521	58,095	57,505
Employee stock options, restricted stock and warrants	—	3,848	3,340	2,651
1.75% Convertible notes	—	5,135	—	—
3 1/8% Convertible notes	—	—	—	2,174

Adjusted weighted-average shares after assumed conversions — Diluted	52,191	62,504	61,435	62,330

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 44

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2009
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$90,264	$98,631	$111,568	$138,073
Cost of operations	36,565	39,229	41,965	47,994
Sales and marketing	27,561	26,797	26,265	31,478
General and administrative	21,848	22,003	21,967	23,802
Depreciation and amortization	7,103	6,956	7,134	6,992
Interest income	2,262	1,958	1,840	3,089
Interest expense	6,536	5,781	5,541	5,657
Gain on convertible notes	6,647	3,473	—	—
Severance and other transaction expenses	—	—	—	11,066
Other expense, net	(269)	(552)	(123)	(425)

(Loss) income from continuing operations before income tax (benefit) provision	(709)	2,744	10,413	13,748
Income tax (benefit) provision	(1,217)	750	5,389	(50,413)

Consolidated income from continuing operations	508	1,994	5,024	64,161
Consolidated income (loss) from discontinued operations, net of tax	517	(13,284)	27,462	34,659

Consolidated net income (loss) inclusive of noncontrolling interest	1,025	(11,290)	32,486	98,820
Income attributable to noncontrolling interest	(610)	(387)	(2,184)	(524)

Net income (loss) attributable to Company stockholders	$415	$(11,677)	$30,302	$98,296

Amounts attributable to Company stockholders:
(Loss) income from continuing operations	$(194)	$703	$2,872	$63,637
Income (loss) from discontinued operations	609	(12,380)	27,430	34,659

Net income (loss) attributable to Company stockholders	$415	$(11,677)	$30,302	$98,296

Basic income (loss) per common share:
(Loss) income from continuing operations	$(0.00)	$0.02	$0.06	$1.19
Income (loss) from discontinued operations	0.01	(0.28)	0.59	0.65

Net income (loss) attributable to Company stockholders	$0.01	$(0.26)	$0.65	$1.84

Diluted income (loss) per common share:
(Loss) income from continuing operations	$(0.00)	$0.01	$0.05	$0.92
Income (loss) from discontinued operations	0.01	(0.26)	0.56	0.47

Net income (loss) attributable to Company stockholders	$0.01	$(0.25)	$0.61	$1.39

Net Income Attributable to Company Stockholders per Common Share:
Numerator:
(Loss) income from continuing operations — Basic	$(194)	$703	$2,872	$63,637
Effect of participating non-vested restricted stock	—	—	(31)	(886)

(Loss) income from continuing operations — Basic	(194)	703	2,841	62,751
Interest expense on 1.75% convertible notes, net of tax	—	—	—	876
Interest expense on 3 1/8% convertible notes, net of tax	—	—	—	2,472
Effect of dilutive securities of subsidiary	—	(76)	(188)	(57)

(Loss) income from continuing operations — Diluted	$(194)	$627	$2,653	$66,042

Income (loss) from discontinued operations	$609	$(12,380)	$27,430	$34,659
Effect of participating non-vested restricted stock	(7)	—	(293)	(483)

Income (loss) from discontinued operations, net of tax — Basic	602	(12,380)	27,137	34,176
Effect of dilutive securities of subsidiary	—	53	(3)	—

Income (loss) from discontinued operations, net of tax — Diluted	$602	$(12,327)	$27,134	$34,176

Denominator:
Weighted-average shares — Basic	45,217	45,599	46,096	52,688
Employee stock options, restricted stock and warrants	—	1,134	2,513	4,470
1.75% Convertible notes	—	—	—	7,640
3 1/8% Convertible notes	—	—	—	7,147

Adjusted weighted-average shares after assumed conversions — Diluted	45,217	46,733	48,609	71,945

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 45

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Subsequent Events

On January 11, 2011, the Company issued $400,000 aggregate principal amount of 2.50% Convertible Notes due 2018 (the “2.50% Notes”) in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,000, after deducting the estimated offering expenses, of which approximately $100,000 was used to repurchase 1,920,490 shares of the Company’s Common Stock at a price of $52.07 per share, the last reported sale price of the Company’s Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the Notes, holders may surrender their 2.50% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 15.1220 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This is equivalent to an initial conversion price of approximately $66.13 per share of Common Stock. In the aggregate, the 2.50% Notes are convertible into 6,048,800 shares of the Company’s Common Stock. The conversion rate may be adjusted under certain circumstances. Under the terms of the 2.50% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.50% Notes, holders of the 2.50% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.50% Notes at a repurchase price equal to 100% of the principal amount of the 2.50% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page 46

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2010, 2009 and 2008
	Balance at	Charged to
	Beginning	Costs and					Balance at
	of Year	Expenses	Acquired	Write-offs	Other		End of Year
	(In thousands)

December 31, 2010
Allowance for Doubtful Accounts	$1,511	$545	$—	$(563)	$—		1,493
Valuation Allowance for Deferred Tax Assets	234,735	$(9,100)	$—	$—	$(23,446	)(a)	202,189
December 31, 2009
Allowance for Doubtful Accounts	1,301	1,486	—	(1,276)	—		1,511
Valuation Allowance for Deferred Tax Assets	317,235	(67,781)	131	—	(14,850	)(b)	234,735
December 31, 2008
Allowance for Doubtful Accounts	1,165	668	—	(532)	—		1,301
Valuation Allowance for Deferred Tax Assets	486,197	(194,057)	24,775	—	320		317,235

(a)	Primarily represents the valuation allowance released as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of stock-based awards.

(b)	Primarily represents the valuation allowance released as a result of the effect of the Merger on state net operating loss carryforwards.

WebMD 2010 Annual Report — Financial Statements Annex

Annex A – Page S-1

ANNEX B

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included as Annex C below, and with the Consolidated Financial Statements and notes thereto, included in Annex A above.

	Years Ended December 31,(1)(2)(3)
	2010	2009	2008	2007	2006
		(In thousands, except per share data)

Consolidated Statements of Operations Data:
Revenue	$534,519	$438,536	$373,462	$319,232	$899,585
Cost of operations	187,831	165,753	135,138	114,000	542,723
Sales and marketing	120,874	112,101	106,080	91,035	116,258
General and administrative	85,496	89,620	88,053	102,661	130,056
Depreciation and amortization	27,578	28,185	28,410	27,808	44,073
Interest income	3,949	9,149	35,300	42,035	32,339
Interest expense	11,453	23,515	26,428	25,887	25,472
Loss (gain) on convertible notes	23,332	(10,120)	—	—	—
Loss on investments	9,517	—	60,108	—	—
Severance and other transaction expenses	—	11,066	6,941	2,527	—
Gain on sale of EBS Master LLC	—	—	538,024	—	—
Restructuring	—	—	7,416	—	—
Gain on 2006 EBS Sale	—	—	—	399	352,297
Other (expense) income, net	(72)	(1,369)	992	5,933	(4,252)

Income from continuing operations before income tax provision (benefit)	72,315	26,196	489,204	3,681	421,387
Income tax provision (benefit)	20,043	(45,491)	26,638	(9,053)	50,033
Equity in earnings of EBS Master LLC	—	—	4,007	28,566	763

Consolidated income from continuing operations	52,272	71,687	466,573	41,300	372,117
Consolidated income (loss) from discontinued
operations, net of tax	1,800	49,354	94,682	(18,048)	393,527

Consolidated net income inclusive of noncontrolling interest	54,072	121,041	561,255	23,252	765,644
Income attributable to noncontrolling interest	—	(3,705)	(1,032)	(10,667)	(405)

Net income attributable to Company stockholders	$54,072	$117,336	$560,223	$12,585	$765,239

Amounts attributable to Company stockholders:
Income from continuing operations	$52,272	$67,018	$465,725	$31,845	$371,844
Income from discontinued operations	1,800	50,318	94,498	(19,260)	393,395

Net income attributable to Company stockholders	$54,072	$117,336	$560,223	$12,585	$765,239

Basic income per common share:
Income from continuing operations	$0.93	$1.40	$5.99	$0.40	$3.00
Income from discontinued operations	0.04	1.05	1.22	(0.24)	3.17

Net income attributable to Company stockholders	$0.97	$2.45	$7.21	$0.16	$6.17

Diluted income per common share:
Income from continuing operations	$0.85	$1.21	$4.92	$0.36	$2.69
Income from discontinued operations	0.03	0.86	0.96	(0.23)	2.67

Net income attributable to Company stockholders	$0.88	$2.07	$5.88	$0.13	$5.36

WebMD 2010 Annual Report — Selected Financial Data

Annex B – Page 1

	Years Ended December 31,(1)(2)(3)
	2010	2009	2008	2007	2006
		(In thousands, except per share data)

Weighted-average shares outstanding used in
computing per share amounts:
Basic	55,328	47,400	77,738	79,694	124,092

Diluted	62,228	57,740	97,824	83,886	147,382

	As of December 31,(1)(2)(3)
	2010	2009	2008	2007	2006
	(In thousands)

Consolidated Balance Sheets Data:
Cash, cash equivalents and investments	$400,501	$808,144	$917,897	$830,120	$651,464
Working capital (excluding assets and liabilities of discontinued operations)	420,353	159,539	633,462	860,181	617,101
Total assets	942,202	1,288,548	1,501,734	1,651,481	1,469,795
Long-term convertible notes, net of discount	—	227,659	614,018	605,776	598,121
Convertible redeemable exchangeable preferred stock	—	—	—	—	98,768
Noncontrolling interest	—	—	134,223	131,353	101,860
Stockholders’ equity	752,895	564,768	496,698	642,809	422,853

(1)	On October 23, 2009, WebMD Health Corp. completed a merger with HLTH Corporation (the “Merger”), with WebMD Health Corp. continuing as the surviving company. The accounting treatment for the Merger results in HLTH Corporation being treated as the acquiring entity and the pre-acquisition consolidated financial statements of HLTH Corporation being treated as the historical financial statements of WebMD Health Corp. for all historical periods presented. See “Introduction — Basis of Presentation; Accounting Treatment of the Merger” within Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included as Annex C below.

(2)	For the year ended December 31, 2006, the consolidated financial position and results of operations reflect the sale of a 52% interest in our Emdeon Business Services business (which we refer to as EBS), as of November 16, 2006. Accordingly, the consolidated balance sheet as of December 31, 2006 excludes the assets and liabilities of EBS and includes an investment in EBS Master LLC accounted for under the equity method of accounting related to our 48% ownership, and the consolidated statement of operations for the year ended December 31, 2006 includes the operations of EBS for the period January 1, 2006 through November 16, 2006 and our 48% equity in earnings of EBS Master LLC from November 17, 2006 through December 31, 2006.

(3)	On July 22, 2008, we completed the sale of our ViPS business, on September 30, 2009 we completed the sale of our Little Blue Book print directory business and on October 19, 2009 we completed the sale of our Porex business. Accordingly, the selected consolidated financial data has been reclassified to reflect the historical results for these businesses as discontinued operations for all periods presented.

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ANNEX C

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Annex C contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” on page ii of the Proxy Statement for a discussion of the uncertainties, risks and assumptions associated with these statements. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in our forward-looking statements as a result of various factors, including but not limited to those listed as “Risk Factors” in Annex F below. In this Annex C, dollar amounts (other than per share amounts) are stated in thousands, unless otherwise noted.

Except for adjustments to references to where to find our Consolidated Financial Statements, the text of this Annex C is taken directly from Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on March 1, 2011, and does not reflect any events occurring after that filing date.

Overview

Management’s discussion and analysis of financial condition and results of operations, or MD&A, is provided as a supplement to the Consolidated Financial Statements and notes thereto included in Annex A above and is intended to provide an understanding of our results of operations, financial condition and changes in our results of operations and financial condition. Our MD&A is organized as follows:

•	Introduction. This section provides: a general description of our company and its business; a description of our merger with HLTH Corporation (which we refer to as the Merger); background information on certain trends, transactions and other developments affecting our company; and a discussion of how seasonal factors may impact the timing of our revenue.

•	Critical Accounting Estimates and Policies. This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective and often complex judgments in making estimates and assumptions. In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2 to the Consolidated Financial Statements included in Annex A above.

•	Results of Operations and Supplemental Financial and Operating Information. These sections provide our analysis and outlook for the significant line items on our statements of operations, as well as other information that we deem meaningful to understand our results of operations on a consolidated basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows, as well as a discussion of our commitments that existed as of December 31, 2010.

•	Recent Accounting Pronouncements. This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by our company or may be adopted in the future.

Introduction

Our Company.  WebMD Health Corp. is a Delaware corporation that was incorporated on May 3, 2005. We completed an initial public offering on September 28, 2005. Our Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market. From the completion of our initial public offering through the completion of the Merger on October 23, 2009, we were more than 80% owned by HLTH Corporation (which we refer to as HLTH). On October 23, 2009, stockholders of HLTH and WebMD approved the Merger and the transaction was completed later that day, with HLTH merging into WebMD and WebMD continuing as the

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surviving corporation. WebMD automatically succeeded to all of HLTH’s assets, liabilities and commitments upon completion of the Merger (other than the shares of WebMD Class B Common Stock owned by HLTH which were cancelled in the Merger). In the Merger, each share of HLTH Common Stock was converted into 0.4444 shares of WebMD Common Stock. The shares of WebMD’s Class A Common Stock were unchanged in the Merger and continue to trade on the NASDAQ Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B Common Stock and the dual-class stock structure that had existed at WebMD. The key reasons for the Merger included allowing HLTH’s stockholders to participate directly in the ownership of WebMD, while eliminating HLTH’s controlling interest in WebMD and the inefficiencies associated with having two separate public companies, increasing the ability of WebMD to raise capital and to obtain financing, and improving the liquidity of WebMD Common Stock by significantly increasing the number of shares held by public stockholders.

WebMD was the only operating business of HLTH at the time the Merger closed. Accordingly, the completion of the Merger did not have a significant effect on the operations of WebMD since there were no HLTH business operations to combine with WebMD’s business operations and, while HLTH had previously been providing certain corporate services to WebMD under a services agreement and had certain other agreements with WebMD, those agreements ceased when WebMD acquired HLTH. The employees and resources of HLTH used to provide services to WebMD under the services agreement became employees and resources of WebMD upon completion of the Merger.

Basis of Presentation; Accounting Treatment of the Merger.  The applicable accounting treatment for the Merger resulted in HLTH being considered the acquiring entity of the WebMD non-controlling interest. Accordingly, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger, adjusted as described in the next paragraph. Accordingly, in this MD&A, “WebMD” (or the use of “we,” “our,” or similar words) refers not only to WebMD itself but also, where the context requires, to HLTH. The specific names of HLTH and WebMD are used only where there is a need to distinguish between the legal entities. In addition, all references in this MD&A to amounts of shares of HLTH Common Stock and to market prices or purchase prices for HLTH Common Stock have been adjusted to reflect the 0.4444 exchange ratio in the Merger (which we refer to as the Exchange Ratio) and are expressed as the number of shares of WebMD Common Stock into which the HLTH Common Stock would be converted in the Merger and the equivalent price per share of WebMD Common Stock. Similarly, the exercise price of options and warrants to purchase HLTH Common Stock and the number of shares subject to those options and warrants have been adjusted to reflect the Exchange Ratio.

For all prior periods presented in the Consolidated Financial Statements included in Annex A above, the weighted-average shares outstanding used in computing income per common share have been adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the Exchange Ratio. Additionally, basic and diluted income per common share have been recalculated to reflect the adjusted weighted-average shares outstanding for the prior year periods presented. For the year ended December 31, 2009, these adjustments only apply to the portion of the year prior to the completion of the Merger on October 23, 2009.

The consolidated accounts of HLTH included, until the completion of the Merger, 100% of the assets and liabilities of WebMD, which was more than 80% owned by HLTH until the Merger. The ownership interests of the noncontrolling stockholders of WebMD are recorded as “noncontrolling interest” in the December 31, 2008 Consolidated Balance Sheet included in the Consolidated Financial Statements in Annex A above. In the Consolidated Statements of Operations included in the Consolidated Financial Statements in Annex A above, “Net income attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

Our Business.  We are a leading provider of health information services to consumers, physicians and other healthcare professionals, employers and health plans through our public and private online portals, mobile platforms and health-focused publications.

Our public portals for consumers enable them to obtain health and wellness information (including information on specific diseases or conditions), check symptoms, locate physicians, store individual healthcare

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information, receive periodic e-newsletters on topics of individual interest and participate in online communities with peers and experts. Our public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (which we refer to as CME) credit and communicate with peers. We also provide mobile health information applications for use by consumers and physicians. We generate revenue from our public portals primarily through the sale of advertising and sponsorship products, including CME services. Our public portals customers include pharmaceutical, biotechnology, medical device and consumer products companies. We also provide e-detailing promotion and physician recruitment services. We also generate revenues through the sale of advertising in WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. In addition, we generate revenue from the sale of certain information products.

Our private portals enable employers and health plans to provide their employees and members with access to personalized health and benefit information and decision-support technology that helps them to make more informed benefit, treatment and provider decisions. In addition, we offer clients of our private portals telephonic health coaching services on a per participant basis across an employee or plan population. We generate revenue from our private portals through the licensing of these portals and related services to employers and health plans either directly or through distributors.

Background Information on Certain Trends Influencing the Use of Our Services.  Several key trends in the healthcare and Internet industries are influencing the use of healthcare information services of the types we provide or are developing. Those trends are described briefly below:

•	Use of the Internet by Consumers and Physicians. The Internet has emerged as a major communications medium and has already fundamentally changed many sectors of the economy, including the marketing and sales of financial services, travel, and entertainment, among others. The Internet is also changing the healthcare industry and has transformed how consumers and physicians find and utilize healthcare information.

—	Healthcare consumers increasingly seek to educate themselves online about their healthcare-related issues, motivated in part by the larger share of healthcare costs they are being asked to bear due to changes in the benefit designs being offered by health plans and employers. The Internet has fundamentally changed the way consumers obtain health and wellness information, enabling them to have immediate access to searchable information and dynamic interactive content to check symptoms, assess risks, understand diseases, find providers and evaluate treatment options.

—	The Internet has also become a primary source of information for physicians seeking to improve clinical practice and is growing relative to traditional information sources, such as conferences, meetings and offline journals.

•	Increased Online Marketing and Education Spending for Healthcare Products. Pharmaceutical, biotechnology and medical device companies spend large amounts each year marketing their products and educating consumers and physicians about them; however, only a small portion is currently spent on online services. We believe that these companies, which comprise the majority of the advertisers and sponsors of our public portals, are becoming increasingly aware of the effectiveness of the Internet relative to traditional media in providing health, clinical and product-related information to consumers and physicians, and this increasing awareness will result in increasing demand for our services. In addition, in an effort to improve operating efficiencies, some pharmaceutical companies have been reducing their field sales forces in the past several years. We believe that, in their effort to achieve greater overall marketing efficiency, pharmaceutical companies will continue to increase the use of online promotional marketing to physicians and other healthcare professionals, including through use of our services. However, notwithstanding our general expectation for increased demand, our advertising

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and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, including general economic and regulatory conditions and the following:

—	The majority of our advertising and sponsorship contracts are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship contracts.

—	The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals.

Other factors that may affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include: the timing of FDA approval for new products or for new approved uses for existing products; the timing of FDA approval of generic products that compete with existing brand name products; the timing of withdrawals of products from the market; the timing of roll-outs of new or enhanced services on our public portals; seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and the scheduling of conferences for physicians and other healthcare professionals.

•	Reaching Health-Conscious Consumers. More than half of the traffic to our consumer portals is in areas of health and wellness that are not related solely to diseases and conditions. The demand for reaching health-conscious consumers is growing significantly. In addition to pharmaceutical, biotechnology and medical device companies, our public portals advertisers and sponsors include consumer products companies whose products relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention. During 2010, we supported a growing number of consumer product company clients, including Johnson & Johnson, Proctor & Gamble and Nestle Corp., along with retailers such as Wal-Mart and Target. We plan to continue to focus on increasing sponsorship revenues from consumer products companies, retailers and other companies that are interested in communicating health-related or safety-related information about their products or services to our audience.

•	Use of Health and Benefits Applications. In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Health and Benefits Manager tools, including our personal health record application, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our private portal services by our employer and health plan clients’ employees and members and being able to demonstrate a sufficient return on investment and other benefits for our private portals clients from those services. Increasing usage of our private portal services requires us to continue to develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are. We also expect that, for clients and potential clients that have been adversely affected by general economic conditions, we may continue to experience some reductions in initial contracts, contract expansions and contract renewals for our private portal services, as well as reductions in the size of existing contracts.

•	Developments in Social Media and Other Applications. In the past several years, video and multimedia applications have become an increasingly important part of what users expect from Internet sites. In addition, consumers are increasingly using the Internet to access social media as a means to communicate and exchange information, including regarding health and wellness. Similarly, physicians and other healthcare professionals are increasingly participating in condition or topic specific community groups and other interactive applications. Consumers and healthcare professionals are also increasingly using mobile devices to access the Internet, with physicians increasingly using mobile devices in diagnosis and treatment at the point of care. Mobile, while not yet a meaningful revenue source for us, is expected to be

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an important area of growth for the future. We are focused on delivering a multi-screen platform that extends the user experience beyond the desktop portal onto the mobile device. We have invested and intend to continue to invest in software and systems that allow us to meet the demands of our users and sponsors, including customized content management and publishing technology to deliver interactive content, multimedia programming and personalized health applications that engage our users. The following are some of our recent and current initiatives to improve the user experience on our Websites, expand our services and increase our user base:

—	Physician Connect, our social networking platform for physicians, allows them to exchange information online on a range of topics, including patient care, drug information, healthcare-related legislation and practice management. Physicians can also create polls to assess the opinions of their colleagues on a range of topics. We also offer third parties the opportunity to sponsor Physician Connect discussions and polls so that they can gain insights into physicians’ perspectives and areas of interest. As of January 31, 2011, Physician Connect had attracted more than 150,000 physician members. Medscape from WebMD also offers a variety of sponsored and unsponsored blogs where healthcare professionals can share their thoughts and opinions with the Medscape from WebMD community.

—	In March 2010, we launched The WebMD Community, a social networking initiative that gives consumers the ability to connect with health experts and with other WebMD members to exchange information, experiences and support. The WebMD Community is being integrated throughout each of the core content areas of WebMD.com, giving members the ability to safely and easily connect with others on topics that are most relevant to them. In addition to expert-led communities, members are empowered to create their own communities and to exchange information with other users. The WebMD Community also enables third party sponsors to create branded experiences and to host consumer discussions on specific health and wellness topics most important to them.

—	Medscape Mobile is a free medical application that includes Medscape’s specialty-specific news, comprehensive drug information and clinical reference tools. Medscape Mobile also includes CME activities organized by specialty and designed for use on a mobile device. Medscape Mobile was launched for iPhone® and iPod touch® users in 2009, for Blackberry® users in April 2010 and for iPadtm and Androidtm users in January 2011. As of December 31, 2010, Medscape Mobile had attracted approximately 700,000 registered users.

—	WebMD for iPhone and WebMD for iPad are free applications for consumers that provide mobile access to certain WebMD content and tools on an iPhone® or iPadtm, including Symptom Checker, First Aid, and Pill Identifier applications, as well as other health information. As of December 31, 2010, these applications had been downloaded a total of approximately 3.5 million times. We also provide the entire mobile audience with access to our consumer content and tools through our new mobile site at www.m.webmd.com.

—	We are pursuing opportunities to expand the reach of our brands outside the United States. Generally, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region. In October 2009, we launched our first major consumer portal outside the United States in partnership with Boots, the UK’s leading pharmacy-led health and beauty retailer. In addition, in certain markets outside of the U.S., we expect to provide some of our online services directly to healthcare professionals and, to a lesser extent, consumers.

•	Healthcare Reform Legislation. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Reform Legislation), was signed into law in March 2010. The Reform Legislation makes extensive changes to the system of healthcare insurance and benefits in the U.S. In general, the Reform Legislation seeks to reduce healthcare costs and decrease the number of uninsured legal U.S. residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Reform Legislation also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members,

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increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Reform Legislation also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products. Many of the provisions of the Reform Legislation that expand insurance coverage will not become effective until 2014, and many provisions require regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Reform Legislation was enacted and have not been substantially changed since. In addition, it is difficult to foresee how individuals and businesses will respond to the choices available to them under the Reform Legislation. Furthermore, the Reform Legislation will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Reform Legislation and to participate in grants and other incentive opportunities. In addition, a number of states have filed lawsuits challenging the constitutionality of certain provisions of the Reform Legislation. As of February 10, 2011, two federal courts have ruled that the requirement for individuals to carry insurance is unconstitutional, but other courts have upheld this provision.

While we do not currently anticipate any significant adverse effects on WebMD as a direct result of the application of the Reform Legislation to our businesses or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Reform Legislation will be on WebMD’s businesses through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our private portals. Healthcare industry participants may respond to the Reform Legislation or to uncertainties created by the Reform Legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business. However, we believe that certain aspects of the Reform Legislation and future implementing regulations that seek to reduce healthcare costs may create opportunities for WebMD, including with respect to our personal health record applications and health and benefits decision-support tools and, more generally, with respect to our capabilities in providing health and wellness information and education. For example, the Reform Legislation encourages use of wellness programs through grants to small employers to establish such programs, permission for employers to offer rewards, in the form of waivers of cost-sharing, premium discounts, or additional benefits, to employees for participating in these programs and meeting certain standards, and the inclusion of wellness services and chronic disease management among the essential health benefits that certain plans are required to provide. However, we cannot yet determine the scope of any such opportunities or what competition we may face in our efforts to pursue such opportunities.

The healthcare industry in the United States and relationships among healthcare payers, providers and consumers are very complicated. In addition, the Internet and the market for online services are relatively new and still evolving. Accordingly, there can be no assurance that the trends identified above will continue or that the expected benefits to our businesses from our responses to those trends will be achieved. In addition, the market for healthcare information services is highly competitive and not only are our existing competitors seeking to benefit from these same trends, but the trends may also attract additional competitors.

Background Information on Certain Transactions and Other Significant Developments

Convertible Notes.  During 2010, we repurchased $32,446 principal amount of our 1.75% Convertible Subordinated Notes Due 2023 (which we refer to as the 1.75% Notes) for $42,107 in cash and the holders of the 1.75% Notes converted $232,137 principal amount into 6,703,129 shares of WebMD Common Stock. The majority of these conversions occurred following a Notice of Redemption that we delivered in May 2010. Also during 2010, we repurchased $42,168 principal amount of our 3 1/8% Convertible Notes due 2025 (which we refer to as the 3 1/8% Notes) for $52,418 in cash and the holders of the 3 1/8% Notes converted $208,132 principal amount into 5,942,204 shares of WebMD Common Stock. We recognized an aggregate pre-tax loss

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of $23,332 related to the repurchase of the 1.75% Notes and the repurchase and conversions of the 3 1/8% Notes during 2010. The loss includes the expensing of remaining deferred issuance costs outstanding related to the repurchased and converted notes. As a result of the conversion and repurchase activity described above, as of December 31, 2010, no convertible notes remained outstanding.

On January 11, 2011, we issued $400,000 aggregate principal amount of 2.50% Convertible Notes due 2018 (which we refer to as the 2.50% Notes) in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,000 (after deducting the estimated offering expenses), of which approximately $100,000 was used by us to repurchase 1,920,490 shares of WebMD Common Stock at a price of $52.07 per share, the last reported sale price of WebMD Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semiannually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, holders may surrender their 2.50% Notes for conversion into WebMD Common Stock at an initial conversion rate of 15.1220 shares of WebMD Common Stock per thousand dollars principal amount of 2.50% Notes. This is equivalent to an initial conversion price of approximately $66.13 per share of Common Stock. In the aggregate, the 2.50% Notes are convertible into 6,048,800 shares of Common Stock.

2010 Tender Offers.  On September 8, 2010, we completed a tender offer for our Common Stock and repurchased 3,000,000 shares at a price of $52.00 per share for total consideration of $156,421, which includes $421 of costs directly attributable to the purchase. On April 8, 2010, we completed a tender offer for our Common Stock and repurchased 5,172,204 shares at a price of $46.80 per share for total consideration of $242,795, which includes $736 of costs directly attributable to the purchase. In this MD&A, we refer to both tender offers as the 2010 Tender Offers. The 2010 Tender Offers represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who chose not to participate in the 2010 Tender Offers automatically increased their relative percentage interest in our company at no additional cost to them.

Sale of Porex.  SNTC Holding, Inc., a wholly-owned subsidiary of our company, entered into a stock purchase agreement, dated as of September 17, 2009, for the sale of our Porex business (which we refer to as Porex) for which we received $74,378 in cash at closing, received $67,500 in senior secured notes (which we refer to as the Senior Secured Notes) and incurred approximately $4,900 of transaction expenses. The sale was completed on October 19, 2009. During the three months ended March 31, 2010, we also paid $1,430 to Porex related to the finalization of a customary working capital adjustment. The historical financial information for Porex is reflected as discontinued operations within the Consolidated Financial Statements included in Annex A above. On April 1, 2010, we sold the Senior Secured Notes to their issuer for $65,475 (which represented 97% of the aggregate principal amount) plus accrued interest through that date. We recognized a pre-tax gain of $1,362 related to the sale of the Senior Secured Notes.

Auction Rate Securities.  Effective April 20, 2010, we entered into an agreement pursuant to which we sold our holdings of auction rate securities (which we refer to as ARS), for an aggregate of $286,399. Under the terms of the agreement, we retained an option (which we refer to as the ARS Option), for a period of two years from the date of the agreement: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold at the agreed upon purchase prices received on April 20, 2010; and (b) to receive from the purchaser additional proceeds upon certain redemptions of the various series of ARS sold. As a result, during the three months ended March 31, 2010, we recorded a charge of $29,508, representing the difference between the adjusted cost basis of our ARS holdings and the proceeds received on April 20, 2010. Additionally, during the period from April 20, 2010 through December 31, 2010, we received cash of $10,467 and recognized a gain of $14,712 in connection with the ARS Option.

2009 Tender Offer.  On December 10, 2009, we completed a tender offer for our Common Stock and repurchased 6,339,227 shares at a price of $37.00 per share. In this MD&A, we refer to this tender offer as the 2009 Tender Offer. The total cost of the 2009 Tender Offer was $235,220, which includes $670 of costs directly attributable to the purchase. The 2009 Tender Offer represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who

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chose not to participate in the 2009 Tender Offer automatically increased their relative percentage interest in our company at no additional cost to them.

Divestiture of the Little Blue Book Print Directory Business.  In March 2009, we decided to divest the Little Blue Book print directory business (which we refer to as LBB). As a result, the historical financial information for LBB has been reflected as discontinued operations within the Consolidated Financial Statements included in Annex A above. During the three months ended June 30, 2009, we recorded an impairment charge of $8,300 to reduce the carrying value of LBB to its current estimated fair value. On September 30, 2009, we completed the sale of LBB in which we received cash proceeds of $2,590. The revenue and operating results of LBB had previously been reflected within our former publishing and other services operating segment. As a result of our decision to divest LBB, we eliminated the separate segment presentation for publishing and other services. We are currently reporting revenue in the following two categories: public portal advertising and sponsorship and private portal services.

2008 EBSCo Sale.  On November 16, 2006, we completed the sale of a 52% interest in the business that constituted our Emdeon Business Services segment, excluding our ViPS business unit (which we refer to as EBS) to an affiliate of General Atlantic LLC (which we refer to as GA). We refer to this transaction as the 2006 EBS Sale. From the closing of the 2006 EBS Sale to the closing of the sale of our remaining interest in EBS on February 8, 2008, we owned 48% of EBS Master LLC (which we refer to as EBSCo), the entity that acquired EBS in the 2006 EBS Sale and accounted for that 48% ownership interest as an equity investment in our consolidated financial statements. On February 8, 2008, we entered into a Securities Purchase Agreement and simultaneously completed the sale of our 48% noncontrolling ownership interest in EBSCo (which we refer to as the 2008 EBSCo Sale) for $574,617 in cash, net of professional fees and other expenses, to an affiliate of GA and affiliates of Hellman & Friedman, LLC. In connection with the sale transactions, EBSCo agreed to license, through February 2018, certain de-identified data to our company, which is utilized in the sale of certain of our information products.

ViPS Sale.  On July 22, 2008, we completed the sale of our ViPS business to an affiliate of General Dynamics Corporation (which we refer to as the ViPS Sale). We received cash proceeds of $223,175, net of the working capital adjustment, professional fees and other expenses associated with the ViPS Sale. In connection with the ViPS Sale, we entered into a transition services agreement with ViPS whereby we provided ViPS with certain administrative services for a short period following the sale. The historical financial information of ViPS has been reflected as discontinued operations within the Consolidated Financial Statements included in Annex A above.

Directors & Officers Liability Insurance Coverage Litigation.  On July 23, 2007, HLTH commenced litigation (which we refer to as the Coverage Litigation) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which HLTH was seeking to compel the defendant companies (which we refer to collectively as the Defendants) to honor their obligations under certain directors and officers liability insurance policies (which we refer to as the Policies). WebMD succeeded to HLTH as plaintiff in this action as a result of the Merger. HLTH was seeking an order requiring the Defendants to advance and/or reimburse expenses that HLTH has incurred and expected to continue to incur for the advancement of the reasonable defense costs of initially ten, and now four, former officers and directors of HLTH’s former Emdeon Practice Services subsidiary (which we refer to as EPS) who were indicted in connection with the investigation by United States Attorney for the District of South Carolina (which we refer to as the Investigation) described in Note 9, “Commitments and Contingencies” located in the Notes to the Consolidated Financial Statements included in Annex A above.

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to HLTH and to EPS, which is a co-plaintiff with WebMD in the Coverage Litigation (which we refer to collectively as the Plaintiffs). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (which we refer to as SSHI). In connection with HLTH’s sale of EPS to Sage Software, HLTH retained certain obligations relating to the Investigation and agreed to indemnify Sage

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Software and SSHI with respect to certain expenses in connection with the Investigation and we assumed those obligations as a result of the Merger. HLTH retained (and we succeeded to as a result of the Merger) the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

Prior to the filing of the Second Amended Complaint which is discussed below, the Policies at issue in the Coverage Litigation consisted of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (which we refer to as the EPS Policies) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS, which merged into HLTH) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (which we refer to as the Synetic Policies).

The carrier with the third level of coverage in the Synetic Policies filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic Policies joined, which sought summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to us (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which had not yet been named by us) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such policies. HLTH filed its opposition to the motion together with its motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that we are obligated to pay while the Coverage Litigation is pending. On July 31, 2008, the Superior Court for the State of Delaware denied the motion filed by the carriers seeking allocation and granted HLTH’s motion for partial summary judgment to enforce the duty of such carriers to advance and reimburse these costs. Pursuant to the Court’s order, the issuers of the Synetic Policies began reimbursing us for our costs as described below.

On September 9, 2008 and February 4, 2009, respectively, the eighth and ninth level carriers of the Synetic Policies notified HLTH that they believe that they were not bound by the Court’s July 31, 2008 order regarding the duty of the Synetic carriers to advance and reimburse defense costs. This resulted in HLTH making a motion to the Court on February 23, 2009 to require such eighth and ninth level carriers to advance and reimburse defense costs. HLTH later settled with the eighth level carrier. Under the terms of the settlement such carrier has paid, in full and final settlement, an agreed-upon percentage of the policy amount against each payment of defense costs made by us as such policy was implicated. On April 15, 2009, the ninth level carrier made a cross-motion for summary judgment claiming that, in light of a policy endorsement applicable only to the ninth level carrier, because of the time period during which the conspiracy charged in the Second Superseding Indictment is alleged to have taken place, the Synetic Policy issued by such carrier does not cover HLTH’s indemnification obligations. HLTH believed that such carrier’s motion was without merit and responded to the motion. On July 15, 2009, the Court granted summary judgment in favor of the ninth level carrier and unless and until we successfully appeal such decision, the ninth level carrier is not liable to pay any portion of the $10,000 total coverage of its policy with respect to our indemnification obligations. As of December 31, 2010, $84,200 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights or through settlement. Of this amount, $62,800 represents the portion received through settlement.

On November 17, 2008, HLTH filed a Second Amended Complaint which added four new insurance companies as defendants in the Coverage Action. These carriers are the issuers of a third set of policies (which we refer to as the Emdeon Policies) that provide coverage with respect to HLTH’s indemnification obligations to the former officers and directors of HLTH’s former EPS subsidiary who were indicted in connection with the Investigation. All but one of the carriers who issued the Emdeon Policies moved for summary judgment asserting that exclusions in the Emdeon Policies preclude coverage for HLTH’s indemnification obligations and HLTH filed motions seeking to compel such carriers to advance defense costs that HLTH was obligated to indemnify. On August 31, 2009, the Court issued two opinions. In the first opinion, the Court granted summary judgment in favor of HLTH with respect to one of the exclusions asserted by the carriers who issued the Emdeon Policies. In the second opinion, the Court granted summary judgment

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in favor of the carriers with respect to the other exclusion asserted by such carriers. We and the carriers who issued the Emdeon Policies (with the exception of the second level carrier with whom we have settled) each appealed the trial Court’s August 31, 2009 rulings to the Supreme Court of Delaware and, on April 22, 2010, the Supreme Court decided both appeals in favor of the carriers who issued the Emdeon Policies. The implication of this decision is that we have effectively exhausted our insurance with respect to our obligation to indemnify the indicted individuals.

The insurance carriers assert that our insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals may have to be repaid by us, although the amounts that we have received in settlement from certain carriers is not subject to being repaid. We have obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

In addition to the Coverage Litigation, on December 22, 2009, TIG Specialty Insurance Company (which we refer to as TIG), the second level issuer of the EPS Policies, commenced an action against us to recover the $5,000 that TIG advanced to us in 2006. Our Company and TIG have settled this matter.

We intend to continue to satisfy our legal obligation to the indicted individuals with respect to advancement of amounts for their defense costs.

Indemnification Obligations to Former Officers and Directors of EPS.  HLTH had certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and now four, former officers and directors of EPS, who were indicted in connection with the Investigation. In connection with the sale of EPS, HLTH agreed to indemnify Sage Software relating to these indemnity obligations and we also assumed that obligation in the Merger. During 2007, based on information available at that time, we determined a reasonable estimate of the range of probable costs with respect to our indemnification obligation and accordingly, recorded an aggregate pre-tax charge of $73,347, which represented our estimate of the low end of the probable range of costs related to this matter. We reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. During 2008 and 2009, we updated the estimated range of our indemnification obligation based on new information received during those periods, and as a result, recorded additional pre-tax charges of $29,078 and $14,367, respectively. As described in more detail above, two of the former officers and directors of EPS were found guilty; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal. The government entered a notice of appeal with respect to the Court’s order and such appeal is pending. Two other former officers of EPS are awaiting trial in Tampa, Florida, which was scheduled to begin on October 4, 2010; however, on July 9, 2010, the Court in Tampa placed the case against those defendants on hold pending resolution of the appeal of the South Carolina ruling. As of December 31, 2010, the remaining accrual with respect to the costs for these matters was $7,527 and is included within liabilities of discontinued operations on the accompanying consolidated balance sheet. The ultimate outcome of this matter is still uncertain and, accordingly, the amount of cost we may ultimately incur could be substantially more than the reserve we have currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, we will need to record additional charges to our results of operations in future periods.

Seasonality

The timing of our revenue is affected by seasonal factors. Our public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of our public portals. This portion of our revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. The timing of revenue in relation to our expenses, much of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing and general and administrative expenses as a percentage of revenue in each calendar quarter.

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Critical Accounting Estimates and Policies

Critical Accounting Estimates

Our MD&A is based upon our Consolidated Financial Statements and Notes to Consolidated Financial Statements, which were prepared in conformity with U.S. generally accepted accounting principles. The preparation of the Consolidated Financial Statements requires us to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. We base our estimates on historical experience, current business factors, and various other assumptions that we believe are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and the disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to our Consolidated Financial Statements.

We evaluate our estimates on an ongoing basis, including those related to revenue recognition, the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and indefinite lived intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued expenses, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Critical Accounting Policies

We believe the following reflects our critical accounting policies and our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements:

•	Revenue Recognition. Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and licenses of healthcare management tools and private portals as well as related health coaching services, are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period we substantially complete our contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized as the last element is delivered.

•	Long-Lived Assets. Our long-lived assets consist of property and equipment, goodwill and other intangible assets. Goodwill and other intangible assets arise from the acquisitions we have made. The amount assigned to intangible assets is subjective and based on fair value using exit price and market participant view, such as discounted cash flow and replacement cost models. Our long-lived assets, excluding goodwill and indefinite lived intangible assets, are amortized over their estimated useful lives, which we determine based on the consideration of several factors including the period of time the asset is expected to remain in service. We evaluate the carrying value and remaining useful lives of long-lived assets, excluding goodwill and indefinite lived intangible assets, whenever indicators of impairment are present. We evaluate the carrying value of goodwill and indefinite lived intangible assets annually, or whenever indicators of impairment are present. We use a discounted cash flow

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approach to determine the fair value of goodwill and indefinite lived intangible assets. Long-lived assets held for sale are reported at the lower of cost or fair value less cost to sell. There was no impairment of goodwill or indefinite lived intangible assets noted as a result of our impairment testing in 2010.

•	Fair Value of Investments in Auction Rate Securities (ARS). Through April 20, 2010, we held investments in ARS which were backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP), and had credit ratings of AAA or Aaa when purchased. Historically, the fair value of these ARS holdings approximated par value due to the frequent auction periods, generally every 7 to 28 days, which provided liquidity to these investments. However, since February 2008, substantially all auctions involving these securities have failed. The result of a failed auction is that these ARS holdings will continue to pay interest in accordance with their terms at each respective auction date; however, liquidity of the securities will be limited until there is a successful auction, the issuer redeems the securities, the securities mature or until such time as other markets develop. Additionally, approximately one-half of the auction rate securities we held were, during 2009, either downgraded below AAA or placed on “watch” status by one or more of the major credit rating agencies.

During the periods that we held them, we estimated the fair value of our ARS holdings using an income approach valuation technique. Using this approach, expected future cash flows are calculated over the expected life of each security and are discounted to a single present value using a market required rate of return. Some of the more significant assumptions made in the present value calculations included (i) the estimated weighted average lives for the loan portfolios underlying each individual ARS and (ii) the required rates of return used to discount the estimated future cash flows over the estimated life of each security, which considered both the credit quality for each individual ARS and the market liquidity for these investments. Additionally, effective April 1, 2009, we adopted new authoritative guidance which required us to separate losses associated with our ARS into two categories, the portion of the loss which is considered credit loss and the portion of the loss which is due to other factors. As discussed above, certain of the auction rate securities we held were, during 2009, downgraded below AAA by one or more of the major credit rating agencies. These revised credit ratings were a significant consideration in determining the estimated credit loss associated with our ARS.

Our ARS were classified as Level 3 assets as their valuation, including the portion of their valuation attributable to credit losses, required substantial judgment and estimation of factors that were not currently observable in the market due to the lack of trading in the securities. If different assumptions were used for the various inputs to the valuation approach including, but not limited to, assumptions involving the estimated lives of the ARS holdings, the estimated cash flows over those estimated lives, and the estimated discount rates applied to those cash flows, the estimated fair value of those investments could have been significantly higher or lower than the fair value we determined. In connection with the sale of our ARS on April 20, 2010, we retained an option (which we refer to as the ARS Option), for a period of two years: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold, at the agreed upon purchase prices received on April 20, 2010; and (b) to receive additional proceeds from the purchaser upon certain redemptions of the various series of ARS sold. During 2010, the Company recognized an aggregate gain of $14,712 related to the ARS Option, and received cash proceeds of $10,467 during the period from April 20, 2010 through December 31, 2010. The value of the ARS Option as of December 31, 2010 is estimated to be $4,245 and has been classified as a Level 3 asset as its valuation requires substantial judgment. The historical redemption activity of the specific ARS underlying the ARS Option was the most significant assumption used to determine an estimated value of the ARS Option. The Company is required to reassess the value of this ARS Option at each reporting period, and any changes in value will be recorded within the statement of operations in future periods. See Note 14 in the Notes to the

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Consolidated Financial Statements included in Annex A above for additional information regarding our ARS Option.

•	Stock-Based Compensation. Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. We recognize these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards. As of December 31, 2010, there was approximately $76.1 million of unrecognized stock-based compensation expense (net of estimated forfeitures) related to unvested stock options and restricted stock awards held by employees, which is expected to be recognized over a weighted-average period of approximately 2.8 years, related to our stock-based compensation plans.

•	Deferred Taxes. Our deferred tax assets are comprised primarily of net operating loss carryforwards and federal tax credits. These net operating loss carryforwards and federal tax credits may be used to offset taxable income in future periods, reducing the amount of taxes we might otherwise be required to pay. A significant portion of our net deferred tax assets, including the portion related to excess tax benefits of stock-based awards, are reserved for by a valuation allowance as required by relevant accounting literature. The remaining portion of our net deferred tax assets are no longer reserved for by a valuation allowance. Management determines the need for a valuation allowance by assessing the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, expectations of future earnings and taxable income. Management will continue to evaluate the need for a valuation allowance in the future.

•	Tax Contingencies. Our tax contingencies are recorded to address potential exposures involving tax positions we have taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. Our estimates of tax contingencies reflect assumptions and judgments about potential actions by taxing jurisdictions. We believe that these assumptions and judgments are reasonable. However, our accruals may change in the future due to new developments in each matter and the ultimate resolution of these matters may be greater or less than the amount that we have accrued. Consistent with our historical financial reporting, we have elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision (benefit).

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Results of Operations

The following table sets forth our consolidated statements of operations data and expresses that data as a percentage of revenue for the periods presented (dollar amounts in thousands):

	Years Ended December 31,
	2010		2009		2008
	$	%(a)	$	%(a)	$	%(a)

Revenue	$534,519	100.0	$438,536	100.0	$373,462	100.0
Cost of operations	187,831	35.1	165,753	37.8	135,138	36.2
Sales and marketing	120,874	22.6	112,101	25.6	106,080	28.4
General and administrative	85,496	16.0	89,620	20.4	88,053	23.6
Depreciation and amortization	27,578	5.2	28,185	6.4	28,410	7.6
Interest income	3,949	0.7	9,149	2.1	35,300	9.5
Interest expense	11,453	2.1	23,515	5.4	26,428	7.1
Loss (gain) on convertible notes	23,332	4.4	(10,120)	(2.3)	—	—
Loss on investments	9,517	1.8	—	—	60,108	16.1
Severance and other transaction expenses	—	—	11,066	2.5	6,941	1.9
Gain on sale of EBS Master LLC	—	—	—	—	538,024	144.1
Restructuring	—	—	—	—	7,416	2.0
Other (expense) income, net	(72)	—	(1,369)	(0.3)	992	0.3

Income from continuing operations before income tax provision (benefit)	72,315	13.5	26,196	6.0	489,204	131.0
Income tax provision (benefit)	20,043	3.7	(45,491)	(10.4)	26,638	7.1
Equity in earnings of EBS Master LLC	—	—	—	—	4,007	1.1

Consolidated income from continuing operations	52,272	9.8	71,687	16.3	466,573	124.9
Consolidated income from discontinued operations	1,800	0.3	49,354	11.3	94,682	25.4

Consolidated net income inclusive of noncontrolling interest	54,072	10.1	121,041	27.6	561,255	150.3
Income attributable to noncontrolling interest	—	—	(3,705)	(0.8)	(1,032)	(0.3)

Net income attributable to Company stockholders	$54,072	10.1	$117,336	26.8	$560,223	150.0

(a)	amounts may not add due to rounding.

Revenue from our public portal advertising and sponsorship is derived from online advertising, sponsorship (including online CME services), e-detailing promotion and physician recruitment services, content syndication and distribution, information services and other print services (including advertisements in WebMD the Magazine). Revenue from our private portal services is derived from licensing our private online portals to employers, healthcare payers and others, along with related services including lifestyle education and personalized telephonic coaching. Our customers include pharmaceutical, biotechnology, medical device and consumer products companies, as well as employers and health plans.

Cost of operations consists of salaries and related expenses, and non-cash stock-based compensation expense related to providing and distributing services and products we provide to customers and costs associated with the operation and maintenance of our public and private portals. Cost of operations also

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consists of editorial and production costs, Website operations costs, non-capitalized Website development costs, costs we pay to our distribution partners, costs associated with our lifestyle education and personalized telephonic coaching services, and costs related to the production and distribution of our publications, including costs related to creating and licensing content, telecommunications, leased properties and printing and distribution.

Sales and marketing expense consists primarily of advertising, product and brand promotion, as well as selling expenses including salaries and related expenses, and non-cash stock-based compensation for account executives and account management. These expenses include items related to salaries and related expenses of marketing personnel, costs and expenses for marketing programs, and fees for professional marketing and advertising services. Also included in sales and marketing expense are the non-cash advertising expenses discussed below.

General and administrative expense consists primarily of salaries, non-cash stock-based compensation and other salary-related expenses of administrative, finance, legal, information technology, human resources and executive personnel. Also included in general and administrative expense are general insurance and costs of accounting and internal control systems to support our operations.

Our discussions throughout MD&A make references to certain non-cash expenses. The following is a summary of our principal non-cash expenses:

•	Non-cash advertising expense. Expense related to the use of our prepaid advertising inventory that we received from News Corporation in exchange for equity instruments that we issued in connection with an agreement we entered into with News Corporation in 1999 and subsequently amended in 2000. The inventory was to be used over nine years expiring in 2009. This non-cash advertising expense is included in sales and marketing expense as we use the asset for promotion of our brand.

•	Non-cash stock-based compensation expense. Expense related to the awards of all share-based payments to employees and non-employee directors, such as grants of employee stock options and restricted stock. Non-cash stock-based compensation expense is reflected in the same expense captions as the related salary cost of the respective employee.

The following table is a summary of our non-cash expenses included in the respective statements of operations captions.

	Years Ended December 31,
	2010	2009	2008

Advertising expense included in:
Sales and marketing	$—	$1,753	$5,097

Stock-based compensation expense included in:
Cost of operations	$7,211	$6,723	$3,818
Sales and marketing	8,033	8,069	3,591
General and administrative	18,056	24,620	17,223

Income from continuing operations	33,300	39,412	24,632

Consolidated income from discontinued operations	—	693	1,600

Total stock-based compensation expense	$33,300	$40,105	$26,232

2010 and 2009

The following discussion is a comparison of our results of operations for the year ended December 31, 2010, to the year ended December 31, 2009.

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Revenue.  Our total revenue increased 21.9% to $534,519 in 2010 from $438,536 in 2009. The increase was due to higher advertising and sponsorship revenue from our public portals. A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.  Cost of operations was $187,831 in 2010, compared to $165,753 in 2009. Our cost of operations represented 35.1% of revenue in 2010, compared to 37.8% of revenue in 2009. Included in cost of operations were non-cash expenses related to stock-based compensation of $7,211 in 2010, compared to $6,723 in 2009. The increase in non-cash stock-based compensation expense for 2010, compared to 2009, resulted from equity grants made to employees during 2010 for which there were no comparable amounts in 2009.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $180,620, or 33.8% of revenue in 2010, compared to $159,030, or 36.3% of revenue in 2009. The increase in absolute dollars in 2010 compared to 2009, was primarily attributable to an increase of approximately $2,482 in development and distribution expense, and an increase of approximately $17,343 of website operations expense associated with the delivery of our advertising and sponsorship arrangements and increased traffic to our Websites. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2010 compared to 2009, was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in operations expense.

Sales and Marketing.  Sales and marketing expense was $120,874 in 2010, compared to $112,101 in 2009. Our sales and marketing expense represented 22.6% of revenue in 2010, compared to 25.6% in 2009. Included in sales and marketing expense were non-cash expenses related to advertising of $1,753 in 2009. We did not have any non-cash advertising expense in 2010 as we fully utilized the balance of our prepaid advertising inventory during 2009. Also included in sales and marketing expense were non-cash expenses related to stock-based compensation of $8,033 in 2010, compared to $8,069 in 2009.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $112,841, or 21.1% of revenue, in 2010, compared to $102,279, or 23.3% of revenue, in 2009. The increase in absolute dollars in 2010 compared to 2009 was primarily attributable to an increase in compensation and other personnel-related costs due to increased staffing and sales commissions related to higher revenue. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2010 compared to 2009 was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in sales and marketing expense.

General and Administrative.  General and administrative expense was $85,496 in 2010, compared to $89,620 in 2009. Our general and administrative expenses represented 16.0% of revenue in 2010, compared to 20.4% of revenue in 2009. Included in general and administrative expense was non-cash stock-based compensation expense of $18,056 in 2010, compared to $24,620 in 2009. The decrease in non-cash stock-based compensation expense for 2010, compared to 2009, resulted primarily from certain stock-based awards becoming fully vested during 2009, for which there was no comparable expense in 2010.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $67,440, or 12.6% of revenue, in 2010, compared to $65,000, or 14.8% of revenue in 2009. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2010 compared to 2009, was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in general and administrative expense.

Depreciation and Amortization.  Depreciation and amortization expense was $27,578, or 5.2% of revenue in 2010, compared to $28,185, or 6.4% of revenue in 2009. Depreciation expense increased by approximately $2,307 during 2010 compared to 2009, resulting from capital expenditures made in 2010 and 2009, which was offset by a decrease in amortization expense of approximately $2,914 resulting from certain intangible assets becoming fully amortized.

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Interest Income.  Interest income was $3,949 in 2010, compared to $9,149 in 2009. This decrease in 2010 primarily resulted from a decrease in the average rates of return, as well as lower average investment balances for the period, compared to the prior year period.

Interest Expense.  Interest expense was $11,453 in 2010, compared to $23,515 in 2009. Interest expense in 2010 and 2009 included $5,954 and $10,205, respectively, related to the amortization of the debt discount for our 3 1/8% Notes and the amortization of the debt issuances costs for both our 1.75% Notes and our 3 1/8% Notes. The decrease in interest expense is a result of lower debt outstanding during 2010 when compared to 2009 due to the repurchases and conversions of our convertible debt over these periods.

(Loss) Gain on Convertible Notes.  During 2010, we repurchased $32,446 principal amount of our 1.75% Notes and holders of the 1.75% Notes converted $232,137 principal amount into shares of our Common Stock. Additionally, during 2010 we repurchased $42,168 principal amount of our 3 1/8% Notes and holders of the 3 1/8% Notes converted $208,132 principal amount into shares of our common stock. We recognized a net loss on the repurchases and conversions of these notes of $23,332 during 2010. During 2009, we repurchased $85,417 principal amount of our 1.75% Notes for $80,123, and $49,700 principal amount of our 3 1/8% Notes for $43,734. We recognized a net gain on the repurchase of these notes of $10,120 during 2009.

Loss on Investments.  On April 20, 2010, we sold our holdings of ARS for an aggregate of $286,399. See “— Introduction — Background Information on Certain Transactions and Other Significant Developments — Auction Rate Securities” for additional information. As a result, during 2010, we recorded a charge of $29,508, representing the difference between the adjusted cost basis of our ARS holdings and the proceeds received on April 20, 2010. Additionally, we recorded gains of $19,991 related to the sale of our remaining equity investments, the sale of our Senior Secured Notes and adjustments in the value of our ARS Option. There were no comparable amounts in the prior year periods.

Severance and Other Transaction Expenses.  We incurred severance and other transaction expenses of $11,066 during 2009 related to the merger between HLTH and WebMD. These expenses include severance and related expenses for certain HLTH senior executives that had severance and other benefits through pre-existing employment agreements which were triggered by the Merger.

Other (Expense) Income, Net.  Other expense was $72 in 2010, compared to other expense of $1,369 in 2009. Other (expense) income, net includes (i) $783 and $2,331 in 2010 and 2009, respectively, of external legal costs and expenses we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC, including legal costs we incurred related to the ongoing litigation with the insurance carriers regarding the coverage of certain expenses related to this investigation, (ii) $711 and $915 in 2010 and 2009, respectively, related to the reversal of indemnification accruals for certain tax contingencies associated with our former EBS subsidiary resulting from the expiration of various statutes and (iii) transition services income of $47 in 2009, which represents amounts earned from the service fees charged to EBSCo and ViPS, for services rendered under their respective transition services agreements.

Income Tax Provision (Benefit).  The income tax provision was $20,043 in 2010, compared to an income tax benefit of $45,491 in 2009. The income tax provision of $20,043 in 2010 includes a deferred tax benefit of approximately $22,000 primarily related to the reversal of valuation allowance attributable to the sale of our ARS holdings. The income tax benefit of $45,491 in 2009 includes a benefit of $58,578 related to the reversal of valuation allowance against our net deferred tax assets, including our net operating loss carryforwards, and certain state net operating loss benefits as a result of revised apportionment factors due to the Merger.

Consolidated Income from Discontinued Operations, Net of Tax.  Consolidated income from discontinued operations, net of tax, was $1,800 in 2010, compared to $49,354 in 2009. Discontinued operations in 2010 primarily related to the release back to us of $3,855 for certain EPS related compensation that was previously held in escrow, offset by a charge related to the settlement with one of our directors and officers liability insurance carriers. Included in discontinued operations in 2009 is a pre-tax gain of $25,790

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from the sale of Porex in 2009. In addition, consolidated income from discontinued operations includes the aggregate pre-tax operating results of Porex and LBB of $5,575 in 2009. Also included in consolidated income from discontinued operations in 2009 were pre-tax charges of approximately $14,367 related to our indemnity obligations to advance amounts for reasonable defense costs for the former officers and directors of EPS, who were indicted in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. In 2009, we also recorded income of $53,150 related to settlements with certain insurance carriers related to their coverage of the defense costs being incurred by the former officers and directors of EPS. The income tax (benefit) provision included within discontinued operations was ($444) and $21,224 during 2010 and 2009, respectively.

Income Attributable to Noncontrolling Interest.  Income attributable to noncontrolling interest was $3,705 in 2009 and represents the interest of the former WebMD minority shareholders during periods prior to October 23, 2009, the closing date of the Merger. Historically, income attributable to noncontrolling interest fluctuated based on the net income or loss reported by WebMD, combined with changes in the percentage ownership of WebMD held by the noncontrolling interest shareholders.

2009 and 2008

The following discussion is a comparison of our results of operations for the year ended December 31, 2009, to the year ended December 31, 2008.

Revenue.  Our total revenue increased 17.4% to $438,536 in 2009 from $373,462 in 2008. The increase was primarily due to higher advertising and sponsorship revenue from our public portals. A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.  Cost of operations was $165,753 in 2009, compared to $135,138 in 2008. Our cost of operations represented 37.8% of revenue in 2009, compared to 36.2% of revenue in 2008. Included in cost of operations were non-cash expenses related to stock-based compensation of $6,723 in 2009, compared to $3,818 in 2008. The increase in non-cash stock-based compensation expense for 2009, compared to 2008, resulted primarily from a broad-based equity grant made to employees during the end of 2008. As a result of the timing of this grant, the related non-cash stock based compensation expense was only partially included in 2008, but included during the full year of 2009.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $159,030, or 36.3% of revenue, in 2009, compared to $131,320, or 35.2% of revenue, in 2008. The increase in absolute dollars, as well as the increase as a percentage of revenue in 2009 compared to 2008, was primarily attributable to an increase of approximately $11,200 in development and distribution expense, and an increase of approximately $15,300 of website operations expense associated with the delivery of our advertising and sponsorship arrangements and increased traffic to our Websites.

Sales and Marketing.  Sales and marketing expense was $112,101 in 2009, compared to $106,080 in 2008. Our sales and marketing expense represented 25.6% of revenue in 2009, compared to 28.4% in 2008. Included in sales and marketing expense were non-cash expenses related to advertising of $1,753 in 2009, compared to $5,097 in 2008. Non-cash advertising expense was lower in 2009 when compared to 2008 as we fully utilized the balance of our prepaid advertising inventory during 2009. Also included in sales and marketing expense were non-cash expenses related to stock-based compensation of $8,069 in 2009, compared to $3,591 in 2008. The increase in non-cash stock-based compensation expense for 2009, compared to 2008, resulted primarily from a broad-based equity grant made to employees during the end of 2008. As a result of the timing of this grant, the related non-cash stock based compensation expense was only partially included in 2008, but included during the full year of 2009.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $102,279, or 23.3% of revenue, in 2009, compared to $97,392, or 26.1% of revenue, in 2008. The increase in absolute dollars in 2009 compared to 2008 was primarily attributable to an increase in compensation and other personnel-related

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costs due to increased staffing and sales commissions related to higher revenue. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2009 compared to 2008 was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in sales and marketing expense.

General and Administrative.  General and administrative expense was $89,620 in 2009, compared to $88,053 in 2008. Our general and administrative expenses represented 20.4% of revenue in 2009, compared to 23.6% of revenue in 2008. Included in general and administrative expense was non-cash stock-based compensation expense of $24,620 in 2009, compared to $17,223 in 2008. The increase in non-cash stock-based compensation expense for 2009, compared to 2008, resulted primarily from a broad-based equity grant made to employees during the end of 2008. As a result of the timing of this grant, the related non-cash stock based compensation expense was only partially included in 2008, but included during the full year of 2009.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $65,000, or 14.8% of revenue, in 2009, compared to $70,830, or 19.0% of revenue, in 2008. The decrease of $5,830 was attributable to approximately $8,000 of corporate expense reduction initiatives throughout the year in anticipation of the Merger which was completed in October 2009, offset by an increase of approximately $2,200 in personnel and related expenses at WebMD. Our general and administrative expenses as a percentage of revenue declined during 2009 as compared to 2008, reflecting the $8,000 corporate expense reductions as well as our ability to achieve the increase in revenue without incurring a proportional increase in general and administrative expenses.

Depreciation and Amortization.  Depreciation and amortization expense was $28,185, or 6.4% of revenue, in 2009, compared to $28,410, or 7.6% of revenue, in 2008. Depreciation expense increased by approximately $2,900 during 2009 compared to 2008, resulting from capital expenditures made in 2009 and 2008, which was offset by a decrease in amortization expense of approximately $3,100 resulting from certain intangible assets becoming fully amortized.

Interest Income.  Interest income was $9,149 in 2009, compared to $35,300 in 2008. This decrease in 2009 primarily resulted from a decrease in the average rates of return, as well as lower average investment balances for the period, compared to the prior year period.

Interest Expense.  Interest expense was $23,515 in 2009, compared to $26,428 in 2008. Interest expense in 2009 and 2008 included $10,205 and $10,926, respectively, related to the amortization of the debt discount for our 3 1/8% Notes and the amortization of the debt issuances costs for both our 1.75% Notes and our 3 1/8% Notes. During 2009 we repurchased $85,417 principal amount of our 1.75% Notes and $49,700 principal amount of our 3 1/8% Notes which resulted in the decrease in interest expense during 2009 when compared to 2008.

Gain on Repurchases of Convertible Notes.  During 2009, we repurchased $85,417 principal amount of our 1.75% Notes for $80,123, and $49,700 principal amount of our 3 1/8% Notes for $43,734. We recognized a net gain on the repurchase of these notes of $10,120 during 2009. There was no comparable repurchase activity in 2008.

Severance and Other Transaction Expenses.  We incurred severance and other transaction expenses of $11,066 during 2009 and $6,941 during 2008 related to the merger between HLTH and WebMD. During 2009, these expenses include severance and related expenses for certain HLTH senior executives that had severance and other benefits through pre-existing employment agreements which were triggered by the Merger. During 2008, these expenses related to professional fees, primarily consisting of legal, accounting and financial advisory services that we incurred related to a proposed merger between WebMD and HLTH that was never completed under the then proposed structure.

Gain on Sale of EBS Master LLC.  The gain on sale of EBS Master LLC of $538,024 in 2008 represented a pre-tax gain recognized in connection with the 2008 EBSCo Sale on February 8, 2008. For additional information see “— Introduction — Background Information on Certain Transactions and Other Significant Developments — 2008 EBSCo Sale” above.

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Impairment of Auction Rate Securities.  Impairment of auction rate securities represents a charge of $60,108 related to an other-than-temporary impairment of the fair value of our ARS investments in 2008. For additional information, see “Critical Accounting Estimates and Policies — Critical Accounting Policies — Fair Value of Investments in Auction Rate Securities” above.

Restructuring.  During 2008, as a result of our completion of the integration of previously acquired businesses and efficiencies that we realized from our infrastructure investments, combined with the continued reduction in shared services of HLTH following the divestiture of EPS, EBS and ViPS, we took an opportunity to better align the skill sets of our employees with the needs of our business. As a result, we recorded a restructuring charge of $7,416 during 2008. This amount includes (i) $3,575 related to the purchase of insurance for extended coverage during periods when we owned the divested businesses, (ii) $3,391 for severance expenses related to the reduction of our work force and (iii) $450 of costs to consolidate facilities and other exit costs.

Other (Expense) Income, Net.  Other expense was $1,369 in 2009, compared to other income of $992 in 2008. Other (expense) income, net includes (i) $2,331 and $1,092 in 2009 and 2008, respectively, of external legal costs and expenses we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC, including legal costs we incurred related to the ongoing litigation with the insurance carriers regarding the coverage of certain expenses related to this investigation, (ii) $915 and $1,749 in 2009 and 2008 related to the reversal of indemnification accruals for certain tax contingencies associated with our former EBS subsidiary resulting from the expiration of various statutes and (iii) transition services income of $47 and $335 in 2009 and 2008, respectively, which represents amounts earned from the service fees charged to EBSCo and ViPS, for services rendered under their respective transition services agreements.

Income Tax (Benefit) Provision.  The income tax benefit was $45,491 in 2009, compared to an income tax provision of $26,638 in 2008. The income tax benefit of $45,491 in 2009 includes a benefit of $58,578 related to the reversal of valuation allowance against our net deferred tax assets, including our net operating loss carryforwards, and certain state net operating loss benefits as a result of revised apportionment factors due to the Merger. The income tax provision of $26,638 in 2008 includes a provision of $20,504 related to the gain on the 2008 EBSCo Sale, which primarily relates to certain alternative minimum taxes and other state taxes that were not offset by net operating loss carryforwards. Also, the income tax provision in 2008 excludes a benefit for the impairment of ARS, as during 2008, it was not expected to be deductible for tax purposes, and therefore, a valuation allowance was maintained on this deferred tax asset.

Consolidated Income from Discontinued Operations, Net of Tax.  Consolidated income from discontinued operations, net of tax, was $49,354 in 2009, compared to $94,682 in 2008. Included in discontinued operations is a pre-tax gain of $25,790 from the sale of Porex in 2009 and a pre-tax gain of $96,969 from the sale of ViPS in 2008. In addition, consolidated income from discontinued operations includes the aggregate pre-tax operating results of Porex and LBB of $5,575 in 2009 and the aggregate pre-tax operating results of ViPS, Porex and LBB of $29,369 in 2008. Also included in consolidated income from discontinued operations are pre-tax charges of approximately $14,367 and $29,078 in 2009 and 2008, respectively, related to our indemnity obligations to advance amounts for reasonable defense costs for the former officers and directors of EPS, who were indicted in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. In 2009, we also recorded income of $53,150 related to settlements with certain insurance carriers related to their coverage of the defense costs being incurred by the former officers and directors of EPS. The income tax provision included within discontinued operations was $21,224 and $3,134 during 2009 and 2008, respectively.

Income Attributable to Noncontrolling Interest.  Income attributable to noncontrolling interest was $3,705 in 2009 and $1,032 in 2008 and represents the interest of the former WebMD minority shareholders during periods prior to October 23, 2009, the closing date of the Merger. Historically, income attributable to noncontrolling interest fluctuated based on the net income or loss reported by WebMD, combined with changes in the percentage ownership of WebMD held by the noncontrolling interest shareholders.

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Supplemental Financial and Operating Information

The following table and the discussion that follows presents information for groups of revenue based on similar services we provide, as well as information related to a non-GAAP performance measure that we use to monitor the performance of our business and which we refer to as “Earnings before interest, taxes, non-cash and other items” or “Adjusted EBITDA.” Due to the fact that Adjusted EBITDA is a non-GAAP measure, we have also included a reconciliation from Adjusted EBITDA to net income.

	Years Ended December 31,
	2010	2009	2008

Revenue
Public portal advertising and sponsorship	$446,969	$347,570	$284,416
Private portal services	87,550	90,966	89,046

	$534,519	$438,536	$373,462

Earnings before interest, taxes, non-cash and other items (Adjusted EBITDA)	$173,618	$112,274	$74,255
Interest, taxes, non-cash and other items
Interest income	3,949	9,149	35,300
Interest expense	(11,453)	(23,515)	(26,428)
Income tax (provision) benefit	(20,043)	45,491	(26,638)
Depreciation and amortization	(27,578)	(28,185)	(28,410)
Non-cash stock-based compensation	(33,300)	(39,412)	(24,632)
Non-cash advertising	—	(1,753)	(5,097)
(Loss) gain on convertible notes	(23,332)	10,120	—
Loss on investment	(9,517)	—	(60,108)
Severance and other transaction expenses	—	(11,066)	(6,941)
Restructuring	—	—	(7,416)
Equity in earnings of EBS Master LLC	—	—	4,007
Gain on sale of EBS Master LLC	—	—	538,024
Other (expense) income, net	(72)	(1,416)	657

Consolidated income from continuing operations	52,272	71,687	466,573
Consolidated income from discontinued operations, net of tax	1,800	49,354	94,682

Consolidated net income inclusive of noncontrolling interest	54,072	121,041	561,255
Income attributable to noncontrolling interest	—	(3,705)	(1,032)

Net income attributable to Company stockholders	$54,072	$117,336	$560,223

2010 and 2009

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2010 to the year ended December 31, 2009.

Public Portal Advertising and Sponsorship.  Public portal advertising and sponsorship revenue was $446,969 in 2010, an increase of $99,399, or 28.6%, from 2009. The increase in public portal advertising and sponsorship revenue was primarily attributable to an increase in the number and average size of unique sponsored programs on our sites, including both brand sponsorship and educational programs. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase.

Private Portal Services.  Private portal services revenue was $87,550 in 2010, a decrease of $3,416, or 3.8%, from 2009. The decline in revenue was primarily due to a decline in the number of employees and health plan members of our customers and a reduction in the overall number of customers. In general, pricing remained relatively stable for our private portal services and was not a significant source of the revenue decrease. The number of companies using our private portal platform at December 31, 2010 was 124

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compared to 138 at December 31, 2009. At December 31, 2010, we also had approximately 127 additional customers who purchased stand-alone decision support services from us.

Adjusted EBITDA.  Adjusted EBITDA increased to $173,618, or 32.5% of revenue, in 2010 from $112,274, or 25.6% of revenue, in 2009. This increase as a percentage of revenue was primarily due to higher revenue, specifically related to the increase in the number and average size of brands and sponsored programs in our public portals, without incurring a proportionate increase in overall expenses. Additionally, corporate expense reductions of approximately $7,000 in 2010 as a result of the Merger, contributed to the improvement in Adjusted EBITDA as a percentage of revenue in 2010 compared to 2009.

2009 and 2008

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2009 to the year ended December 31, 2008.

Public Portal Advertising and Sponsorship.  Public portal advertising and sponsorship revenue was $347,570 in 2009, an increase of $63,154 or 22.2% from 2008. The increase in public portal advertising and sponsorship revenue was primarily attributable to an increase in the number and average size of unique sponsored programs on our sites, including both brand sponsorship and educational programs. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase. Public portal advertising and sponsorship revenue includes revenue previously referred to as “advertising and sponsorship” revenue and “content syndication and other” revenue, as well as other print service revenue (which consists primarily of revenue from advertising in WebMD the Magazine).

Private Portal Services.  Private portal services revenue was $90,966 in 2009, an increase of $1,920 or 2.2%. The number of companies using our private portal platform at December 31, 2009 was 138 compared to 134 in December 31, 2008. In general, pricing remained relatively stable for our private portal services and was not a significant source of the revenue increase. At December 31, 2009, we also had approximately 140 additional customers who purchased stand-alone decision support services from us. Private portal services revenue includes revenue previously referred to as “licensing” revenue.

Adjusted EBITDA.  Adjusted EBITDA increased to $112,274 or 25.6% of revenue in 2009 from $74,255 or 19.9% of revenue in 2008. This increase as a percentage of revenue was primarily due to higher revenue, specifically related to the increase in the number of brands and sponsored programs in our public portals, without incurring a proportionate increase in overall expenses. Additionally, corporate expense reductions of approximately $8,000 during 2009 in anticipation of the Merger contributed to the increase in Adjusted EBITDA in 2009 when compared to 2008.

* * * *

Explanatory Note Regarding Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure and should be viewed as supplemental to, and not as an alternative for, “income (loss) from continuing operations” or “net income (loss)” calculated in accordance with GAAP. Our management uses Adjusted EBITDA as an additional measure of performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in financial results that may not be shown solely by period-to-period comparisons of income (loss) from continuing operations or net income (loss). In addition, we use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our performance. We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by our management in light of the performance metrics used in making those decisions. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to income (loss) from continuing operations or to net income (loss), helps investors make comparisons between us and other companies that may have different capital structures, different effective

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income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Please see the “Explanation of Non-GAAP Financial Information” included as Annex G below for additional background information regarding our use of Adjusted EBITDA. Annex G is incorporated in this MD&A by this reference.

Liquidity and Capital Resources

Cash Flows

As of December 31, 2010, we had $400,501 of cash and cash equivalents and $403,026 of working capital. Our working capital is affected by the timing of each period end in relation to items such as payments received from customers, payments made to vendors, and internal payroll and billing cycles, as well as the seasonality within our business. Accordingly, our working capital, and its impact on cash flow from operations, can fluctuate materially from period to period.

Cash provided by operating activities from our continuing operations in 2010 was $138,297, which related to consolidated net income of $54,072, adjusted for income from discontinued operations of $1,800, the non-operating losses related to the repurchases and conversions of our convertible notes of $23,332, the non-operating losses on our investments of $9,517, and non-cash expenses of $66,069, which include depreciation and amortization expense, non-cash interest expense, non-cash stock-based compensation expense and deferred income taxes. Additionally, changes in operating assets and liabilities reduced operating cash flow by $12,893, primarily due to an increase in accounts receivable of $16,292 and a decrease in deferred revenue of $1,431, offset by a decrease in prepaid expenses of $4,617 and an increase in accrued expenses of $213.

Cash provided by operating activities from our continuing operations in 2009 was $107,423, which related to consolidated net income of $121,041, adjusted for income from discontinued operations of $49,354, the non-operating gains on repurchases of convertible notes of $10,120 and for non-cash expenses of $37,412, which include depreciation and amortization expense, non-cash interest expense, non-cash advertising expense, non-cash stock-based compensation expense and deferred income taxes. Additionally, changes in operating assets and liabilities provided cash flow of $8,444, primarily due to an increase in deferred revenue of $18,861, an increase in accrued expenses and other long-term liabilities of $7,677 and a decrease in prepaid expenses of $6,979, offset by an increase in accounts receivable of $25,073.

Cash provided by investing activities from our continuing operations was $338,635 in 2010, compared to cash provided by investing activities from our continuing operations of $56,732 in 2009. During 2010 we received $361,852 from the sale of available-for-sale securities, primarily related to $290,999 from the sale of our ARS holdings and $65,475 from the sale of the Senior Secured Notes. Additionally, we received $10,467 of cash redemptions during 2010 through the ARS Option we retained following the sale of our auction rate securities. During 2009, our cash provided by investing activities primarily resulted from $72,318 related to the sale of the discontinued operations of Porex, and to a lesser extent LBB. We used $32,254 in connection with purchases of property and equipment in 2010 compared to $17,886 of purchases of property and equipment in 2009. The increase in cash used for purchases of property and equipment during 2010 is primarily attributable to leasehold improvements for new office facilities we entered into during 2010.

Cash used in financing activities was $519,723 in 2010, compared to cash used in financing activities of $331,547 in 2009. The most significant use of cash for financing activities related to the repurchase of our Common Stock through tender offers and through our repurchase program, as well as the repurchase of our 1.75% Notes and our 3 1/8% Notes. In the aggregate, we used cash of $515,473 in 2010 and $352,259 in 2009 related to these items. Other sources of cash from financing activities include $59,825 of proceeds received from the exercise of stock options and the tax benefits received related to stock-based awards which totaled $22,458 during 2010, offset by cash used for withholding taxes due on stock-based awards of $86,533. During 2009, we received $43,378 from option exercises and the related excess tax benefit, which was offset by $17,645 of cash used for withholding taxes due on stock-based awards.

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Also included in our consolidated statements of cash flows were cash flows (used in) provided by discontinued operations. These amounts include payments of $17,913 and $36,479 during 2010 and 2009, respectively, in connection with the defense costs of the former officers and directors of our former EPS subsidiary in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. Offsetting these payments were net receipts of $4,898 and $26,795 during 2010 and 2009, respectively, related to reimbursements from our director and officer insurance carriers, and 2010 also includes the release back to us of $3,855 of compensation related to our former EPS subsidiary that was previously held in escrow. We also made net payments of $3,459 in 2010 related to the settlement of certain other legal matters related to our discontinued operations and during 2009, our Porex and LBB operations generated an aggregate of $9,989, through the date when these business were divested. For additional information, see “— Introduction — Background Information on Certain Transactions and other Significant Developments — Directors & Officers Liability Insurance Coverage Litigation” and “— Indemnification Obligations to Former Officers and Directors of EPS.”

Contractual Obligations and Commitments

The following table summarizes our principal commitments as of December 31, 2010 for future specified contractual obligations, as well as the estimated timing of the cash payments associated with these obligations. Management’s estimates of the timing of future cash flows are largely based on historical experience, and accordingly, actual timing of cash flows may vary from these estimates.

		Less Than			More Than
	Total	1 Year	1-3 Years	4-5 Years	5 Years
	(In thousands)

Leases(a)	$64,225	$7,990	$16,102	$15,747	$24,386

(a)	The lease amounts are net of sublease income

The above table excludes:

$13,648 of uncertain tax positions, including interest and penalties, as we are unable to reasonably estimate the timing of the settlement of these items. See Note 13, “Income Taxes” located in the Notes to Consolidated Financial Statements included in Annex A above.

The $400 million of 2.50% Notes issued in January 2011.

Outlook on Future Liquidity

As of December 31, 2010, we had $400,501 of cash and cash equivalents.

In January 11, 2011, we received net proceeds of approximately $387,000 from the issuance of the 2.50% Notes, of which approximately $100,000 was used by us to repurchase 1,920,490 shares of WebMD Common Stock at that time. See “— Introduction — Background Information on Certain Transactions and Other Significant Developments — Convertible Notes” above.

Potential future uses of cash include repurchases of our Common Stock and our anticipated 2011 capital expenditure requirements, which we currently estimate to be up to $35,000 and which relate to expansion of our facilities and improvements that will be deployed across our public and private portal Websites in order to enable us to service future growth in unique users and page views, as well as to create new sponsorship areas for our customers, and to improve the systems used to provide our private portal applications.

Based on our plans and expectations we believe that our available cash resources and future cash flow from operations will provide sufficient cash resources to meet the cash commitments of our 2.50% Notes and to fund our currently anticipated working capital and capital expenditure requirements, for at least the next twenty-four months. Our future liquidity and capital requirements will depend upon numerous factors, including retention of customers at current volume and revenue levels, implementation of new or updated application and service offerings, competing technological and market developments and potential future

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acquisitions. In addition, our ability to generate cash flow is subject to numerous factors beyond our control, including general economic, regulatory and other matters affecting us and our customers. We plan to continue to enhance our online services and to continue to invest in acquisitions, strategic relationships, facilities and technological infrastructure and product development. We intend to grow each of our existing businesses and enter into complementary ones through both internal investments and acquisitions. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. We cannot assure that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders. Future indebtedness may impose various restrictions and covenants on us that could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Recent Accounting Pronouncements

Accounting Pronouncements Adopted During 2009

We adopted the new authoritative guidance which establishes accounting and reporting standards for noncontrolling interests, previously called minority interests. This new guidance required that a noncontrolling interest be reported in the consolidated balance sheets within equity and separate from the parent company’s equity. Also, the new guidance required consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest, all on the face of the consolidated operating statement. In addition, discontinued operations and continuing operations reflected as part of the noncontrolling interest should be allocated between continuing operations and discontinued operations for the calculation of earnings per share. The Consolidated Financial Statements included in Annex A above reflect the retrospective application of this accounting standard which we adopted effective January 1, 2009.

We adopted the new authoritative guidance which requires cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. This new guidance affected the accounting for our 3 1/8% Notes. The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond’s cash proceeds and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represents a debt discount and will be amortized to interest expense over the period from issuance to August 2012 (the first date on which we may be required to repurchase the 3 1/8% Notes at the option of the holder). The $61,300 also represents the value of the equity component on the 3 1/8% Notes and was included within additional paid-in capital through December 31, 2008. The Consolidated Financial Statements included in Annex A above reflect the retrospective application of this accounting standard which we adopted effective January 1, 2009.

Effective January 1, 2009, we adopted the revised authoritative guidance on business combinations which changed existing practice, in part, as follows: (1) contingent consideration arrangements are now fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs are now expensed as incurred, rather than capitalized as part of the purchase price; (3) reversal of valuation allowances created in purchase accounting are now recorded through the income tax provision; and (4) in order to accrue for a restructuring plan in purchase accounting, all authoritative guidance would have to be met at the acquisition date. While the adoption of this standard did not have a material impact on our financial statements, it could materially change the accounting for business combinations consummated in the future and for tax matters relating to prior acquisitions settled subsequent to December 31, 2008.

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Effective January 1, 2009, we adopted the authoritative guidance which clarifies that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities. We reflected the impact on the year ended December 31, 2009 in the Net Income (Loss) Per Common Share section of Note 2 to the Consolidated Financial Statements included in Annex A above. The adoption of the new guidance did not have a material impact on the year ended December 31, 2008 and accordingly, that period was not retrospectively adjusted.

In April 2009, the Financial Accounting Standards Board (which we refer to as the FASB) issued authoritative guidance requiring disclosures about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on our results of operations, financial position or cash flows.

In April 2009, the FASB issued authoritative guidance which changed when and how to assess other-than-temporary impairments of securities and to improve the financial statement presentation of such impairments. A more detailed description of this new guidance and the impact of its adoption is discussed in Note 14 to the Consolidated Financial Statements included in Annex A above.

In May 2009, the FASB issued authoritative guidance establishing general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. This new guidance was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued authoritative guidance which established the FASB Accounting Standards Codification (which we refer to as Codification). On the effective date of this new guidance, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. This new guidance was effective for financial statements issued for interim and annual periods ending after September 15, 2009. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on our results of operations, financial position or cash flows.

Accounting Pronouncements to be Adopted in the Future

In October 2009, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables. In addition, the new guidance requires all revenue under multiple element arrangements to be allocated using their relative selling prices. The new guidance will be applied prospectively to contracts signed or materially modified beginning January 1, 2011. We cannot, at the present time, quantify the impact of this new guidance on our future results of operations since it will be applied to contracts entered into or materially modified in the future.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Sensitivity

Our cash and money market investments, which approximate $400.5 million at December 31, 2010, are not subject to changes in interest rates.

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Annex C – Page 26

ANNEX D

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on WebMD Common Stock with the comparable cumulative return of the NASDAQ Composite Index and the Research Data Group (RDG) Internet Composite Index over the period of time covered in the graph. The graph assumes that $100 was invested in WebMD Common Stock and in each index on December 31, 2005. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
among WebMD Health Corp., the NASDAQ Composite Index
and the RDG Internet Composite Index

*	$100 Invested on 12/31/05 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

ANNEX E

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

Our cash and money market investments, which approximate $400.5 million at December 31, 2010, are not subject to changes in interest rates.

The 2.50% Notes issued in January 2011 have a fixed interest rate; changes in interest rates will not impact our results of operations or financial position.

Exchange Rate Sensitivity

Currently, substantially all of our sales and expenses are denominated in United States dollars; however, Porex, which was sold on October 19, 2009 and included in discontinued operations, was exposed to fluctuations in foreign currency exchange rates, primarily the rate of exchange of the United States dollar against the Euro. This exposure arises primarily as a result of translating the results of Porex’s foreign operations to the United States dollar at exchange rates that have fluctuated from the beginning of the accounting period. Porex did not engage in foreign currency hedging activities. Foreign currency translation gains (losses) relating to our Porex operations were $2.1 million and ($4.2) million in 2009 and 2008, respectively.

ANNEX F

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

RISK FACTORS

This Annex F includes the risk factors from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 and describes circumstances or events that could have a negative effect on our financial results or operations or that could change, for the worse, existing trends in some or all of our businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on our financial condition, results of operations and cash flows or on the trading prices of our Common Stock and Convertible Notes or of securities that we may issue in the future. The risks and uncertainties described in this Annex F are not the only ones facing us. Additional risks and uncertainties that are not currently known to us or that we currently believe are immaterial may also adversely affect our business and operations.

Risks Related to Our Operations and the Healthcare Content We Provide

If we are unable to provide content and services that attract and retain users to The WebMD Health Network on a consistent basis, our advertising and sponsorship revenue could be reduced

Users of The WebMD Health Network have numerous other online and offline sources of healthcare information services. Our ability to compete for user traffic on our public portals depends upon our ability to make available a variety of health and medical content, decision-support applications and other services that meet the needs of a variety of types of users, including consumers, physicians and other healthcare professionals, with a variety of reasons for seeking information. Our ability to do so depends, in turn, on:

•	our ability to hire and retain qualified authors, journalists and independent writers;

•	our ability to license quality content from third parties; and

•	our ability to monitor and respond to increases and decreases in user interest in specific topics.

We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost. In addition, since consumer users of our public portals may be attracted to The WebMD Health Network as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which they will return to the public portals. Because we generate revenue by, among other things, selling sponsorships of specific pages, sections or events on The WebMD Health Network, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our revenue to decrease and could have a material adverse effect on our results of operations.

Developing and implementing new and updated features and services for our public and private portals and our mobile applications may be more difficult than expected, may take longer and cost more than expected, and may not result in sufficient increases in revenue to justify the costs

Attracting and retaining users of our public portals and our mobile applications and clients for our private portals requires us to continue to improve the technology underlying those portals and applications and to continue to develop new and updated features and services for those portals and applications. If we are unable to do so on a timely basis or if we are unable to implement new features and services without disruption to our existing ones, we may lose potential users and clients.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our portals, mobile applications and related features and services. Our development and/or implementation of new technologies, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of

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additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

We face significant competition for our healthcare information products and services

The markets for healthcare information products and services are intensely competitive, continually evolving and, in some cases, subject to rapid change.

•	Our public portals and mobile applications face competition from numerous other companies, both in attracting users and in generating revenue from advertisers and sponsors. We compete for users with online services and Websites that provide health-related information, including both commercial sites and not-for-profit sites. We compete for advertisers and sponsors with: health-related Websites; general purpose consumer Websites that offer specialized health sub-channels; other high-traffic Websites that include both healthcare-related and non-healthcare-related content and services; search engines that provide specialized health search; and advertising networks that aggregate traffic from multiple sites. Our public portals also face competition from offline publications and information services.

•	Our private portals compete with: providers of healthcare decision-support tools and online health management applications, including personal health records; wellness and disease management vendors; and health information services and health management offerings of healthcare benefits companies and their affiliates.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form. In addition, we expect that competitors will continue to enter these markets.

Failure to maintain and enhance the “WebMD” brand could have a material adverse effect on our business

We believe that the “WebMD” brand identity that we have developed has contributed to the success of our business and has helped us achieve recognition as a trusted source of health and wellness information. We also believe that maintaining and enhancing that brand is important to expanding the user base for our public portals, to our relationships with sponsors and advertisers, and to our ability to gain additional employer and healthcare payer clients for our private portals. We have expended considerable resources on establishing and enhancing the “WebMD” brand and our other brands, and we have developed policies and procedures designed to preserve and enhance our brands, including editorial procedures designed to provide quality control of the information we publish. We expect to continue to devote resources and efforts to maintain and enhance our brands. However, we may not be able to successfully maintain or enhance our brands, and events outside of our control may have a negative effect on our brands. If we are unable to maintain or enhance our brands, and do so in a cost-effective manner, our business could be adversely affected.

Our online businesses have a limited operating history

Our online businesses have a limited operating history and participate in relatively new markets. These markets, and our online businesses, have undergone significant changes during their short history and can be expected to continue to change. Many companies with business plans based on providing healthcare information and related services through the Internet have failed to be profitable and some have filed for bankruptcy or ceased operations. Even if demand from users exists, we cannot assure you that our businesses will continue to be profitable.

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Our failure to attract and retain qualified executives and employees may have a material adverse effect on our business

Our business depends largely on the skills, experience and performance of key members of our management team. We also depend, in part, on our ability to attract and retain qualified writers and editors, software developers and other technical personnel and sales and marketing personnel. Competition for qualified personnel in the healthcare information services and Internet industries is intense. We cannot assure you that we will be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or that we will be able to do so at costs that are acceptable to us. Failure to do so may have an adverse effect on our business.

The timing of our advertising and sponsorship revenue may vary significantly from quarter to quarter and is subject to factors beyond our control, including regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions

Our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, many of which are not within our control, and some of which may be difficult to forecast accurately, including potential effects on demand for our services as a result of regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions. The majority of our advertising and sponsorship programs are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship programs. We cannot assure you that our current advertisers and sponsors will continue to use our services beyond the terms of their existing contracts or that they will enter into any additional contracts.

The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program may be lengthy, especially for larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals. Other factors that could affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include:

•	the timing of FDA approval for new products or for new approved uses for existing products;

•	the timing of FDA approval of generic products that compete with existing brand name products;

•	the timing of withdrawals of products from the market;

•	the timing of rollouts of new or enhanced services on our public portals;

•	seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and

•	the scheduling of conferences for physicians and other healthcare professionals.

We may be unsuccessful in our efforts to increase advertising and sponsorship revenue from consumer products companies

Most of our advertising and sponsorship revenue has, in the past, come from pharmaceutical, biotechnology and medical device companies. We have been focusing on increasing sponsorship revenue from consumer products companies that are interested in communicating health-related or safety-related information about their products to our audience. However, while many consumer products companies are increasing the portion of their promotional spending used on the Internet, we cannot assure you that these advertisers and sponsors will find our consumer Websites to be as effective as other Websites or traditional media for promoting their products and services. If we encounter difficulties in competing with the other alternatives available to consumer products companies, this portion of our business may develop more slowly than we expect or may fail to develop. In addition, revenues from consumer products companies are more likely to

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reflect general economic conditions, and to be reduced to a greater extent during economic downturns or recessions, than revenues from pharmaceutical, biotechnology and medical device companies.

Increasingly, individuals are using mobile devices to access the Internet and, if we fail to capture a significant share of this portion of the market for online health information services, our business could be adversely affected

The number of people who access the Internet through mobile devices has increased dramatically in the past few years, including the number of physicians and other healthcare professionals who do so. New devices and new platforms continue to be developed and released. It is difficult to predict the problems we may encounter in developing and maintaining versions of our services for use on these devices and we may need to devote significant resources to their creation, maintenance and support. If we fail to capture a significant share of this increasingly important portion of the market for online health information services (including the market for information services for physicians and other healthcare professionals), it could adversely affect our business. In addition, even if demand for our mobile applications exists and we achieve a significant share of the market for mobile health information services, we cannot assure you that we will be able to achieve significant revenue or profits from these services.

Lengthy sales and implementation cycles for our private online portals make it difficult to forecast our revenues from these applications and may have an adverse impact on our business

The period from our initial contact with a potential client for a private online portal and the first purchase of our solution by the client is difficult to predict. In the past, this period has generally ranged from six to twelve months, but in some cases has been longer. Potential sales may be subject to delays or cancellations due to a client’s internal procedures for approving large expenditures and other factors beyond our control, including the effect of general economic conditions on the willingness of potential clients to commit to licensing our private portals. The time it takes to implement a private online portal is also difficult to predict and has lasted as long as six months from contract execution to the commencement of live operation. Implementation may be subject to delays based on the availability of the internal resources of the client that are needed and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new clients. This, in turn, makes it more difficult to predict our financial performance from quarter to quarter.

During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing the private online portal without receiving any related revenue. In addition, many of the expenses related to providing private online portals are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. Even if our private portal revenue is lower than expected, we may not be able to reduce related short-term spending in response. Any shortfall in such revenue would have a direct impact on our results of operations.

Our ability to renew existing agreements with employers and health plans will depend, in part, on our ability to continue to increase usage of our private portal services by their employees and plan members

In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Health and Benefits Manager platform, including our personal health record application, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our private portal services by our employer and health plan clients’ employees and members and being able to demonstrate a sufficient return on investment and other benefits for our private portals clients from those services. Increasing usage of our private portal services requires us to continue to develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be

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better known than we are. We cannot provide assurance that we will be able to meet our development and implementation goals or that we will be able to compete successfully against other vendors offering competitive services and, if we are unable to do so, we may experience static or diminished usage for our private portal services and possible non-renewals of our customer agreements.

We may be subject to claims brought against us as a result of content we provide

Consumers access health-related information through our online services, including information regarding particular medical conditions and possible adverse reactions or side effects from medications. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that consumers, employees, health plan members or others may sue us for various causes of action. Although our Websites and mobile applications contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers and physicians that provide the terms and conditions for use of our public or private portals or mobile applications are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.

We have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our portals as trustworthy and dependable sources of healthcare information. Allegations of impropriety or inaccuracy, even if unfounded, could harm our reputation and business.

Expansion to markets outside the United States will subject us to additional risks

One element of our growth strategy is to seek to expand our online services to markets outside the United States. Generally, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region. In addition, in certain markets outside of the U.S., we expect to provide some of our online services directly to healthcare professionals and, to a lesser extent, consumers. Our participation in international markets will still be subject to certain risks beyond those applicable to our operations in the United States, such as:

•	challenges caused by language and cultural differences;

•	difficulties in staffing and managing operations from a distance;

•	uncertainty regarding liability for services and content;

•	burdens of complying with a wide variety of legal, regulatory and market requirements;

•	variability of economic and political conditions, including the extent of the impact of adverse economic conditions in markets outside the United States;

•	tariffs or other trade barriers;

•	fluctuations in currency exchange rates;

•	potentially adverse tax consequences, including restrictions on repatriation of earnings; and

•	difficulties in protecting intellectual property.

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Risks Related to the Internet and Our Technological Infrastructure

Any service interruption or failure in the systems that we use to provide online services could harm our business

Our online services are designed to operate 24 hours a day, seven days a week, without interruption. However, we have experienced and expect that we will in the future experience interruptions and delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center providers, bandwidth providers and mobile carriers, to provide our online services. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. In addition, system failures may result in loss of data, including user registration data, content, and other data critical to the operation of our online services, which could cause significant harm to our business and our reputation.

To operate without interruption or loss of data, both we and our service providers must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures and crashes;

•	security breaches, computer viruses and similar disruptive problems; and

•	other potential service interruptions.

Any disruption in the network access or co-location services provided by third-party providers to us or any failure by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise little control over these third-party vendors, which increases our vulnerability to problems with services they provide.

Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our brand and our business and could expose us to liabilities to third parties. Although we maintain insurance for our business, the coverage under our policies may not be adequate to compensate us for all losses that may occur. In addition, we cannot provide assurance that we will continue to be able to obtain adequate insurance coverage at an acceptable cost.

Implementation of additions to or changes in hardware and software platforms used to deliver our online services may result in performance problems and may not provide the additional functionality that was expected

From time to time, we implement additions to or changes in the hardware and software platforms we use for providing our online services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating acquired businesses, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our online services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated. In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.

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If the systems we use to provide online portals experience security breaches or are otherwise perceived to be insecure, our business could suffer

We retain and transmit confidential information, including personal health records, in the processing centers and other facilities we use to provide online services. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. A security breach could damage our reputation or result in liability. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or the systems that they interface with, could reduce demand for our services and could subject us to legal claims from our clients and users, including for breach of contract or breach of warranty.

Our online services are dependent on the development and maintenance of the Internet infrastructure

Our ability to deliver our online services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. The Internet has also experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. Any resulting interruptions in our services or increases in response time could, if significant, result in a loss of potential or existing users of and advertisers and sponsors on our Websites and, if sustained or repeated, could reduce the attractiveness of our services.

Customers who utilize our online services depend on Internet service providers and other Website operators for access to our Websites. All of these providers have experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any such outages or other failures on their part could reduce traffic to our Websites.

Third parties may challenge the enforceability of our online agreements

The law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that the online terms and conditions for use of our Websites, including disclaimers or limitations of liability, are unenforceable. A finding by a court that these terms and conditions or other online agreements are invalid could harm our business.

We could be subject to breach of warranty or other claims by clients of our online portals if the software and systems we use to provide them contain errors or experience failures

Errors in the software and systems we use could cause serious problems for clients of our online portals. We may fail to meet contractual performance standards or client expectations. Clients of our online portals may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under those agreements or initiate litigation or other dispute resolution procedures. In addition, we could face breach of warranty or other claims by clients or additional development costs. Our software and systems are inherently complex and, despite testing and quality control, we cannot be certain that they will perform as planned.

We attempt to limit, by contract, our liability to our clients for damages arising from our negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. However, it is possible that

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claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them would be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay or hinder market acceptance of our services, including unrelated services.

Risks Related to the Healthcare Industry, Healthcare Regulation and Internet Regulation

Developments in the healthcare industry could adversely affect our business

Most of our revenue is derived from the healthcare industry and could be affected by changes affecting healthcare spending. We are particularly dependent on pharmaceutical, biotechnology and medical device companies for our advertising and sponsorship revenue. General reductions in expenditures by healthcare industry participants could result from, among other things:

•	government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•	consolidation of healthcare industry participants;

•	reductions in governmental funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants.

Federal and state legislatures and agencies periodically consider reforming aspects of the United States healthcare system and significant federal healthcare reform legislation was enacted in March 2010, as discussed in the next risk factor.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve or are planning to serve. For example, use of our products and services could be affected by:

•	changes in the design of health insurance plans;

•	a decrease in the number of new drugs or medical devices coming to market; and

•	decreases in marketing expenditures by pharmaceutical or medical device companies, including as a result of governmental regulation or private initiatives that discourage or prohibit advertising or sponsorship activities by pharmaceutical or medical device companies.

In addition, our customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with respect to products and services of the types we provide.

The healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

Recently enacted federal health care reform legislation could adversely affect our healthcare industry customers and clients, causing them to reduce expenditures, including expenditures for our services

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Reform Legislation), was signed into law in March 2010. The Reform Legislation makes extensive changes to the system of healthcare insurance and benefits in the U.S. In general, the Reform Legislation seeks to reduce healthcare costs and decrease the number of uninsured

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legal U.S. residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Reform Legislation also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Reform Legislation also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products.

Many of the provisions of the Reform Legislation that expand insurance coverage will not become effective until 2014, and many provisions require regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Reform Legislation was enacted and have not been substantially changed since. In addition, it is difficult to foresee how individuals and businesses will respond to the choices available to them under the Reform Legislation. Furthermore, the Reform Legislation will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Reform Legislation and to participate in grants and other incentive opportunities. In addition, a number of states have filed lawsuits challenging the constitutionality of certain provisions of the Reform Legislation. As of February 10, 2011, two federal courts have ruled that the requirement for individuals to carry insurance is unconstitutional, while other courts have upheld this provision, suggesting that an extended appellate process is likely. Accordingly, while we do not currently anticipate any significant adverse effects on WebMD as a direct result of application of the Reform Legislation to our businesses or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Reform Legislation will be on WebMD’s businesses through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our private portals. Healthcare industry participants may respond to the Reform Legislation or to uncertainties created by the Reform Legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs and could restrict our operations. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws and regulations may nonetheless be applied to our products and services. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our businesses. Some of the risks we face from healthcare regulation are as follows:

•	Regulation of Drug and Medical Device Advertising and Promotion. The WebMD Health Network provides services involving advertising and promotion of prescription and over-the-counter drugs and medical devices. If the Food and Drug Administration (FDA) or the Federal Trade Commission (FTC) finds that any information on The WebMD Health Network, in our mobile applications, or in WebMD the Magazine violates applicable regulations, they may take regulatory or judicial action against us and/or the advertiser or sponsor of that information. State attorneys general may also take similar action based on their state’s consumer protection statutes. Any increase or change in regulation of drug or medical device advertising and promotion could make it more difficult for us to contract for sponsorships and advertising. We cannot predict what actions the FDA or industry participants may take in the future. It is also possible that new laws would be enacted that impose restrictions on such

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advertising. In addition, recent private industry initiatives have resulted in voluntary restrictions, which advertisers and sponsors have agreed to follow. Our advertising and sponsorship revenue could be materially reduced by additional restrictions on the advertising of prescription drugs and medical devices to consumers, whether imposed by law or regulation or required under policies adopted by industry members.

•	Anti-kickback Laws. There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including e-details. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities to our practices could result in adverse publicity and be costly for us to respond to.

•	False Claims Laws. The Federal False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a Federal healthcare program. In addition, various states have enacted false claim laws analogous to the Federal False Claims Act, and many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. When an entity is determined to have violated the Federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government plus civil penalties. In recent years an increasing number of Federal False Claims Act cases have been brought against drug manufacturers and resulted in significant monetary settlements and imposition of federally supervised corporate integrity agreements in circumstances that include allegations that company-sponsored CME was unlawful off-label promotion. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business.

•	Medical Professional Regulation. The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine. If a state determines that some portion of our business violates these laws, it may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and have acted improperly as a healthcare provider may result in liability to us.

•	GINA. The Genetic Information Nondiscrimination Act (GINA) prohibits discrimination based on genetic information in employment and in health insurance coverage. The law applies to our private portal customers, including both employers and group health plans. WebMD’s Health Risk Assessment (or HRA), HealthQuotient, is typically offered to employees as a voluntary component of their employer-sponsored wellness program. Title I of GINA can have significant implications for wellness programs offered by group health plans in that it prohibits the collection of genetic information, which includes an individual’s family medical history, prior to or in connection with enrollment or for underwriting purposes. Underwriting purposes includes providing incentives or rewards for completion of an HRA that requests genetic information. Title II of GINA prohibits employment discrimination based on genetic information as well as the request or purchase of genetic information of employees or their family members with limited exceptions, including a limited exception for voluntary wellness programs. WebMD may face challenges as a result of varying interpretations of the law by our customers and by the multiple enforcing agencies including the U.S. Departments of Health and Human

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Services (“HHS”), Labor and Treasury and the Equal Employment Opportunity Commission. Interpretations of the law have required us to modify the HealthQuotient product and we could experience increases in operational costs or decreases in demand for our products.

Government regulation of the Internet could adversely affect our business

The Internet and its associated technologies are subject to government regulation. However, whether and how existing laws and regulations in various jurisdictions, including privacy and consumer protection laws, apply to the Internet is still uncertain. Our failure, or the failure of our business partners or third-party service providers, to accurately anticipate the application of these laws and regulations to our products and services and the manner in which we deliver them, or any other failure to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to the Internet and online services, including in areas such as: user privacy, confidentiality, consumer protection, marketing, pricing, content, copyrights and patents, and characteristics and quality of products and services. We cannot predict how these laws or regulations will affect our business.

Internet user privacy, personal data security and the use of consumer information to track online activities are major issues both in the United States and abroad. For example, in February 2009, the FTC published Self-Regulatory Principles to govern the tracking of consumers’ activities online in order to deliver advertising targeted to the interests of individual consumers (sometimes referred to as behavioral advertising). These principles serve as guidelines to industry. In December 2010, following a series of workshops, the FTC issued a preliminary staff report containing a proposed framework for businesses and policymakers for online consumer privacy issues. The U.S. Department of Commerce issued a similar draft green paper on privacy issues. Both agencies expressed a willingness to support legislation and the FTC favors legislative solutions if it determines self-regulatory approaches are not adequately protecting consumers. There is a possibility of legislation, regulations and increased enforcement activities relating to privacy and behavioral advertising. Some bills have been introduced in Congress, and more are expected, that, if passed, could impose substantial new regulations on online behavioral advertising activities. We have privacy policies posted on our Websites that we believe comply with existing applicable laws requiring notice to users about our information collection, use and disclosure practices. We also notify users about our information collection, use and disclosure practices relating to data we receive through offline means such as paper health risk assessments. Moreover, we take steps to reasonably protect certain sensitive personal information we hold. We cannot assure you that the privacy policies and other statements we provide to users of our products and services, or our practices will be found sufficient to protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

Failure to comply with laws relating to privacy and security of personal information, including personal health information, could result in liability to us and concerns about privacy-related issues could damage our reputation and our business

Privacy and security of personal information stored or transmitted electronically, including personal health information, is a major issue in the United States. While we strive to comply with all applicable privacy and security laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could have a material adverse effect on our business. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information, including personal health information, could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

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The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (or HIPAA) establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as covered entities) and their business associates. Previously, only covered entities were directly subject to potential civil and criminal liability under these Standards. However, the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009 (ARRA) amended the HIPAA Privacy and Security Standards and made certain provisions applicable to those portions of our business, such as those managing employee or plan member health information for employers or health plans, that are business associates of covered entities. Currently, we are bound by certain contracts and agreements to use and disclose protected health information in a manner consistent with the Privacy Standards and Security Standards. Beginning on February 17, 2010, some provisions of the HIPAA Privacy and Security Standards began to apply directly to us. For periods prior to that, depending on the facts and circumstances, we could potentially be subject to criminal liability for aiding and abetting or conspiring with a covered entity to violate the Privacy Standards or Security Standards. As of February 17, 2010, we became directly subject to HIPAA’s criminal and civil penalties. HITECH increased civil penalty amounts for violations of HIPAA and significantly strengthens enforcement by requiring HHS to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy and Security Standards that threaten the privacy of state residents. It is expected that HHS will issue additional regulations to implement many of the HITECH amendments. We cannot assure you that we will adequately address the risks created by these amended HIPAA Privacy and Security Standards. In addition, we are unable to predict what changes to these Standards might be made in the future or how those changes, or other changes in applicable laws and regulations, could affect our business.

Failure to maintain CME accreditation could adversely affect Medscape, LLC’s ability to provide online CME offerings

Medscape, LLC’s continuing medical education (or CME) activities are planned and implemented in accordance with the current Essential Areas and Elements and the Policies of the Accreditation Council for Continuing Medical Education, or ACCME, which oversees providers of CME credit, and other applicable accreditation standards. ACCME’s standards for commercial support of CME are intended to assure, among other things, that CME activities of ACCME-accredited providers, such as Medscape, LLC, are independent of “commercial interests,” which are defined as entities that produce, market, re-sell or distribute healthcare goods and services, excluding certain organizations. “Commercial interests,” and entities owned or controlled by “commercial interests,” are ineligible for accreditation by the ACCME.

From time to time, the ACCME revises its standards for commercial support of CME. As a result of certain past ACCME revisions, we adjusted our corporate structure and made changes to our management and operations intended to allow Medscape, LLC to provide CME activities that are developed independently from programs developed by its sister companies, which may not be independent of “commercial interests.” We believe that these changes allow Medscape, LLC to satisfy the applicable standards.

Medscape, LLC’s current ACCME accreditation expires in 2016. In order for Medscape, LLC to renew its accreditation, it will be required to demonstrate to the ACCME that it continues to meet ACCME requirements. If Medscape, LLC fails to maintain its status as an accredited ACCME provider (whether at the time of such renewal or at an earlier time as a result of a failure to comply with existing or additional ACCME standards), it would not be permitted to accredit CME activities for physicians and other healthcare professionals. Instead, Medscape, LLC would be required to use third parties to provide such CME-related services. That, in turn, could discourage potential supporters from engaging Medscape, LLC to develop CME or education-related activities, which could have a material adverse effect on our business.

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Government regulation and industry initiatives could adversely affect the volume of sponsored online CME programs implemented through our Websites or require changes to how Medscape, LLC offers CME

CME activities may be subject to government oversight or regulation by Congress, the FDA, HHS, and state regulatory agencies. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits may be subject to enforcement actions if any of these CME activities are deemed improperly promotional, potentially leading to the termination of sponsorships.

During the past several years, educational activities, including CME, directed at physicians have been subject to increased governmental scrutiny to ensure that sponsors do not influence or control the content of the activities. In response, pharmaceutical and medical device companies have developed and implemented internal controls and procedures that promote adherence to applicable regulations and requirements. In implementing these controls and procedures, supporters of CME may interpret the regulations and requirements differently and may implement varying procedures or requirements. These controls and procedures:

•	may discourage pharmaceutical companies from providing grants for independent educational activities;

•	may slow their internal approval for such grants;

•	may reduce the volume of sponsored educational programs that Medscape, LLC produces to levels that are lower than in the past, thereby reducing revenue; and

•	may require Medscape, LLC to make changes to how it offers or provides educational programs, including CME.

In addition, future changes to laws, regulations or accreditation standards, or to the internal compliance programs of supporters or potential supporters, may further discourage, significantly limit, or prohibit supporters or potential supporters from engaging in educational activities with Medscape, LLC, or may require Medscape, LLC to make further changes in the way it offers or provides educational activities.

Other Risks Applicable to Our Company and to Ownership of Our Securities

Provisions in our organizational documents and Delaware law may inhibit a takeover, which could adversely affect the value of our Common Stock

Our Restated Certificate of Incorporation and Bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management and board of directors that holders of our Common Stock might consider favorable and may prevent them from receiving a takeover premium for their shares. These provisions include, for example, our classified board structure and the authorization of our board of directors to issue up to 50 million shares of preferred stock without a stockholder vote. In addition, our Restated Certificate of Incorporation provides that stockholders may not act by written consent and may not call special meetings. These provisions apply even if an offer to purchase our company may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our Common Stock could decline.

If certain transactions occur with respect to our capital stock, limitations may be imposed on our ability to utilize net operating loss carryforwards and tax credits to reduce our income taxes

WebMD has substantial accumulated net operating loss (NOL) carryforwards and tax credits available to offset taxable income in future tax periods. If certain transactions occur with respect to WebMD’s capital stock (including issuances, redemptions, recapitalizations, exercises of options, conversions of convertible debt, purchases or sales by 5%-or-greater shareholders and similar transactions) that result in a cumulative change of more than 50% of the ownership of capital stock over a three-year period (as determined under rules

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prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations), an annual limitation would be imposed with respect to the ability to utilize WebMD’s NOL carryforwards and federal tax credits.

In November 2008, HLTH repurchased shares of its Common Stock in a tender offer. The tender offer resulted in a cumulative change of more than 50% of the ownership of HLTH’s capital, as determined under the applicable rules and regulations. As a result of this ownership change, there is an annual limitation imposed on the ability to utilize our NOL carryforwards and federal tax credits.

Because substantially all of WebMD’s NOL carryforwards have already been reduced by a valuation allowance for financial accounting purposes, we would not expect an annual limitation on the utilization of the NOL carryforwards to significantly reduce the net deferred tax asset, although the timing of cash flows may be impacted to the extent any such annual limitation deferred the utilization of NOL carryforwards to future tax years.

We may not be successful in protecting our intellectual property and proprietary rights

Our intellectual property and proprietary rights are important to our businesses. The steps that we take to protect our intellectual property, proprietary information and trade secrets may prove to be inadequate and, whether or not adequate, may be expensive. We rely on a combination of trade secret, patent and other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect our intellectual property. We cannot assure you that we will be able to detect potential or actual misappropriation or infringement of our intellectual property, proprietary information or trade secrets. Even if we detect misappropriation or infringement by a third party, we cannot assure you that we will be able to enforce our rights at a reasonable cost, or at all. In addition, our rights to intellectual property, proprietary information and trade secrets may not prevent independent third-party development and commercialization of competing products or services.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from providing certain services, which may harm our business

We could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, could be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third-party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

Acquisitions, business combinations and other transactions may be difficult to complete and, if completed, may have negative consequences for our business and our security holders

WebMD has been built, in part, through acquisitions. We intend to continue to seek to acquire or to engage in business combinations with companies engaged in complementary businesses. In addition, we may enter into joint ventures, strategic alliances or similar arrangements with third parties. These transactions may result in changes in the nature and scope of our operations and changes in our financial condition. Our success in completing these types of transactions will depend on, among other things, our ability to locate suitable candidates and negotiate mutually acceptable terms with them, and to obtain adequate financing. Significant competition for these opportunities exists, which may increase the cost of and decrease the opportunities for these types of transactions. Financing for these transactions may come from several sources, including:

•	cash and cash equivalents on hand and marketable securities;

•	proceeds from the incurrence of indebtedness; and

•	proceeds from the issuance of common stock, preferred stock, convertible debt or of other securities.

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The issuance of additional equity or debt securities could:

•	cause substantial dilution of the percentage ownership of our stockholders at the time of the issuance;

•	cause substantial dilution of our earnings per share;

•	subject us to the risks associated with increased leverage, including a reduction in our ability to obtain financing or an increase in the cost of any financing we obtain;

•	subject us to restrictive covenants that could limit our flexibility in conducting future business activities; and

•	adversely affect the prevailing market price for our outstanding securities.

We do not intend to seek security holder approval for any such acquisition or security issuance unless required by applicable law, regulation or the terms of then existing securities.

Our business will suffer if we fail to successfully integrate acquired businesses and technologies or to assess the risks in particular transactions

We have in the past acquired, and may in the future acquire, businesses, technologies, services, product lines and other assets. The successful integration of the acquired businesses and assets into our operations, on a cost-effective basis, can be critical to our future performance. The amount and timing of the expected benefits of any acquisition, including potential synergies between our company and the acquired business, are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to:

•	our ability to maintain relationships with the customers of the acquired business;

•	our ability to retain or replace key personnel of the acquired business;

•	potential conflicts in sponsor or advertising relationships or in relationships with strategic partners;

•	our ability to coordinate organizations that are geographically diverse and may have different business cultures; and

•	compliance with regulatory requirements.

We cannot guarantee that any acquired businesses will be successfully integrated with our operations in a timely or cost-effective manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies, revenue enhancements or cost savings could have a material adverse effect on our business, financial condition and results of operations.

Although our management attempts to evaluate the risks inherent in each transaction and to value acquisition candidates appropriately, we cannot assure you that we will properly ascertain all such risks or that acquired businesses and assets will perform as we expect or enhance the value of our company as a whole. In addition, acquired companies or businesses may have larger than expected liabilities that are not covered by the indemnification, if any, that we are able to obtain from the sellers.

We may not be able to raise additional funds when needed for our business or to exploit opportunities

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our service offerings, market developments, and repurchases of our Common Stock. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders.

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ANNEX G

WEBMD HEALTH CORP. 2010 ANNUAL REPORT

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Annex C above (the “MD&A”) includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, “consolidated income (loss) from continuing operations” or “net income (loss) attributable to Company stockholders” calculated in accordance with GAAP. The MD&A also includes reconciliations of non-GAAP financial measures to GAAP financial measures.

Adjusted EBITDA is used by our management as an additional measure of our company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our company’s financial results that may not be shown solely by period-to-period comparisons of consolidated income (loss) from continuing operations or net income (loss) attributable to Company stockholders. In addition, we use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in consolidated income (loss) from continuing operations or net income (loss) attributable to Company stockholders, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to consolidated income (loss) from continuing operations or to net income (loss) attributable to Company stockholders that accompany our press releases and disclosure documents containing non-GAAP financial measures, including the reconciliations contained in the MD&A.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to consolidated income (loss) from continuing operations or to net income (loss) attributable to Company stockholders, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing our company with other public companies and is not intended as a substitute for comparisons based on “consolidated income (loss) from continuing operations” or “net income (loss) attributable to Company stockholders” calculated in accordance with GAAP. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in consolidated income (loss) from continuing operations:

•	Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any

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specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•	Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in its operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•	Non-Cash Advertising Expense. This expense relates to the usage of non-cash advertising obtained from News Corporation (“Newscorp”) in exchange for equity securities issued in 2000. The advertising was available only on various Newscorp properties, primarily its television network and cable channels, without any cash cost to us and expired in 2009. We exclude this expense from Adjusted EBITDA (i) because it is a non-cash expense, (ii) because it is incremental to other non-television cash advertising expense that we may otherwise incur and (iii) to assist management and investors in comparing its operating results over multiple periods. Investors should note that it is likely that we derived some benefit from such advertising.

•	Interest Income and Expense. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, as well as with interest expense arising from our company’s capital structure (including non-cash interest expense relating to our convertible notes). Interest income and expense varies over time due to a variety of financing transactions and due to acquisitions and divestitures that we have entered into or may enter into in the future. We have, in the past, issued convertible debentures, repurchased shares in cash tender offers and repurchased shares and convertible debentures through other repurchase transactions, and completed the divestiture of certain businesses. We exclude interest income and interest expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•	Income Tax Provision (Benefit). We maintain a valuation allowance on a portion of our net deferred tax assets (including our net operating loss carryforwards), the amount of which may change from quarter to quarter based on factors that are not directly related to our results for the quarter. The valuation allowance is either reversed through the statement of operations or additional paid-in capital. The timing of such reversals has not been consistent and as a result, our income tax expense can fluctuate significantly from period to period in a manner not directly related to our operating performance. We exclude the income tax provision (benefit) from Adjusted EBITDA (i) because we believe that the income tax provision (benefit) is not directly attributable to the underlying performance

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of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes. Investors should note that income tax provision (benefit) will recur in future periods.

•	Other Items. We engage in other activities and transactions that can impact our overall consolidated income (loss) from continuing operations. In recent periods, these other items have included, but were not limited to, (i) legal expenses relating to the ongoing Department of Justice investigation, (ii) gain or loss on repurchases and conversions of our convertible notes, (iii) a reduction of certain sales and use tax contingencies resulting from the expiration of certain applicable statutes of limitations, (iv) advisory expenses relating to the merger of HLTH Corporation into our company in 2009, and (v) gain or loss on investments. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to- period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

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ANNEX H

WebMD Health Corp.

Amended and Restated Audit Committee Charter

Effective as of October 29, 2010

A. Purpose and Role

1.	General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

▪	the audits of the Corporation’s financial statements, and

▪	related matters, including administration of the Corporation’s Code of Business Conduct;

with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on The NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.

2.	Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.

3.	Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

▪	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•	at least one member of the Committee shall, in the judgment of the Board, have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.

In the event that the Board determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required of one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; with the Corporation’s head of internal audit without any other members of management present; and with appropriate representatives of any outside provider of co-sourced internal audit services without any members of

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management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

2.	The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.

3.	In consultation with corporate management, the Corporation’s registered public accounting firm and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Corporation,

•	all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

•	other material written communications between the Corporation’s registered public accounting firm and management.

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4.	The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•	a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.

5.	At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.

6.	The Committee shall pre-approve, to the extent required by applicable law, all audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.

7.	The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.

8.	The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.

9.	The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.

10.	The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

11.	The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.

12.	The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.

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13.	The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.

14.	The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall construe all terms, provisions, conditions and limitations of the Code and shall make factual determinations required for the administration of the Code and, in connection with such administration shall:

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.

The Committee shall coordinate with the Nominating & Governance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.

15.	The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation, except with respect to the authority to amend the Code and to grant waivers to the Corporation’s directors, executive officers and senior financial officers.

The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

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ANNEX I

WebMD Health Corp.

Amended and Restated Compensation Committee Charter

Effective as of October 29, 2010

A. Purpose

1.	General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.

2.	Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans. All option grants and other stock-based awards to executive officers or Board members shall require Committee approval.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

▪	all independence requirements, under applicable laws, rules and regulations, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

▪	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

▪	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, each member shall, in the judgment of the Board, also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

▪	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

▪	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).

In the event that the Board determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the sole authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.

2.	The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.

3.	The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.

4.	The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives and have the sole authority to determine and approve the compensation level of the Company’s Chief Executive Officer based on this evaluation.

5.	The Committee shall assist the Board and the Nominating & Governance Committee of the Board in overseeing the development of executive succession plans.

6.	The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall

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construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.

7.	The Committee shall have, to full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.

8.	The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.

9.	The Committee shall oversee the Corporation’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).

10.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall oversee disclosure, pursuant to the applicable rules of the Securities and Exchange Commission (the “SEC”), of compensation matters relating to the Corporation, including by: (a) reviewing and discussing with the Corporation’s management the Compensation Discussion and Analysis (CD&A) to be included in the Corporation’s annual proxy statement and Annual Report on Form 10-K (whether directly or by incorporation by reference) and determining whether to recommend to the Board that the CD&A be included in those filings with the SEC; and (b) providing a Compensation Committee Report, for inclusion in those filings, that complies with the rules and regulations applicable to those filings.

12.	The Committee shall oversee the evaluation and management of risks arising from the Company’s compensation plans and practices and, in connection with fulfilling its duties under this Charter, shall consider potential opportunities for mitigation of those risks. In addition, the Committee shall oversee disclosure, pursuant to the applicable rules of the SEC, of such risks and efforts to mitigate such risks.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.

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The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation. Notwithstanding anything to the contrary contained in this Charter, the Committee shall not engage the Company’s independent auditors to perform any services without prior approval of the Audit Committee.

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ANNEX J

WebMD Health Corp.

Amended and Restated Nominating & Governance Committee Charter

Effective as of October 29, 2010

A. Purpose

1.	General. The Nominating & Governance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) by combining the responsibilities of the Board’s Nominating Committee and its Governance & Compliance Committee. The Committee shall:

•	assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings;

•	to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation;

•	to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs; and to provide additional oversight of those compliance programs.

2.	Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Nominating Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Company and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

▪	all independence requirements, under applicable laws, rules and regulations, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

▪	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

▪	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In the event that the Board determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided,

however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year, one of which shall be in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting and consideration of other matters relating to the annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

2.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

3.	In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such

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as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.

4.	The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board

i.	the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii.	persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii.	persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.

5.	The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.

6.	The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.

7.	The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.

8.	The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.

9.	The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.

10.	The Committee shall assess the adequacy of this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.

12.	The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.

13.	The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation, development of management talent and executive succession planning.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time,

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be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee, as it deems appropriate.

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

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WEBMD HEALTH CORP.
ANNUAL MEETING OF STOCKHOLDERS
October 4, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Anthony Vuolo, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2011 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, on October 4, 2011, at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof, on the matters set forth on the reverse side and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND “1 YEAR” ON PROPOSAL 3, EACH AS SET FORTH THE REVERSE SIDE.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and proxy card are available at
https://materials.proxyvote.com/94770V

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
☒ Please mark your votes as in this example.

The Board of Directors recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1, “FOR” Proposals 2 and 4, and “1 YEAR” on Proposal 3.

			WITHHOLD	FOR ALL
			AUTHORITY	EXCEPT
		FOR ALL	FOR ALL	(See instructions
		NOMINEES	NOMINEES	below)

1.	To elect the persons listed below to each serve a three-year term as a Class III director.	☐	☐	☐

NOMINEES:

O Jerome C. Keller .

O Herman Sarkowsky

O Martin J. Wygod

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •)

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve WebMD’s executive compensation.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3.	Advisory vote on the frequency of future advisory votes on WebMD’s executive compensation. ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2011.	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:
Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.